FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-276033-03

Dated August 5, 2024	BBCMS 2024-C28
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2024-C28
$804,920,408 (Approximate Mortgage Pool Balance)

$717,385,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2024-C28

Barclays Capital Real Estate Inc.

Goldman Sachs Mortgage Company

Societe Generale Financial Corporation

Wells Fargo Bank, National Association

UBS AG

Zions Bancorporation, N.A.

German American Capital Corporation

Starwood Mortgage Capital LLC

Ladder Capital Finance LLC

BSPRT CMBS Finance, LLC

Mortgage Loan Sellers

Barclays Société Générale	Deutsche Bank Securities UBS Securities LLC	Goldman Sachs & Co. LLC Wells Fargo Securities
Co-Lead Managers and Joint Bookrunners
Bancroft Capital, LLC Co-Manager		Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated August 5, 2024	BBCMS 2024-C28

This material is for your information, and none of Barclays Capital Inc., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, Drexel Hamilton, LLC and Bancroft Capital, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-276033) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2024-C28 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Structural and Collateral Term Sheet	BBCMS 2024-C28
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$8,444,000	30.000%	2.62	9/24 - 8/29	36.3%	20.7%
A-3	AAA(sf) / AAAsf / AAA(sf)	$52,500,000	30.000%	6.88	7/31-7/31	36.3%	20.7%
A-3-BP	AAA(sf) / AAAsf / AAA(sf)	$80,000,000	30.000%	6.88	7/31-7/31	36.3%	20.7%
A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	36.3%	20.7%
A-5	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	36.3%	20.7%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$11,000,000	30.000%	7.37	8/29 - 3/34	36.3%	20.7%
X-A(7)	AAA(sf) / AAAsf / AAA(sf)	$563,444,000	N/A	N/A	N/A	N/A	N/A
A-S	AA-(sf) / AAAsf / AAA(sf)	$96,590,000	18.000%	9.96	8/34 - 8/34	42.5%	17.7%
B	NR / AA-sf / AA(sf)	$36,222,000	13.500%	9.96	8/34 - 8/34	44.8%	16.8%
C	NR / A-sf / A+(sf)	$21,129,000(8)	10.875%	9.96	8/34 - 8/34	46.2%	16.3%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-B(10)	NR / A-sf / AAA(sf)	$153,941,000(8)	N/A	N/A	N/A	N/A	N/A
X-D(11)	NR / BBB+sf / AAA(sf)	$8,049,000(8)	N/A	N/A	N/A	N/A	N/A
D	NR / BBB+sf / A(sf)	$8,049,000(8)	9.875%	9.96	8/34 - 8/34	46.7%	16.1%
E-RR	NR / BBBsf / A-(sf)	$12,074,000(8)	8.375%	9.96	8/34 - 8/34	47.5%	15.8%
F-RR	NR / BBB-sf / BBB+(sf)	$9,055,000	7.250%	9.96	8/34 - 8/34	48.0%	15.6%
G-RR	NR / BB-sf / BB+(sf)	$17,105,000	5.125%	9.96	8/34 - 8/34	49.1%	15.3%
H-RR	NR / B-sf / B+(sf)	$12,074,000	3.625%	9.96	8/34 - 8/34	49.9%	15.0%
J-RR	NR / NR / NR	$29,178,408	0.000%	9.96	8/34 - 8/34	51.8%	14.5%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B or Class X-D Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	The credit support percentages set forth for the Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and an August 29, 2024 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated August 5, 2024 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $411,500,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $180,000,000	N/A – 9.75	N/A / 3/34-6/34
Class A-5	$231,500,000 – $411,500,000	9.92 – 9.84	6/34-8/34 / 3/34-8/34
(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.
(8)	The initial Certificate Balances of the Class C, Class D and Class E-RR Certificates and the notional amount of the Class X-B and Class X-D Certificates are subject to change based on final pricing of all Certificates and the final determination of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates (collectively, the “HRR Certificates”) that will be retained by the Third Party Purchaser in order for the Retaining Sponsor to satisfy its risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus..
(9)	The Class X-B, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR are not being offered by the Preliminary Prospectus or this Term Sheet. The Class S and Class R Certificates are not shown above.
(10)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(11)	The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BBCMS 2024-C28
Summary of Transaction Terms
Securities Offered:	$717,385,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., Goldman Sachs & Co. LLC, SG Americas Securities, LLC, UBS Securities LLC, Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC
Co-Managers:	Drexel Hamilton, LLC and Bancroft Capital, LLC
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (21.7%), Goldman Sachs Mortgage Company (“GSMC”) (28.8%), Societe Generale Financial Corporation (“SGFC”) (12.1%), Wells Fargo Bank, National Association (“WFB”) (9.9%), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) (8.4%), Zions Bancorporation, N.A. (“ZBNA”) (6.4%), German American Capital Corporation (“GACC”) (6.0%), Starwood Mortgage Capital LLC (“SMC”) (3.4%), Ladder Capital Finance LLC (“LCF”) (1.6%) and BSPRT CMBS Finance, LLC (“BSPRT”) (1.6%).
Master Servicer:	Wells Fargo Bank, National Association.
Special Servicer:	LNR Partners, LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Majority Controlling Class Certificateholder:	CMBS 4 Sub 2, LLC.
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements for the Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about August 29, 2024.
Cut-off Date:	With respect to each mortgage loan, the related due date in August 2024, or in the case of any mortgage loan that has its first due date after August 2024, the date that would have been its due date in August 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in September 2024.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in September 2024.
Assumed Final Distribution Date:	The Distribution Date in August 2034 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in September 2057.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5, Class A-SB, Class X-A, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-B, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in August 2034 and the Walgreens Ooltewah, Walgreens Johnson City, Walgreens Gallatin, Dollar General Orange City, Dollar General DeLeon and Dollar General Satsuma mortgage loans (collectively, 1.6%) are still assets of the issuing entity, then each such mortgage loan will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BBCMS 2024-C28
Summary of Transaction Terms
Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd., Recursion Co. and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BBCMS 2024-C28
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
GSMC	7	7	$231,950,000	28.8%
Barclays	8	11	$174,991,851	21.7%
SGFC	7	7	$97,583,641	12.1%
WFB	1	1	$80,000,000	9.9%
UBS AG	2	2	$67,388,713	8.4%
ZBNA	3	3	$51,676,204	6.4%
GACC	1	1	$48,000,000	6.0%
SMC	3	4	$27,480,000	3.4%
LCF	6	6	$13,100,000	1.6%
BSPRT	1	1	$12,750,000	1.6%
Total:	37	41	$804,920,408	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$804,920,408
Number of Mortgage Loans:	37
Number of Mortgaged Properties:	41
Average Cut-off Date Balance per Mortgage Loan:	$21,754,606
Weighted Average Current Mortgage Rate:	6.54329%
10 Largest Mortgage Loans as % of IPB:	68.5%
Weighted Average Remaining Term to Maturity:	113 months
Weighted Average Seasoning:	1 month
Credit Statistics(1)
Weighted Average UW NCF DSCR(2)(3):	2.07x
Weighted Average UW NOI Debt Yield(2):	14.5%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	51.8%
Weighted Average Maturity Date/ARD LTV(2)(4):	50.4%
Other Statistics
% of Mortgage Loans with Additional Debt:	9.9%
% of Mortgage Loans with Single Tenants(5):	6.0%
% of Mortgage Loans secured by Multiple Properties:	2.4%
Amortization
Weighted Average Original Amortization Term(6):	355 months
Weighted Average Remaining Amortization Term(6):	353 months
% of Mortgage Loans with Interest-Only:	79.0%
% of Mortgage Loans with Amortizing Balloon:	19.4%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	1.6%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	72.8%
% of Mortgage Loans with Springing Lockboxes:	21.6%
% of Mortgage Loans with Soft Lockboxes:	5.6%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	60.5%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	14.6%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	60.5%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	36.7%

(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There are two loans with multiple loan sellers being contributed to the pool comprised of two mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 6 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 16, 20, 24 and 25, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	Excludes mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, mixed use, retail and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BBCMS 2024-C28
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date / ARD LTV(1)
1	Bridge Point Rancho Cucamonga	Rancho Cucamonga, CA	WFB	1	$80,000,000	9.9%	2,168,119	Industrial	2.73x	16.2%	34.5%	34.5%
2	900 North Michigan	Chicago, IL	GSMC	1	$80,000,000	9.9%	831,350	Mixed Use	1.77x	12.6%	57.1%	57.1%
3	St. Johns Town Center	Jacksonville, FL	Barclays, SGFC	1	$78,000,000	9.7%	1,022,042	Retail	2.09x	13.3%	47.8%	47.8%
4	Arizona Grand Resort and Spa	Phoenix, AZ	GACC, GSMC	1	$70,000,000	8.7%	744	Hospitality	3.76x	24.2%	39.2%	39.2%
5	Morrison Yard	Charleston, SC	GSMC	1	$52,500,000	6.5%	153,509	Office	1.59x	12.1%	60.8%	60.8%
6	Dallas Market Center	Dallas, TX	GSMC	1	$50,000,000	6.2%	2,746,550	Mixed Use	2.46x	17.0%	37.2%	37.2%
7	Hilton La Jolla Torrey Pines	La Jolla, CA	Barclays	1	$45,000,000	5.6%	394	Hospitality	2.16x	17.0%	66.5%	66.5%
8	1900 Cardinal	Fulton, MO	UBS AG	1	$35,000,000	4.3%	1,128,300	Industrial	1.42x	9.6%	58.5%	58.5%
9	Nashua Plaza	Nashua, NH	UBS AG	1	$32,388,713	4.0%	259,868	Retail	1.30x	11.0%	67.0%	58.9%
10	Sheraton Eatontown Hotel	Eatontown, NJ	SGFC	1	$28,482,116	3.5%	208	Hospitality	1.50x	14.2%	57.2%	49.9%

	Top 3 Total/Weighted Average			3	$238,000,000	29.6%			2.20x	14.0%	46.5%	46.5%
	Top 5 Total/Weighted Average			5	$360,500,000	44.8%			2.41x	15.7%	47.1%	47.1%
	Top 10 Total/Weighted Average			10	$551,370,828	68.5%			2.22x	15.2%	50.2%	49.4%
	Non-Top 10 Total/Weighted Average			31	$253,549,580	31.5%			1.73x	13.0%	55.3%	52.6%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). For Loan No.1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV exclude a related Subordinate Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BBCMS 2024-C28
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Bridge Point Rancho Cucamonga	WFB	$80,000,000	$267,610,000	WFCM 2024-BPRC	Wells	Argentic	WFCM 2024-BPRC Future Securitization(s)	$1,000,000 $186,610,000
2	900 North Michigan	GSMC	$80,000,000	$180,000,000	BBCMS 2024-C28	Wells	LNR	Future Securitization(s)	$100,000,000
3	St. Johns Town Center	Barclays, SGFC	$78,000,000	$360,000,000	BBCMS 2024-C28	Wells	LNR	BANK 2024-BNK47 BMO 2024-C9 Future Securitization(s)	$100,000,000 $81,000,000 $101,000,000
4	Arizona Grand Resort and Spa	GACC, GSMC	$70,000,000	$125,000,000	BBCMS 2024-C28	Wells	LNR	Future Securitization(s)	$55,000,000
6	Dallas Market Center	GSMC	$50,000,000	$237,000,000	BANK 2024-BNK47	Wells	Rialto	BANK 2024-BNK47 BMO 2024-C9 Future Securitization(s)	$90,000,000 $75,000,000 $22,000,000
7	Hilton La Jolla Torrey Pines	Barclays	$45,000,000	$110,000,000	(1)	(1)	(1)	Future Securitization(s)	$65,000,000
(1)	In the case of Loan No. 7, the related Whole Loan will be serviced under the BBCMS 2024-C28 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is one of the originators of the related Whole Loan or an affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BBCMS 2024-C28
Collateral Characteristics
Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR(2)	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV(2)	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield(2)
1	Bridge Point Rancho Cucamonga	$80,000,000	$187,610,000	$162,390,000	$430,000,000	2.73x	1.61x	34.5%	55.4%	16.2%	10.1%
(1)	In the case of Loan No. 1, subordinate debt represents a Subordinate Companion Loan.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable) but exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s). Total Debt UW NCF DSCR, Total Debt Cut-off Date LTV and Total Debt UW NOI Debt Yield include any related Pari Passu Companion Loans (if applicable) and include any related Subordinate Companion Loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BBCMS 2024-C28
Collateral Characteristics
Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date / ARD LTV(2)(4)
Retail	Anchored	5	$91,338,713	11.3%	1.44x	11.6%	61.1%	57.3%
	Super Regional Mall	1	78,000,000	9.7	2.09x	13.3%	47.8%	47.8%
	Single Tenant	6	13,100,000	1.6	1.46x	10.1%	60.3%	60.3%
	Unanchored	2	5,500,000	0.7	1.36x	10.1%	63.8%	63.8%
	Auto Dealer / Service	1	1,485,000	0.2	1.36x	10.1%	63.8%	63.8%
	Subtotal:	15	$189,423,713	23.5%	1.71x	12.1%	55.6%	53.8%
Hospitality	Full Service	3	$143,482,116	17.8%	2.81x	20.0%	51.3%	49.9%
	Select Service	1	22,000,000	2.7	2.20x	16.8%	52.1%	52.1%
	Extended Stay	1	12,791,851	1.6	1.83x	16.6%	45.7%	39.8%
	Subtotal:	5	$178,273,966	22.1%	2.66x	19.3%	51.0%	49.4%
Mixed Use	Retail / Office	1	$80,000,000	9.9%	1.77x	12.6%	57.1%	57.1%
	Merchandise Mart/Retail	1	50,000,000	6.2	2.46x	17.0%	37.2%	37.2%
	Retail / Office / Multifamily	1	6,215,000	0.8	1.36x	10.1%	63.8%	63.8%
	Subtotal:	3	$136,215,000	16.9%	2.00x	14.1%	50.1%	50.1%
Industrial	Warehouse / Distribution	3	$121,000,000	15.0%	2.30x	14.1%	43.0%	43.0%
	Subtotal:	3	$121,000,000	15.0%	2.30x	14.1%	43.0%	43.0%
Multifamily	Garden	6	$65,507,729	8.1%	1.32x	11.0%	56.5%	50.2%
	Mid Rise	2	26,500,000	3.3	1.64x	10.4%	64.5%	64.5%
	Subtotal:	8	$92,007,729	11.4%	1.41x	10.9%	58.8%	54.3%
Office	Suburban	1	$52,500,000	6.5%	1.59x	12.1%	60.8%	60.8%
	Subtotal:	1	$52,500,000	6.5%	1.59x	12.1%	60.8%	60.8%
Manufactured Housing	Manufactured Housing	3	$18,500,000	2.3%	1.77x	14.5%	51.2%	44.9%
Self Storage	Self Storage	3	$17,000,000	2.1%	4.02x	23.6%	29.1%	29.1%
Total / Weighted Average:		41	$804,920,408	100.0%	2.07x	14.5%	51.8%	50.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 6 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 16, 20, 24 and 25, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BBCMS 2024-C28
Collateral Characteristics

Mortgaged Properties by Location(1)
				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date / ARD LTV(2)(4)
California	6	$154,750,000	19.2%	2.64x	17.2%	44.1%	43.4%
Florida	5	$91,900,000	11.4%	2.04x	13.3%	47.6%	47.6%
Illinois	1	$80,000,000	9.9%	1.77x	12.6%	57.1%	57.1%
Arizona	1	$70,000,000	8.7%	3.76x	24.2%	39.2%	39.2%
Texas	2	$56,230,000	7.0%	2.34x	16.2%	39.8%	39.8%
South Carolina	1	$52,500,000	6.5%	1.59x	12.1%	60.8%	60.8%
Wisconsin	4	$45,101,526	5.6%	1.27x	10.4%	56.7%	49.5%
Missouri	1	$35,000,000	4.3%	1.42x	9.6%	58.5%	58.5%
New Hampshire	1	$32,388,713	4.0%	1.30x	11.0%	67.0%	58.9%
Ohio	2	$29,950,000	3.7%	1.45x	11.6%	60.6%	57.8%
New Jersey	1	$28,482,116	3.5%	1.50x	14.2%	57.2%	49.9%
Georgia	3	$27,750,000	3.4%	2.07x	15.7%	54.5%	54.5%
New York	2	$26,500,000	3.3%	1.64x	10.4%	64.5%	64.5%
Kansas	1	$18,000,000	2.2%	1.46x	11.0%	61.4%	61.4%
North Dakota	1	$14,176,204	1.8%	1.46x	13.5%	53.8%	47.9%
North Carolina	4	$13,200,000	1.6%	1.36x	10.1%	63.8%	63.8%
Nevada	1	$12,791,851	1.6%	1.83x	16.6%	45.7%	39.8%
Tennessee	3	$10,200,000	1.3%	1.47x	10.1%	61.5%	61.5%
Alaska	1	$6,000,000	0.7%	1.64x	11.4%	65.9%	65.9%
Total / Weighted Average:	41	$804,920,408	100.0%	2.07x	14.5%	51.8%	50.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 6 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 16, 20, 24 and 25, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BBCMS 2024-C28
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$850,000	-	$9,999,999	14	$66,974,123	8.3%	6.58409%	119	2.07x	13.8%	52.3%	50.2%
$10,000,000	-	$14,999,999	9	111,575,457	13.9%	7.01247%	119	1.51x	12.5%	55.6%	50.7%
$15,000,000	-	$19,999,999	3	53,000,000	6.6%	6.74892%	120	1.58x	11.3%	59.8%	59.8%
$20,000,000	-	$29,999,999	2	50,482,116	6.3%	6.86249%	119	1.81x	15.3%	55.0%	50.9%
$30,000,000	-	$39,999,999	2	67,388,713	8.4%	6.87889%	118	1.36x	10.3%	62.6%	58.7%
$40,000,000	-	$54,999,999	3	147,500,000	18.3%	6.83678%	106	2.06x	15.3%	54.5%	54.5%
$55,000,000	-	$80,000,000	4	308,000,000	38.3%	6.06277%	110	2.55x	16.3%	44.8%	44.8%
Total / Weighted Average:			37	$804,920,408	100.0%	6.54329%	113	2.07x	14.5%	51.8%	50.4%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
5.55000	-	5.99900	6	$245,000,000	30.4%	5.78323%	107	2.91x	18.1%	39.7%	39.7%
6.00000	-	6.49900	3	32,500,000	4.0%	6.24078%	119	1.64x	10.6%	64.8%	64.8%
6.50000	-	6.99900	19	359,575,492	44.7%	6.77086%	119	1.80x	13.6%	55.1%	53.7%
7.00000	-	7.49900	8	153,668,713	19.1%	7.17097%	106	1.48x	11.8%	60.5%	56.8%
7.50000	-	7.79600	1	14,176,204	1.8%	7.79600%	117	1.46x	13.5%	53.8%	47.9%
Total / Weighted Average:			37	$804,920,408	100.0%	6.54329%	113	2.07x	14.5%	51.8%	50.4%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
84	2	$132,500,000	16.5%	6.40798%	83	2.28x	14.6%	44.9%	44.9%
120	35	672,420,408	83.5%	6.56995%	119	2.03x	14.5%	53.2%	51.5%
Total / Weighted Average:	37	$804,920,408	100.0%	6.54329%	113	2.07x	14.5%	51.8%	50.4%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
83			2	$132,500,000	16.5%	6.40798%	83	2.28x	14.6%	44.9%	44.9%
115	-	118	5	196,564,917	24.4%	6.50442%	117	2.02x	14.3%	49.2%	47.4%
119	-	120	30	475,855,492	59.1%	6.59701%	120	2.03x	14.6%	54.8%	53.1%
Total / Weighted Average:			37	$804,920,408	100.0%	6.54329%	113	2.07x	14.5%	51.8%	50.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 16, 20, 24 and 25, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BBCMS 2024-C28
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	27	$648,780,000	80.6%	6.41053%	112	2.22x	15.0%	50.5%	50.5%
300	1	12,750,000	1.6%	7.00000%	120	1.87x	15.9%	45.5%	36.4%
360	9	143,390,408	17.8%	7.10335%	118	1.40x	12.3%	58.3%	51.1%
Total / Weighted Average:	37	$804,920,408	100.0%	6.54329%	113	2.07x	14.5%	51.8%	50.4%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	27	$648,780,000	80.6%	6.41053%	112	2.22x	15.0%	50.5%	50.5%
300 - 358	3	59,314,917	7.4%	7.27215%	117	1.46x	12.7%	59.2%	51.4%
359 - 360	7	96,825,492	12.0%	6.98634%	119	1.42x	12.5%	56.1%	49.0%
Total / Weighted Average:	37	$804,920,408	100.0%	6.54329%	113	2.07x	14.5%	51.8%	50.4%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	21	$635,680,000	79.0%	6.40234%	112	2.23x	15.1%	50.3%	50.3%
Amortizing Balloon	10	156,140,408	19.4%	7.09491%	118	1.44x	12.6%	57.3%	49.9%
Interest Only - ARD	6	13,100,000	1.6%	6.80800%	120	1.46x	10.1%	60.3%	60.3%
Total / Weighted Average:	37	$804,920,408	100.0%	6.54329%	113	2.07x	14.5%	51.8%	50.4%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.26x	-	1.29x	4	$45,101,526	5.6%	6.98137%	120	1.27x	10.4%	56.7%	49.5%
1.30x	-	1.49x	15	173,044,917	21.5%	6.97268%	119	1.40x	10.7%	61.9%	59.4%
1.50x	-	1.79x	5	172,732,116	21.5%	7.00143%	109	1.66x	12.6%	58.8%	57.6%
1.80x		1.99x	4	52,041,851	6.5%	6.64252%	120	1.84x	14.4%	49.3%	45.6%
2.00x	-	3.01x	5	275,000,000	34.2%	6.19639%	108	2.36x	15.7%	45.4%	45.4%
3.02x	-	7.39x	4	87,000,000	10.8%	5.58966%	120	3.81x	24.1%	37.2%	37.2%
Total / Weighted Average:			37	$804,920,408	100.0%	6.54329%	113	2.07x	14.5%	51.8%	50.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 16, 20, 24 and 25, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BBCMS 2024-C28
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
17.1%	-	49.9%	10	$331,541,851	41.2%	6.01334%	110	2.72x	17.6%	39.9%	39.4%
50.0%	-	54.9%	3	37,026,204	4.6%	7.12210%	118	1.90x	15.4%	52.8%	50.6%
55.0%	-	59.9%	11	225,633,641	28.0%	6.83538%	120	1.56x	11.7%	57.5%	55.2%
60.0%	-	64.9%	9	116,330,000	14.5%	7.09913%	103	1.50x	11.4%	61.7%	61.0%
65.0%	-	72.4%	4	94,388,713	11.7%	6.79437%	118	1.74x	13.6%	67.3%	64.5%
Total / Weighted Average:			37	$804,920,408	100.0%	6.54329%	113	2.07x	14.5%	51.8%	50.4%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
17.1%	-	49.9%	14	$397,379,294	49.4%	6.20471%	112	2.51x	16.8%	42.6%	41.0%
50.0%	-	59.9%	12	239,661,115	29.8%	6.84051%	119	1.61x	11.9%	58.8%	56.6%
60.0%	-	64.9%	8	105,880,000	13.2%	7.10299%	102	1.51x	11.3%	61.5%	61.5%
65.0%	-	72.4%	3	62,000,000	7.7%	6.60860%	120	1.97x	15.0%	67.5%	67.5%
Total / Weighted Average:			37	$804,920,408	100.0%	6.54329%	113	2.07x	14.5%	51.8%	50.4%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	23	$699,988,883	87.0%	6.48761%	112	2.14x	14.8%	51.3%	50.3%
Yield Maintenance	8	91,831,526	11.4%	6.92988%	119	1.60x	12.7%	54.8%	50.0%
Defeasance or Yield Maintenance	6	13,100,000	1.6%	6.80800%	120	1.46x	10.1%	60.3%	60.3%
Total / Weighted Average:	37	$804,920,408	100.0%	6.54329%	113	2.07x	14.5%	51.8%	50.4%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	34	$748,170,408	92.9%	6.53089%	113	2.07x	14.4%	50.7%	49.2%
Acquisition	3	56,750,000	7.1%	6.70666%	120	2.04x	15.8%	66.2%	66.2%
Total / Weighted Average:	37	$804,920,408	100.0%	6.54329%	113	2.07x	14.5%	51.8%	50.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6 and 7, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 16, 20, 24 and 25, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BBCMS 2024-C28
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
4	GACC, GSMC	Arizona Grand Resort and Spa	Phoenix, AZ	Hospitality	$70,000,000	8.7%	CSAIL 2015-C3, CSAIL 2015-C4
6	GSMC	Dallas Market Center	Dallas, TX	Mixed Use	$50,000,000	6.2%	GSMS 2015-GC30, CGCMT 2015-GC31, GSMS 2015-GC32
12	ZBNA	Kenwood Pavilion	Cincinnati, OH	Retail	$19,500,000	2.4%	JPMBB 2014-C24
13	ZBNA	10 Quivira Plaza	Shawnee, KS	Retail	$18,000,000	2.2%	COMM 2014-CR21
19	BSPRT	Rio Vista Mobile Estates	Anaheim, CA	Manufactured Housing	$12,750,000	1.6%	FNA 2013-M13
21	SGFC	Orange Blossom Center	Orlando, FL	Retail	$11,000,000	1.4%	JPMBB 2014-C22
27	SMC	Summerfield Apartments	Houston, TX	Multifamily	$6,230,000	0.8%	FRESB 2018-SB51
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BBCMS 2024-C28
Class A-3(1)
No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
5	Morrison Yard	Charleston, SC	$52,500,000	6.5%	$52,500,000	100.0%	84	83	1.59x	12.1%	60.8%	60.8%
Total / Weighted Average:			$52,500,000	6.5%	$52,500,000	100.0%	84	83	1.59x	12.1%	60.8%	60.8%
(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BBCMS 2024-C28
Class A-3-BP(1)
No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	Bridge Point Rancho Cucamonga	Rancho Cucamonga, CA	$80,000,000	9.9%	$80,000,000	100.0%	84	83	2.73x	16.2%	34.5%	34.5%
Total / Weighted Average:			$80,000,000	9.9%	$80,000,000	100.0%	84	83	2.73x	16.2%	34.5%	34.5%
(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the certificate balance of the Class A-3-BP Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Certificates, including the Class A-3-BP Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-3-BP Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BBCMS 2024-C28
Structural Overview
■ Assets:	The Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class S and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class S and Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, subject to certain priorities within the Senior Certificates described in the prospectus, and then to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class D Certificates for the related Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal will be distributed:

(i)

(a) first, from the portion of the principal distribution amount related to the Bridge Point Rancho Cucamonga Mortgage Loan: first, to the Class A-3-BP Certificates until the Certificate Balance of such Class is reduced to zero, second, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, third, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3, Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BBCMS 2024-C28
Structural Overview

until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero and seventh to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero; and

(b) second, from the portion of the principal distribution amount related to all Mortgage Loans other than the Bridge Point Rancho Cucamonga Mortgage Loan, for such Distribution Date: first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-3, Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3-BP, Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero and seventh to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero; and

(ii) then, with respect to all principal distribution amounts, to the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal will be distributed to the Class A-1, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-3-BP Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B and Class X-D Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, and the notional amount of the Class X-D Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of excess interest collected on the mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Structural and Collateral Term Sheet	BBCMS 2024-C28
Structural Overview

distributed to the Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5, and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5, and Class A-SB Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above (4) to the Class X-D Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class R or Class S Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B and Class X-D Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B and Class X-D Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows, letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the Mortgage Loan and all servicing advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

of Principal Balance Certificates (other than the Class A-1, Class A-3, Class A-3-BP, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class J-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class J-RR Certificates; second, to the Class H-RR Certificates; third, to the Class G-RR Certificates; fourth, to the Class F-RR Certificates, fifth to the Class E-RR Certificates, sixth to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates, ninth, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount will be notionally allocated pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain servicing advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan, and the holder of a subordinate Companion Loan may have the option to purchase the related whole loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted loan at the Purchase Price or accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or related mezzanine loan, or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than Purchase Price and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing), other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any related Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2024-C28 Trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to any Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each mortgage loan (other than a Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan or any Servicing Shift Whole Loans), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) with respect to which, as of any date of determination, the Directing Certificateholder (except for purposes of determining whether the Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	CMBS 4 Sub 2, LLC or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Servicing Shift Mortgage Loan and any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class J-RR Certificates; provided that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur with respect to any mortgage loan when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans; and provided, further, that prior to the applicable Servicing Shift Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

The “Cumulative Appraisal Reduction Amount” as of any date of determination and with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview
■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●                  reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●                 reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●                 recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●                preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
Structural Overview

compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●               to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter (provided that the holders of the Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause the Rating Agencies to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
Structural Overview

(including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Third-Party Purchaser, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BBCMS 2024-C28
Structural Overview
of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.
■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to select the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event that relates to any mortgage loan, upon (a) the written direction of holders of the Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
Structural Overview

above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2024-C28 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
Structural Overview

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2024-C28

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that are Specially Serviced Loans that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be equal to the lesser of (i) an amount calculated at a rate of 1.00% of payments (other than penalty charges and Excess Interest) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan and (ii) $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
Structural Overview

the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer receives (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds (including with respect to the related Companion Loan, if applicable). The Liquidation Fee for each specially serviced mortgage loan will be an amount equal to the lesser of (i) 1.0% of the liquidation proceeds (exclusive of default interest) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then such higher rate as would result in an aggregate Liquidation Fee equal to $25,000) and (ii) $1,000,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■               special notices,

■               summaries of any final asset status reports,

■               appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■               an “Investor Q&A Forum,”

■               a voluntary investor registry, and

■               SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 1 – Bridge Point Rancho Cucamonga

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 1 – Bridge Point Rancho Cucamonga

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 1 – Bridge Point Rancho Cucamonga
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$80,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$80,000,000	Property Type – Subtype:	Industrial – Warehouse/Distribution
% of IPB:	9.9%	Net Rentable Area (SF):	2,168,119
Loan Purpose:	Refinance	Location:	Rancho Cucamonga, CA
Borrower:	Bridge Point Rancho Cucamonga, LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsor:	BDP Realty Holdings, L.P.	Occupancy:	100.0%
Interest Rate:	5.83310%	Occupancy Date:	6/24/2024
Note Date:	6/28/2024	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	7/11/2031	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	84 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	84 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$51,204,198
Call Protection(2):	L(25),D(52),O(7)	UW Expenses:	$7,913,376
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$43,290,822
Additional Debt(1):	Yes	UW NCF:	$43,269,141
Additional Debt Balance(1):	$187,610,000 / $162,390,000	Appraised Value / Per SF:	$775,900,000 / $358
Additional Debt Type(1):	Pari Passu / Subordinate Debt	Appraisal Date:	5/6/2024

Escrows and Reserves(3)				Financial Information(4)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$123	$198
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$123	$198
Existing TI/LC Obligations:	$380,631	$0	N/A	Cut-Off Date LTV:	34.5%	55.4%
TI/LC:	$0	Springing	N/A	Maturity Date LTV:	34.5%	55.4%
				UW NCF DSCR:	2.73x	1.61x
				UW NOI Debt Yield:	16.2%	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$267,610,000	62.2%	Loan Payoff	$308,927,624	71.8%
Subordinate Companion Loan(1)	$162,390,000	37.8	Principal Equity Distribution	117,818,206	27.4
			Closing Costs	2,873,539	0.7
			Upfront Reserves	380,631	0.1
Total Sources	$430,000,000	100.0%	Total Uses	$430,000,000	100.0%
(1)	The Bridge Point Rancho Cucamonga Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu senior promissory notes and one subordinate companion loan in the aggregate original principal balance of $430,000,000 (the “Bridge Point Rancho Cucamonga Whole Loan”). The Financial Information presented in the chart above reflects the Bridge Point Rancho Cucamonga Whole Loan. For additional information, see the “Whole Loan Summary” chart herein.
(2)	Defeasance of the Bridge Point Rancho Cucamonga Whole Loan is permitted at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 11, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2024-C28 securitization in August 2024. The actual defeasance lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The Bridge Point Rancho Cucamonga Senior Loan (as defined below) is part of the Bridge Point Rancho Cucamonga Whole Loan with an original aggregate principal balance of $430,000,000. The Cut-off Date Loan / SF, Maturity Date Loan / SF, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield figures presented above are based on the Bridge Point Rancho Cucamonga Senior Loan. The Cut-off Date Loan / SF, Maturity Date Loan / SF, Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield figures based upon the Bridge Point Rancho Cucamonga Whole Loan include a $162,390,000 subordinate companion note.
(5)	Historical financial information is not applicable because the Bridge Point Rancho Cucamonga Property (as defined below) was built in 2024.

The Loan. The Bridge Point Rancho Cucamonga mortgage loan (the “Bridge Point Rancho Cucamonga Mortgage Loan”) is part of a whole loan evidenced by seven pari passu senior promissory notes in the aggregate original principal balance of $267,610,000 (collectively, the “Bridge Point Rancho Cucamonga Senior Loan”) and one Subordinate Companion Loan in the aggregate original principal balance of $162,390,000 (the “Bridge Point Rancho Cucamonga

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 1 – Bridge Point Rancho Cucamonga

Subordinate Companion Loan”). The Bridge Point Rancho Cucamonga Whole Loan was originated by Wells Fargo Bank, National Association (“WFB”). The Bridge Point Rancho Cucamonga Whole Loan is secured by the borrower’s fee interest in two industrial warehouse/distribution facilities located in Rancho Cucamonga, California totaling 2,168,119 square feet (the “Bridge Point Rancho Cucamonga Property”). The Bridge Point Rancho Cucamonga Mortgage Loan is evidenced by the non-controlling Notes A-3 and A-6, which have an aggregate balance of $80,000,000. The Bridge Point Rancho Cucamonga Whole Loan will be serviced pursuant to the trust and servicing agreement for the WFCM 2024-BPRC securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. Payments of principal in respect of the Bridge Point Rancho Cucamonga Mortgage Loan will be distributed first to the holders of the Class A-3-BP certificates. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$1,000,000	$1,000,000	WFCM 2024-BPRC	No
A-2(1)	75,000,000	75,000,000	WFB	No
A-3	$50,000,000	$50,000,000	BBCMS 2024-C28	No
A-4(1)	50,000,000	50,000,000	WFB	No
A-5(1)	40,000,000	40,000,000	WFB	No
A-6	$30,000,000	$30,000,000	BBCMS 2024-C28	No
A-7(1)	21,610,000	21,610,000	WFB	No
Total Senior Notes	$267,610,000	$267,610,000
B-1	162,390,000	162,390,000	WFCM 2024-BPRC	Yes
Total Whole Loan	$430,000,000	$430,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Bridge Point Rancho Cucamonga Property is a recently constructed Class A industrial warehouse/distribution facility containing 2,168,119 square feet of space located in Rancho Cucamonga, San Bernardino County, California. Situated on 85.04 acres, the Bridge Point Rancho Cucamonga Property features two single-story buildings constructed in 2024 with 754 parking spaces (resulting in a ratio of approximately 0.35 spaces per 1,000 square feet of net rentable area). The Property has two NNN leases to Chedraui USA and CEVA Logistics, each with 4.0% annual contractual rent increases and lease expirations in January 2044 and April 2034, respectively.

Building 1 consists of 1,422,524 square feet and is 100% leased to Chedraui USA. The building has 40’ clear heights, 18,783 square feet (1.3%) of office build-out, 184 dock high doors and 480 parking spaces with an overall ratio of 0.34 spaces per 1,000 square feet. Chedraui USA has substantially built out its space, inclusive of approximately 544,000 square feet of cold storage comprising 38% of the net rentable area.

Building 2 consists of 745,595 square feet and is 100% leased to CEVA Logistics. Building 2 has 40’ clear heights, 17,110 square feet (2.3%) of office build-out, 91 dock high doors and 274 parking spaces with an overall ratio of 0.36 spaces per 1,000 square feet.

The Bridge Point Rancho Cucamonga Property opened in 2024. Redevelopment was approved subject to the terms of a development agreement with the City of Rancho Cucamonga, CA that, among other things, required the Bridge Point Rancho Cucamonga Property to be operated as a “non-sort” (or primarily automation-reliant) fulfillment center.

Major Tenants.

Chedraui USA (1,422,524 square feet; 65.6% of NRA; 63.7% of underwritten base rent): Chedraui USA is a subsidiary of Grupo Comercial Chedraui, a publicly traded company and one of Mexico’s leading retail operators. Chedraui USA is a grocery retailer with 378 stores across California, Arizona, Nevada, New Mexico and Texas. Chedraui USA banners include El Super, Fiesta Mart and Smart & Final. Chedraui USA employs more than 24,000 associates and support their stores

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 1 – Bridge Point Rancho Cucamonga

through seven distribution centers. As of Q4 2023, nearly 60% of consolidated revenues for Grupo Comercial Chedraui come from United States operations, with the remainder from operations in Mexico. Chedraui USA executed a 20-year lease at the Bridge Point Rancho Cucamonga Property in February 2024 with an expiration date of January 31, 2044. The lease is structured as triple net with a current base rent of $17.52 per square foot and 4.0% annual rent increases. Chedraui USA has two, five-year renewal options remaining and no termination options.

CEVA Logistics (745,595 square feet; 34.4% of NRA; 36.3% of underwritten base rent): CEVA Logistics is a global logistics and supply chain company headquartered in Marseille, France. With operations spanning across more than 170 countries, CEVA Logistics provides end-to-end logistics services to industries such as automotive, consumer and retail, healthcare and e-commerce. The company reported revenue of $74.5 billion in 2022. CEVA Logistics is ultimately fully-owned by CMA CGM, a global shipping group that is one of the largest shipping/freight providers in the world. CMA CGM acquired CEVA Logistics in 2019. CEVA Logistics executed a 10.3-year lease at the Bridge Point Rancho Cucamonga Property in January 2024 with an expiration date of April 30, 2034. The lease is structured as triple net with a current base rent of $19.08 per square foot and 4.0% annual rent increases. CEVA Logistics has two, five-year renewal options remaining and a one-time termination option on April 30, 2029 with a 12-15 month notice period. If such option is exercised, CEVA Logistics is subject to a termination fee equal to the sum of 12 months of base rent, 12 months of estimated operating expenses, certain restoration costs and unamortized costs related to TI/LC and free rent, all of which would be collected by the lender.

The following table presents certain information relating to the historical and current occupancy of the Bridge Point Rancho Cucamonga Property:

Historical and Current Occupancy
Historical(1)	Current(2)
NAV	100.0%
(1)	Historical occupancy is not applicable as the borrower sponsor constructed the Bridge Point Rancho Cucamonga Property in 2024.
(2)	Current Occupancy is based on the underwritten rent roll dated June 24, 2024.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Chedraui USA	NR/NR/NR	1,422,524	65.6%	$18.22	$25,919,520	63.7%	1/31/2044
CEVA Logistics(2)	NR/NR/NR	745,595	34.4%	$19.84	$14,794,992	36.3%	4/30/2034
Occupied Collateral Total / Wtd. Avg.		2,168,119	100.0%	$18.78	$40,714,512	100.0%
Vacant Space		0	0.0%
Collateral Total		2,168,119	100.0%

(1)	Based on the underwritten rent roll dated June 24, 2024 inclusive of rent steps through June 2025.
(2)	CEVA Logistics has a one-time termination option on April 30, 2029 with a 12-15 month notice period. If such option is exercised, the tenant will be subject to a termination fee equal to the sum of 12 months of base rent, 12 months of operating expenses, certain restoration costs and unamortized costs related to TI/LC and free rent, all of which would be collected by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 1 – Bridge Point Rancho Cucamonga

The following table presents certain information relating to tenant lease expirations at the Bridge Point Rancho Cucamonga Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2034	1	745,595	34.4%	$14,794,992	36.3%	745,595	34.4%	$14,794,992	36.3%
Thereafter	1	1,422,524	65.6%	$25,919,520	63.7%	2,168,119	100.0%	$40,714,512	100.0%
Total	2	2,168,119	100.0%	$40,714,512	100.0%
(1)	Based on the underwritten rent roll dated June 24, 2024, inclusive of rent steps through June 2025.
(2)	Certain tenants may have termination or contraction options, which may become exercisable prior to the originally stated expiration date of the tenant lease, that are not considered in the above Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 1 – Bridge Point Rancho Cucamonga

The following table presents certain information relating to the underwritten cash flows of the Bridge Point Rancho Cucamonga Property:

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$39,148,573	$18.06	76.5%
Rent Steps(3)	1,565,939	0.72	3.1
Rent Average Benefit(4)	2,576,310	1.19	5.0
Gross Potential Rent	$43,290,822	$19.97	84.5%
Total Reimbursements	7,913,376	3.65	15.5
Other Income	0	0.00	0.0
Net Rental Income	$51,204,198	$23.62	100.0%
(Vacancy/Credit Loss)	0	0.00	0.0
Effective Gross Income	$51,204,198	$23.62	100.0%
Total Expenses(5)	7,913,376	3.65	15.5
Net Operating Income	$43,290,822	$19.97	84.5%
Capital Expenditures	21,681	0.01	0.0
TI/LC	0	0.00	0.0
Net Cash Flow	$43,269,141	$19.96	84.5%
(1)	Historical cash flow is not applicable as the borrower sponsor constructed the Bridge Point Rancho Cucamonga Property in 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rent steps were taken through June 2025.
(4)	Straight-line average rent credit was taken for Chedraui USA through the loan term as the parent (Grupo Comercial Chedraui) has a Fitch long term credit rating in Mexico of AA+.
(5)	In connection with obtaining the approvals required for redevelopment of the Bridge Point Rancho Cucamonga Property, the borrower entered into a development agreement with the City of Rancho Cucamonga, CA that, among other things, requires payment of the following impact-related fees: (i) $1,500,000 by April 3, 2027 and (ii) $3,500,000 by April 3, 2029. These fees are contractual in nature, and, unlike property taxes, would not have priority over a prior recorded mortgage for any unpaid amounts. These fees were excluded from loan underwriting.

Environmental. According to the Phase I environmental assessment dated May 28, 2024, there was no evidence of any recognized environmental conditions at the Bridge Point Rancho Cucamonga Property.

The Market. The Bridge Point Rancho Cucamonga Property is located within Rancho Cucamonga in San Bernardino County, California and forms part of the Riverside-San Bernardino-Ontario metro area (the “Riverside MSA”). Major employers in the Riverside MSA include Stater Brothers Markets, Arrowhead Regional Medical Center, U.S. Marine Corps. Air Ground Combat Center, Fort Irwin and Walmart Inc. San Bernardino County is part of the Riverside MSA, in a region known as the Inland Empire. The Inland Empire stands as a critical logistics and industrial hub in the region. Its proximity to the major ports of Los Angeles and Long Beach, coupled with extensive transportation infrastructure, including freeways, rail systems and airports, makes it a strategic base for warehousing and distribution operations.

The Bridge Point Rancho Cucamonga Property has local and regional access as it is one-half mile east of the 15 Freeway. The Bridge Point Rancho Cucamonga Property is also less than one mile north of the 10 Freeway. According to appraisal report, the estimated 2023 population within a one-, three- and five-mile radius of the Bridge Point Rancho Cucamonga Property was 4,118, 66,757 and 274,707, respectively. Additionally, for the same period, the average household income within the same radii was $88,946, $117,383 and $116,639, respectively.

According to the appraisal, the Bridge Point Rancho Cucamonga Property is located in the Inland Empire Industrial market within the Airport Area industrial submarket. According to the appraisal, the Airport Area industrial submarket has an inventory of approximately 242.1 million square feet and a vacancy rate of 6.6% as of the first quarter of 2024. The overall rental rate in the submarket for industrial space is $16.78 per square foot. The appraiser concluded a market rent of $17.52 and $19.08 per square foot for warehouse space at the Bridge Point Rancho Cucamonga Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 1 – Bridge Point Rancho Cucamonga

The following table presents certain information relating to comparable industrial sales for the Bridge Point Rancho Cucamonga Property:

Comparable Industrial Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Bridge Point Rancho Cucamonga	2,168,119(2)	2024 / NAP	100.0%(2)
Rancho Cucamonga, CA
Sierra Business Park	1,101,840	2006 / NAP	100.0%	Jan-23	$365,000,000	$331.26	5.00%
Fontana, CA
QVC Fulfillment Center	1,061,735	2016 / NAP	100.0%	Jun-22	$334,000,000	$314.58	N/A
Ontario, CA
3100 Milliken Avenue	760,829	2001 / 2021	100.0%	Nov-22	$220,000,000	$289.16	N/A
Eastvale, CA
SRG Perris Logistics Center	579,708	2014 / NAP	100.0%	Aug-22	$158,000,000	$272.55	2.24%
Perris, CA
400 East Ellis Avenue	799,522	2024 / NAP	100.0%	Dec-23	$183,866,500	$229.97	5.10%
Perris, CA
Beaumont Logistics Center	600,000	2013 / NAP	100.0%	May-22	$131,000,000	$218.33	3.85%
Beaumont, CA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 24, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 1 – Bridge Point Rancho Cucamonga

The following table presents certain information relating to comparable industrial leases for the Bridge Point Rancho Cucamonga Property (Building 1):

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Months)
Bridge Point Rancho Cucamonga (Building 1)	2024	1,422,524(2)	1,422,524(2)	Chedraui USA	40'	$17.52(2)	Feb-24(2)	240(2)
Rancho Cucamonga, CA
Sierra Business Park	2006	1,101,840	1,101,840	Francisco Street, LP (Tire Co.)	32'	$16.56	Jan-23	24
Fontana, CA
Link - Space Center	2023	1,379,287	1,379,287	Constellation Brands	40'	$16.44	Dec-23	121
Jurupa Valley, CA
Agua Mansa Commerce Park	2023	1,025,132	1,025,132	Amazon	40'	$16.20	Mar-24	120
Jurupa Valley, CA
Citrus Commerce Center	2017	1,003,592	1,003,592	YQK/Elogistek/eFullfill Inc	36'	$15.84	Feb-24	88
Fontana, CA
4121 Coyote Canyon	2024	1,171,788	1,171,788	Amazon	40'	$15.60	May-24	120
Fontana, CA
(1)	Information obtained from the appraisal.
(2)	Based on the underwritten rent roll dated June 24, 2024.

The following table presents certain information relating to comparable industrial leases for the Bridge Point Rancho Cucamonga Property (Building 2):

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Months)
Bridge Point Rancho Cucamonga (Building 2)	2024	745,595(2)	745,595(2)	CEVA Logistics	40'	$19.08(2)	Jan-24(2)	124(2)
Rancho Cucamonga, CA
AMB Galleano Distribution Center	2007	645,311	645,311	Maersk Warehousing & Distribution Services USA LLC	32'	$19.80	Jun-23	60
Jurupa Valley, CA
17335 Glen Helen Parkway	2012	604,029	604,029	Hautelook	32'	$17.88	Jan-23	60
San Bernardino, CA
Empire Gateway	2014	779,052	779,052	SharkNinja	32'	$17.40	Jan-24	89
Chino, CA
Prologis Moreno Valley Logistics Center	2017	601,810	601,810	Harbor Freight Tools	36'	$16.20	Sep-23	60
Moreno Valley, CA
Nandina Distribution Center	2018	739,903	739,903	DMSI	36'	$14.16	Nov-23	60
Moreno Valley, CA
(1)	Information obtained from the appraisal.
(2)	Based on the underwritten rent roll dated June 24, 2024.

The Borrower. The borrower is Bridge Point Rancho Cucamonga, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bridge Point Rancho Cucamonga Whole Loan. The Bridge Point Rancho Cucamonga Whole Loan documents provide that only the borrower is liable for the enumerated losses carve-out and springing recourse events as there is no separate carve-out guarantor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 1 – Bridge Point Rancho Cucamonga

The Borrower Sponsor. The borrower sponsor is BDP Realty Holdings, L.P., a Delaware limited partnership, which is the owner of affiliates of Bridge Industrial, Teacher Retirement System of Texas and Banner Oak Capital Partners.

Bridge Industrial (“Bridge”) is a privately owned, vertically integrated real estate operating company and investment manager firm that was founded in 2000. Bridge’s strategic focus is on the development of Class A industrial properties for long-term ownership and cash flow, as well as on acquiring existing infill industrial properties to create value through leasing, redevelopment and capital improvements. Bridge focuses on supply-constrained core infill industrial markets in the United States and United Kingdom. Since its inception, Bridge has successfully acquired and developed approximately 74 million square feet of industrial buildings/projects valued at approximately $15.8 billion. In California, Bridge has collectively developed more than 9.5 million square feet since 2015.

Teacher Retirement System of Texas (“TRS”) is a public pension plan of the State of Texas. Established in 1937, TRS provides retirement and related benefits for those employed by the public schools, colleges and universities supported by the State of Texas and manages, as of August 31, 2023, a $186.6 billion trust fund established to finance member benefits. Two million public education and higher education employees and retirees participate in the system. TRS is the largest public retirement system in Texas in both membership and assets.

Banner Oak Capital Partners (“BOCP”) is a real estate investment manager focused on creating value through long-term relationships with skilled and experienced operating partners. BOCP partners with early to mid-stage real estate companies to facilitate the formation or growth of the platform through growth capital for operations, general partner co-investment and limited partner co-investment capital for real estate assets. BOCP targets experienced entrepreneurial investment teams with a clear strategy who are focused on a specific property type in targeted markets. BOCP has invested over $1 billion of equity to capitalize investment opportunities alongside its partners.

Property Management. The Bridge Point Rancho Cucamonga Property is managed by BDP Services, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited $380,631 into an existing TI/LC obligations reserve.

Tax Escrows – On a monthly basis, during a Cash Trap Event Period (as defined below), the borrower is required to escrow 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $345,782). If at any time during the continuance of a Cash Trap Event Period, the lender reasonably determines that the tax reserve funds will not be sufficient to pay the taxes, the lender will notify the borrower of such determination and the monthly deposits for taxes will be increased by the amount that the lender reasonably estimates is sufficient to make up the deficiency at least 10 days prior. The borrower will deposit such amount within one business day after its receipt of such notice.

Insurance Escrows – On a monthly basis, during a Cash Trap Event Period, the borrower is required to deposit into an insurance reserve, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $178,992). Monthly payments are only waived so long as no event of default has occurred and a blanket policy is in place.

TI/LC - On a monthly basis, during a Cash Trap Event Period, the borrower is required to escrow $90,338 for tenant improvements and leasing commissions.

Lockbox / Cash Management. The Bridge Point Rancho Cucamonga Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Trap Event Period. Revenues from the Bridge Point Rancho Cucamonga Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, as applicable, deposited within two business days of receipt. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Bridge Point Rancho Cucamonga Whole Loan documents, and all excess funds on deposit in the cash management account (after payment of required monthly reserve deposits, debt service payment on the Bridge Point Rancho Cucamonga Whole Loan, operating expenses and cash management bank fees) will be applied as follows, so long as no event of default has occurred and is continuing, (i) first, for the tax escrow deposit, (ii) second, for the insurance escrow deposit, (iii) third, for payment the monthly fees of the cash management bank,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 – Bridge Point Rancho Cucamonga

(iv) fourth, to pay the approved operating expenses and extraordinary expenses, (v) fifth, to pay the debt service, and any other amounts due under the Bridge Point Rancho Cucamonga Whole Loan documents, (vi) sixth, for the leasing reserve deposit, (vii) seventh, to pay any interest accruing at the default rate and late payment charges, and (viii) eighth, all amounts remaining in the cash management account after deposits for items (i) through (vii) above (“Excess Cash Flow”) are required to be deposited into the excess cash flow subaccount (the “Excess Cash Flow Subaccount”) to be disbursed to the lender and held as collateral in the excess cash flow reserve. To the extent no event of default has occurred and is continuing, upon the written request of the borrower, the lender must, or must cause the servicer to, disburse to the borrower, Excess Cash Flow from the Excess Cash Flow Subaccount no more than once per month, to the extent available, for the payment of (i) debt service, to the extent not paid in accordance with the Bridge Point Rancho Cucamonga Whole Loan documents, (ii) emergency repairs and/or life safety issues, including any capital expenditures related to the same, at the Bridge Point Rancho Cucamonga Property, (iii) required REIT distributions, not to exceed $250,000 in any calendar year, (iv) payment of shortfalls in the required deposits into the reserve funds, (v) payment of tenant improvement costs, tenant allowances, tenant relocation costs, tenant reimbursements, tenant inducement payments and leasing commission obligations or other expenditures required under leases, (vi) shortfalls in actual operating expenses that were not in the annual budget, but which have been reasonably approved by the lender and not paid in accordance with the operating expenses paid pursuant to the cash management agreement, and (vii) such other items as reasonably approved by the lender.

A “Cash Trap Event Period” means a period commencing upon the earlier of (i) the occurrence of an event of default, (ii) the debt service coverage ratio (the “DSCR”) for one calendar quarter being less than 1.15x (IO) or (iii) the occurrence of a Material Tenant Trigger Event (as defined below), which such Cash Trap Event Period will expire with regard to any Cash Trap Event Period commenced in connection with (x) clause (i) above, upon the cure of such event of default, (y) clause (ii) above, upon the earlier to occur of (A) the DSCR being equal to or greater than 1.15x (IO) for one calendar quarter or (B) the borrower has deposited cash collateral with the lender or delivered to the lender a letter of credit in an amount which, if, applied to reduce the principal balance of the Bridge Point Rancho Cucamonga Whole Loan, would result in a DSCR equal to or greater than 1.15x (IO), or (z) clause (iii) above, upon the occurrence of a Material Tenant Trigger Cure (as defined below).

A “Material Tenant Trigger Event” means the occurrence of (a) a monetary or material non-monetary default beyond any notice and cure period by either Chedraui USA or CEVA Logistics (each, a “Material Tenant”) under its respective lease that continues for more than 15 days, (b) any Material Tenant providing written notice of its intent to terminate its lease, (c) any Material Tenant has vacated or has ceased operating its business in all or substantially all of its respective space other than temporarily vacating or not operating due to any government mandates or due to damage, alterations or renovations, in accordance with its lease, or (d) the occurrence of certain bankruptcy actions related to any Material Tenant.

A “Material Tenant Trigger Cure” means with respect to the Material Tenant Trigger Event in (a)(i) clause (b) above, the Material Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has re-affirmed its lease in writing, (ii) clause (c) above, the Material Tenant is in actual, physical possession of all or substantially all of the space under its lease, actively using the premises for business purposes and is no longer “dark”, (iii) clause (d) above, the Material Tenant has assumed its lease in the bankruptcy proceeding and such assumption has been approved pursuant to a final, non-appealable order of the court, or (b)(i) the borrower has leased all or substantially all of the space to a replacement tenant.

Subordinate and Mezzanine Debt. The Bridge Point Rancho Cucamonga Property also secures the Bridge Point Rancho Cucamonga Senior Loan, which has an aggregate Cut-off Date principal balance of $267,610,000 and the Bridge Point Rancho Cucamonga Subordinate Companion Loan, which has a Cut-off Date principal balance of $162,390,000. The Bridge Point Rancho Cucamonga Senior Loan and the Bridge Point Rancho Cucamonga Subordinate Companion Loan are coterminous. The Bridge Point Rancho Cucamonga Subordinate Companion Loan is componentized and accrues interest at the weighted average rate of the components. The Bridge Point Rancho Cucamonga Senior Loan is senior in right of payment to the Bridge Point Rancho Cucamonga Subordinate Companion Loan. The holders of the Bridge Point Rancho Cucamonga Senior Loan and the Bridge Point Rancho Cucamonga Subordinate Companion Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Bridge Point Rancho Cucamonga Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The Bridge Point Rancho Cucamonga Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 1 – Bridge Point Rancho Cucamonga

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 2 – 900 North Michigan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 2 – 900 North Michigan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 2 – 900 North Michigan

## 900 NORTH MICHIGAN

8
7
6
5
4
3
2
1
LL
Office Sky Lobby
Rigby & Peller 414 SF 1/2026
J. Crew 248 SF 1/2027
Vacant 1,023 SF
Azeeza US 243 SF 10/2024
Teuscher Chocolates 270 SF 1/2025
North Shore Exchange 362 SF 12/2025
Four Seasons Hotel
Aster Hall 22,750 SF 11/2028
Swing Suite 2,844 SF 11/2028
Janet Mandell 7,162 SF 11/2027
Galt Toys & Galt Baby 3,321 SF 12/2024
Gucci 1,061 SF 1/2026
Vacant 1,291 SF
Coulson's Music & The New Music School 3,874 SF 6/2026
MetroMart 809 SF 9/2028
Bloomingdale's 25,816 SF 9/2028
Merchant & Rhoades 1,170 SF 3/2029
Bubbles Academy 2,124 SF 9/2026
U.S. Bank 100 SF 3/2027
Reggie Hathorn Chicago 1,219 SF 6/2024
Akram Hanna Custom Fitting & Alterations 1,219 SF 2/2026
Bloomingdale's 43,730 SF 9/2028
Vacant 3,911 SF
Tumi 490 SF 1/2034
Teuscher Chocolates 548 SF 12/2027
Aster Hall 392 SF 11/2028
Azeeza US 1,865 SF 10/2024
House of Kahn Estate Jewelry 916 SF 12/2024
lululemon athletica 367 SF 5/2025
Robert Guild Jewelry 560 SF 12/2024
Future Galerie 1,515 SF 8/2024
Glasses, Ltd. 661 SF 8/2028
Bloomingdale's 58,900 SF 9/2028
North Shore Exchange 2,454 SF 12/2025
My Sister's Circus 1,478 SF 12/2024
Scandia Down 2,243 SF 1/2025
Bloomingdale's 44,415 SF 9/2028
lululemon athletica 3,176 SF 1/2026
Royal Bee 1,443 SF 12/2024
Rigby & Peller 2,010 SF 1/2026
Michele Lopriore 1,765 SF 2/2025
Saint Croix Shop 1,132 SF 4/2028
My Planet Living Center 13,976 SF 7/2031
Enchante 560 SF 12/2024
Provenance By Diana Michelle 2,486 SF 12/2024
Vacant 3,698 SF
Goldsmith, Ltd. of Chicago 1,319 SF 4/2025
Kendra Scott 1,402 SF 2/2026
Sur La Table 6,060 SF 5/2028
Bloomingdale's 39,485 SF 9/2028
Gucci 6,501 SF 1/2026
Bonobos 2,816 SF 1/2027
UNTUCKit 1,269 SF 8/2027
Sunglass Hut 754 SF 4/2029
Psycho Bunny 2,431 SF 8/2031
Tumi 647 SF 1/2034
J. Crew 8,989 SF 1/2027
Bloomingdale's 46,700 SF 9/2028
Tesla 5,345 SF 3/2027
Aritzia 7,736 SF 1/2028
Gucci 6,670 SF 1/2026
Vacant 1,535 SF
Club Monaco 5,884 SF 10/2029
Vacant 882 SF
Kate Spade New York 1,742 SF 3/2025
Kate Spade New York 610 SF 3/2025
Ippolita 498 SF 10/2030
Max Mara 3,845 SF 5/2029
Max Mara 640 SF 5/2029
Michael Kors Collection 2,420 SF 4/2025
Sidney Garber 1,937 SF 9/2024
Max Mara 703 SF 12/2025
Mario Tricoci Hair Salon 12,636 SF 1/2032
Michael Kors Collection 778 SF 4/2025
Kate Spade New York 529 SF 3/2025
Bloomingdale's 16,402 SF 9/2028
Equinox 30,021 SF 6/2028
Gucci 682 SF 1/2026
Gucci 1,000 SF 1/2026
Vacant
Building
2024 - 2025
2026 - 2027
2028 - 2029
2030+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 2 – 900 North Michigan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 2 – 900 North Michigan
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$80,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$80,000,000	Property Type – Subtype:	Mixed Use – Retail / Office
% of IPB:	9.9%	Net Rentable Area (SF):	831,350
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrower:	900 North Michigan, LLC	Year Built / Renovated:	1988 / 2015-2018
Borrower Sponsor:	JMB Realty Corporation	Occupancy:	88.8%
Interest Rate:	6.85300%	Occupancy Date:	7/17/2024
Note Date:	7/22/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	8/6/2034	3rd Most Recent NOI (As of):	$26,702,341 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$25,795,686 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of):	$26,715,339 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	90.8%
Amortization Type:	Interest Only	UW Revenues:	$56,031,359
Call Protection(2):	L(24),D(89),O(7)	UW Expenses:	$33,262,367
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$22,768,993
Additional Debt(1):	Yes	UW NCF:	$22,103,101
Additional Debt Balance(1):	$100,000,000	Appraised Value / Per SF:	$315,000,000 / $379
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/29/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$217
Taxes:	$2,586,212	$1,293,106	N/A	Maturity Date Loan / SF:	$217
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.1%
Replacement Reserves:	$0	$18,705	$831,350	Maturity Date LTV:	57.1%
TI/LC Reserve:	$5,000,000	$166,667	$10,000,000	UW NCF DSCR:	1.77x
Other Reserves(4):	$13,552,345	Springing	N/A	UW NOI Debt Yield:	12.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$180,000,000	76.2%	Loan Payoff	$206,807,744	87.5%
Sponsor Equity	56,362,388	23.8	Upfront Reserves	21,138,557	8.9
			Closing Costs	8,416,086	3.6

Total Sources	$236,362,388	100.0%	Total Uses	$236,362,388	100.0%
(1)	The 900 North Michigan Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $180.0 million (the “900 North Michigan Whole Loan”). The Financial Information in the chart above reflects the 900 North Michigan Whole Loan.
(2)	The lockout period will be at least 24 months beginning with and including the first payment date on September 6, 2024. Defeasance of the 900 North Michigan Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 22, 2027. The assumed lockout period is based on the anticipated closing date of the BBCMS 2024-C28 securitization in August 2024. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Other Reserves represents an unfunded obligations reserve that consists of unpaid tenant improvements (approximately $9.1 million), future rent abatements (approximately $3.8 million) and unpaid leasing commissions (approximately $0.6 million).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 2 – 900 North Michigan

The Loan. The 900 North Michigan mortgage loan (the “900 North Michigan Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a mixed use retail and office property located in Chicago, Illinois (the “900 North Michigan Property”). The 900 North Michigan Whole Loan consists of three pari passu notes and accrues interest at a rate of 6.85300% per annum. The 900 North Michigan Whole Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis. The controlling Note A-1 will be included in the BBCMS 2024-C28 securitization trust. The remaining Notes A-2 and A-3 are currently held by Goldman Sachs Bank USA (“GSBI”) and are expected to be contributed to one or more future securitization trust(s). The 900 North Michigan Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C28 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BBCMS 2024-C28	Yes
A-2(1)	20,000,000	20,000,000	GSBI	No
A-3(1)	80,000,000	80,000,000	GSBI	No
Whole Loan	$180,000,000	$180,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 900 North Michigan Property is a 831,350 square foot mixed use retail and office property located on the north end of the Magnificent Mile in Chicago, Illinois. Built in 1988 and renovated between 2015 and 2018, the 900 North Michigan Property has retail, office, medical office and parking components. The 900 North Michigan Property has approximately 469,000 square feet of vertical retail space with a remaining weighted-average lease term (a “WALT”) of 4.1 years, approximately 305,000 square feet of general office space with a WALT of 4.1 years, approximately 13,000 square feet of high street retail space with a WALT of 3.3 years and approximately 44,000 square feet of medical office space with a WALT of 6.6 years. Additionally, the 900 North Michigan Property has a self-park garage with 1,325 spaces.

Major Tenants.

Bloomingdale’s (265,148 square feet; 31.9% of NRA; 6.4% of underwritten base rent): Founded in 1872 and headquartered in New York, New York, Bloomingdale’s is an American department store chain with over 2,500 employees located across the United States. Bloomingdale’s offers a variety of shopping services including stylists, beauty, gift shopping, tailoring and wedding registry. Bloomingdale’s has four, five-year extension options remaining.

Grosvenor Capital Mgmnt, L.P. (“GCM Grosvenor”) (72,738 square feet; 8.7% of NRA; 6.6% of underwritten base rent): GCM Grosvenor is a global alternatives asset manager with holdings across private equity, absolute return strategies, credit and other asset classes. Founded in 1971, GCM Grosvenor has $79 billion assets under management as of March 31, 2024. GCM Grosvenor has two, five-year extension options remaining.

Equinox (30,021 square feet; 3.6% of NRA; 4.2% of underwritten base rent): Equinox is an American luxury fitness company with over 100 fitness clubs located across the globe. Founded in 1991, Equinox’s portfolio of brands include Equinox Fitness Clubs, Equinox Hotels and SoulCycle, amongst others.

The following table presents certain information relating to the historical occupancy of the 900 North Michigan Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
96.9%	96.5%	93.9%	88.8%
(1)	Historical occupancies are as of December 31 for each respective year unless otherwise indicated.
(2)	Current occupancy is as of July 17, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 2 – 900 North Michigan

The following table presents certain information relating to the major tenants at the 900 North Michigan Property:

Tenant Summary(1)
Tenant	Tenant Type	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	U/W Base Rent PSF	U/W Base Rent	% of Total U/W Base Rent	Lease Expiration Date
Gucci	Retail	NR/NR/NR	15,914	1.9%	$284.49	$4,527,448	16.7%	1/31/2026
Aritzia	Retail	NR/NR/NR	7,736	0.9	$488.87	3,781,862	13.9	1/31/2028
Tesla	Retail	Baa3/BBB/NR	5,345	0.6	$427.93	2,287,269	8.4	3/31/2027
Max Mara(3)	Retail	NR/NR/NR	5,188	0.6	$359.97	1,867,530	6.9	Various
Grosvenor Capital Mgmnt, L.P.	Office	NR/NR/NR	72,738	8.7	$24.50	1,782,081	6.6	9/30/2037
Bloomingdale's	Retail	Ba2/BB+/NR	265,148	31.9	$6.59	1,747,440	6.4	9/30/2028
Equinox	Retail	NR/NR/NR	30,021	3.6	$38.00	1,140,798	4.2	6/30/2028
Michael Kors Collection	Retail	NR/BBB-/NR	3,198	0.4	$347.83	1,112,372	4.1	4/30/2025
Walton Street Capital LLC	Office	NR/NR/NR	30,304	3.6	$27.00	818,208	3.0	8/31/2029
J. Crew	Retail	NR/NR/NR	9,237	1.1	$69.92	645,876	2.4	1/31/2027
Major Tenants			444,829	53.5%	$44.31	$19,710,884	72.6%
Non-Major Tenants			293,085	35.3%	$25.32	$7,422,191	27.4%
Total Occupied			737,914	88.8%	$36.77	$27,133,075	100.0%
Vacant Space			93,436	11.2
Total			831,350	100.0%
(1)	Based on the underwritten rent roll dated July 17, 2024, inclusive of rent steps through July 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Max Mara has three leases at the property; one lease ($35,150 base rent, 703 square feet) expires in December 2025 and the remaining two leases ($1,832,380 base rent, 4,485 square feet) expire in May 2029.

The following table presents a summary of sales for certain tenants at the 900 North Michigan Property:

Sales Summary(1)
	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	TTM 4/30/2024 Sales (PSF)
Bloomingdale's	$219.93	$247.06	$234.26	$236.30
Gucci	$4,007.82	$3,091.94	$2,221.17	$2,175.08
Max Mara	$2,387.26	$2,788.30	$2,777.89	$2,607.28
Mario Tricoci Hair Salon	$572.41	$678.14	$702.60	$694.68
J. Crew	$521.19	$598.95	$667.48	$711.87
Aster Hall	$133.01	$236.22	$268.75	$269.63
lululemon athletica	$1,494.33	$1,414.67	$1,774.24	$1,674.12
Sur La Table	$335.97	$389.77	$447.03	$477.39
Sidney Garber	$1,347.96	$1,140.42	$1,247.29	$1,252.97
(1)	All sales information presented herein with respect to the 900 North Michigan Property is based upon information provided by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 2 – 900 North Michigan
Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	93,436	11.2%	NAP	NA	P	93,436	11.2%	NAP	NAP
2024 & MTM	14	20,559	2.5	$574,516	2.1%		113,995	13.7%	$574,516	2.1%
2025	15	42,970	5.2	1,799,604	6.6		156,965	18.9%	$2,374,120	8.7%
2026	7	30,133	3.6	5,127,238	18.9		187,098	22.5%	$7,501,358	27.6%
2027	7	26,984	3.2	3,280,614	12.1		214,082	25.8%	$10,781,971	39.7%
2028	11	351,637	42.3	7,787,687	28.7		565,719	68.0%	$18,569,659	68.4%
2029	8	59,712	7.2	3,649,301	13.4		625,431	75.2%	$22,218,960	81.9%
2030	2	18,434	2.2	580,211	2.1		643,865	77.4%	$22,799,170	84.0%
2031	2	16,407	2.0	112,778	0.4		660,272	79.4%	$22,911,949	84.4%
2032	1	12,636	1.5	372,762	1.4		672,908	80.9%	$23,284,711	85.8%
2033	1	24,155	2.9	513,294	1.9		697,063	83.8%	$23,798,005	87.7%
2034	2	24,586	3.0	663,292	2.4		721,649	86.8%	$24,461,296	90.2%
2035 & Beyond	6	109,701	13.2	2,671,778	9.8		831,350	100.0%	$27,133,075	100.0%
Total / Wtd. Avg.	76	831,350	100.0%	$27,133,075	100.0%
(1)	Based on the underwritten rent roll dated July 17, 2024, inclusive of rent steps through July 2025.

Operating History and Underwritten Net Cash Flow Analysis(1)
	2021	2022	2023	Underwritten	Per Square Foot	%(2)
Base Rent	$28,440,562	$27,722,113	$28,564,953	$27,133,075	$32.64	44.0%
Rent Steps	$0	$0	$0	$97,789	$0.12	0.2%
Overage / Percent Rent	$29,005	$119,704	$292,976	$292,873	$0.35	0.5%
Other Rental Revenue(3)	$4,773,408	$5,894,595	$7,127,673	$5,257,060	$6.32	8.5%
Vacant Income	$0	$0	$0	$5,656,880	$6.80	9.2%
Total Reimbursements	$20,936,127	$21,711,908	$21,817,795	$23,250,563	$27.97	37.7%
Potential Gross Revenue	$54,179,102	$55,448,320	$57,803,398	$61,688,239	$74.20	100.0%
(Vacancy/Credit Loss)	$0	$0	$0	($5,656,880)	($6.80)	(9.2%	)
Effective Gross Income	$54,179,102	$55,448,320	$57,803,398	$56,031,359	$67.40	90.8%
Real Estate Taxes	$13,090,323	$14,382,348	$14,703,165	$15,065,313	$18.12	26.9%
Insurance	$306,155	$324,033	$390,918	$777,654	$0.94	1.4%
Utilities	$4,881,821	$4,274,791	$4,895,712	$5,330,400	$6.41	9.5%
Repairs & Maintenance	$3,854,624	$4,309,932	$4,540,068	$5,047,300	$6.07	9.0%
Management Fee	$1,417,222	$1,420,020	$1,418,004	$1,500,000	$1.80	2.7%
Payroll	$2,054,207	$1,956,932	$2,216,017	$2,399,100	$2.89	4.3%
Other Expenses	$1,872,411	$2,984,579	$2,924,174	$3,142,600	$3.78	5.6%
Total Expenses	$27,476,761	$29,652,635	$31,088,059	$33,262,367	$40.01	59.4%
Net Operating Income	$26,702,341	$25,795,686	$26,715,339	$22,768,993	$27.39	40.6%
Replacement Reserves	$0	$0	$0	$224,465	$0.27	0.4%
TI/LC	$0	$0	$0	$441,427	$0.53	0.8%
Net Cash Flow	$26,702,341	$25,795,686	$26,715,339	$22,103,101	$26.59	39.4%
(1)	Based on the underwritten rent roll dated July 17, 2024, inclusive of rent steps through July 2025.
(2)	% column represents percentage of Potential Gross Revenue for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Rental Revenue includes kiosks / temporary / specialty revenue, parking income and income associated with sponsorships, signage and vitrines.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 2 – 900 North Michigan

The Market. The 900 North Michigan Property is located in the Chicago-Naperville-Elgin metropolitan statistical area (the “Chicago MSA”) and the North Michigan Avenue submarket. The 900 North Michigan Property is easily accessible from I-290, I-90, Route 41 and streets in the Chicago downtown area.

The Chicago MSA is the third-largest office market in the United States. According to CoStar, market rents have grown 2.37% on average over the last 10 years. New supply under construction is approximately 1.5 million square feet, which represents 0.3% of existing inventory.

The Chicago MSA is the second-largest retail market in the United States. Absorption in the market has averaged -3.1 million square feet over the last five years. Market vacancy is currently 4.9%.

Environmental. According to the Phase I environmental report dated June 7, 2024, there was evidence of a controlled recognized environmental condition at the 900 North Michigan Property in connection with two release incidents (in 1989 and 2003) involving an active underground storage tank, as more fully described in “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus. No Further Action / No Further Remediation letters were issued in 2005 and 2011, respectively, which included a groundwater use restriction with a concrete cap barrier and worker caution in place, and requirements for a safety plan in case of any future excavation on the 900 North Michigan Property.

The Borrower. The borrower under the 900 North Michigan Whole Loan is 900 North Michigan, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 900 North Michigan Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is JMB Realty Corporation (“JMB”), a Delaware corporation. JMB is a privately-owned real estate investment and development firm with more than 50 years of history. Based in Chicago, the company has significant real estate interests in Illinois, California, Texas and Hawaii.

Property Management. The 900 North Michigan Property is managed by JMB Financial Advisors, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited approximately $2,586,212 into a tax reserve, $5,000,000 into a tenant improvements and leasing commissions reserve and $13,552,345 into an unfunded obligations reserve that relates to borrower obligations including unpaid tenant improvements, unpaid leasing commissions and future rent abatements.

Real Estate Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of estimated annual real estate taxes (initially approximately $1,293,106).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual insurance premium; provided, however, that such insurance escrow is conditionally waived so long as (i) the borrower maintains one or more blanket policies meeting the requirements of the 900 North Michigan Whole Loan documents and provides the lender with evidence of the payment of premiums in respect thereof at least 10 days prior to the date on which such payment would become delinquent and (ii) no event of default is continuing.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $166,667.67 for tenant improvements and leasing commissions (equal to $2.41 per square foot annually), if and to the extent the amount contained in such reserve (excluding amounts deposited therein in respect of termination fees) is less than $10,000,000.

Replacement Reserve – On a monthly basis, if and to the extent the amount contained in the replacement reserve is less than $831,350, the borrower is required to escrow approximately $18,705 (equal to $0.27 per square foot annually).

Critical Tenant Reserve – On the first monthly payment date following the occurrence of Bloomingdale’s not renewing its lease in accordance with the 900 North Michigan Whole Loan agreement, the borrower is required to escrow approximately $650,000 for critical tenant reserves, and continue to remit such amount on a monthly basis until the earliest to occur of (x)(A) Bloomingdale's and the borrower entering into an extension agreement with respect to the Bloomingdale’s lease in accordance with the 900 North Michigan Whole Loan agreement, (B) all tenant improvements, leasing commissions, free

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 2 – 900 North Michigan

rent or other rent incentives, and all other material costs and expenses related thereto being paid or an amount sufficient to cover any such costs and expenses as reasonably determined by the lender have been reserved in the critical tenant account, (C) Bloomingdale's remaining in occupancy of the 900 North Michigan Property, paying normal periodic rent (except to the extent of any rent incentives that have been reserved with the lender in accordance with the foregoing clause (B)) and all other amounts then due in accordance with Bloomingdale’s lease and is not in default under its lease after the expiration of any applicable notice and cure periods, (y) the Bloomingdale’s lease being terminated and the approved substitute lease conditions in the 900 North Michigan Whole Loan agreement have been satisfied or (z) the occurrence of a Trigger Period (as defined below).

Lockbox / Cash Management. The 900 North Michigan Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by tenants at the 900 North Michigan Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the 900 North Michigan Property to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period (as defined below). Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the 900 North Michigan Whole Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account, after the application of such funds in accordance with the 900 North Michigan Whole Loan documents, will be deposited into the cash collateral subaccount.

A “Cash Management Period” means either of the following periods: (i) the period from the commencement of a Trigger Period until the earlier to occur of the end of such Trigger Period or the indebtedness is paid in full; or (ii) the period from the occurrence of an event of default until the earlier to occur of such event of default is waived by the lender or the indebtedness is paid in full. A Cash Management Period will not be terminated unless, at the time the borrower satisfies the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default and no other event has occurred and is continuing which would cause an additional Cash Management Period as described above. In the event that a Cash Management Period is terminated as set forth in clause (i) or clause (ii) above, a Cash Management Period will be reinstated upon the subsequent occurrence of a Trigger Period or event of default.

A “Trigger Period” means each period (a) that commences when the debt service coverage ratio (“DSCR”), determined as of the last day of each of two consecutive fiscal quarters, is less than 1.20x and concludes when the DSCR, determined as of the last day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 1.20x (and if the financial reports required under the related 900 North Michigan Whole Loan agreement are not delivered to the lender by the expiration of the 30 day notice and cure period, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period is ongoing); and (b) commencing upon the occurrence of a Critical Tenant Trigger Event (as defined below) and concluding upon the cure of such Critical Tenant Trigger Event in accordance with the 900 North Michigan Whole Loan documents.

A “Critical Tenant Trigger Event” means the occurrence of any of the following in relation to Bloomingdale's or any successor tenant for its leased premises in the 900 North Michigan Property, whereby such tenant: (i) has been dark or discontinued its operations for more than 30 consecutive days or more than 120 days in any 12-month period (excluding any temporary discontinuance of operations at the 900 North Michigan Property due to force majeure and temporary vacancies for the purpose of repair, restoration or any alteration as permitted under its lease or any permitted sublease, but including government-mandated shutdowns resulting from a pandemic or otherwise), (ii) files bankruptcy unless the related lease is affirmed, (iii) defaults on a material monetary obligation under its lease following applicable notice and cure periods, (iv) permanently vacates 20% or more of its leased premises, terminates its lease or gives notice to undertake any of the foregoing actions and there is less than 12 months before the tenant vacates or the termination becomes effective or (v) fails to renew by the end of the notice period described in its lease.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 2 – 900 North Michigan

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 3 – St. Johns Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 3 – St. Johns Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 3 – St. Johns Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 3 – St. Johns Town Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays, SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$78,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$78,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	9.7%	Net Rentable Area (SF)(4):	1,022,042
Loan Purpose:	Refinance	Location:	Jacksonville, FL
Borrowers:	Shops at St. Johns, LLC and STJTC II, LLC	Year Built / Renovated:	2005, 2008, 2014 / NAP
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy:	93.9%
Interest Rate:	5.94800%	Occupancy Date:	6/1/2024
Note Date:	5/10/2024	4th Most Recent NOI (As of)(5):	$31,506,200 (12/31/2020)
Maturity Date:	6/1/2034	3rd Most Recent NOI (As of)(5):	$35,954,705 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	$39,266,904 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(5)(6):	$41,732,761 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	92.1%
Amortization Type:	Interest Only	UW Revenues:	$63,759,318
Call Protection(2):	L(26),D(88),O(6)	UW Expenses:	$15,996,884
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$47,762,434
Additional Debt(1):	Yes	UW NCF:	$45,410,434
Additional Debt Balance(1):	$282,000,000	Appraised Value / Per SF:	$753,700,000 / $737
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/21/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$352
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$352
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	47.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	47.8%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.09x
Gap Rent Reserve:	$1,394,586	$0	N/A	UW NOI Debt Yield:	13.3%
Outstanding TI/LC:	$8,393,631	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$360,000,000	98.5%	Loan Payoff	$351,117,405	96.0%
Borrower Sponsor Equity	5,611,283	1.5	Upfront Reserves	9,788,217	2.7
			Closing Costs	4,705,660	1.3
Total Sources	$365,611,283	100.0%	Total Uses	$365,611,283	100.0%
(1)	The St. Johns Town Center Mortgage Loan (as defined below) is part of a whole loan evidenced by 72 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $360.0 million (the “St. Johns Town Center Whole Loan”). The Financial Information in the chart above reflects the St. Johns Town Center Whole Loan.
(2)	The lockout period will be at least 26 months beginning with and including the first payment date on July 1, 2024. Defeasance of the St. Johns Town Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) June 1, 2027 (the “Permitted Release Date”). The assumed lockout period is based on the anticipated closing date of the BBCMS 2024-C28 securitization in August 2024. The actual lockout period may be longer. If the Permitted Release Date has occurred but the REMIC Prohibition Period has not yet occurred, the borrowers may prepay the St. Johns Town Center Whole Loan in whole, but not in part, provided that such prepayment includes an amount equal to the yield maintenance premium.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The St. Johns Town Center Property (as defined below) is part of a larger retail development consisting of a total of 1,433,086 square feet (“SF”), including non-collateral tenants such as Dillard’s (242,309 SF), Target (123,735 SF) and Ashley Furniture (45,000 SF).
(5)	The increases in historical NOI are primarily attributed to increases in historical occupancy with respect to non-temporary tenants. Occupancy increased from 85% as of the end of 2020 to 93.9% as of June 1, 2024. Approximately $8.8 million of new leases have been executed since 2021.
(6)	The increase from Most Recent NOI to UW NOI is driven by new leasing. Since the second half of 2023, there have been 13 new leases, totaling $3.8 million of gross rent, executed at the St. Johns Town Center Property. Of such new leasing, 11,953 SF and approximately $1.5 million of gross rent is attributed to tenants who are not yet in occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 3 – St. Johns Town Center

The Loan. The St. Johns Town Center mortgage loan (the “St. Johns Town Center Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a super-regional mall located in Jacksonville, Florida (the “St. Johns Town Center Property”). The St. Johns Town Center Whole Loan consists of 72 pari passu notes and accrues interest at a rate of 5.94800% per annum on an Actual/360 basis. The St. Johns Town Center Whole Loan has a 10-year term and is interest-only for the entire term. The St. Johns Town Center Whole Loan was co-originated by Barclays, SGFC, Goldman Sachs Bank USA (“GSBI”) and JPMorgan Chase Bank, National Association (“JPMCB”). The St. Johns Town Center Mortgage Loan is evidenced by controlling Note A-1-A and non-controlling Notes A-1-B, A-1-C, A-1-D, A-4-A, A-4-B, A-4-C, A-4-D, A-5-A, A-5-B, A-5-C, A-5-D, A-17-A, A-17-B, A-17-C and A-17-D, with an aggregate original principal balance of $78,000,000. The remaining notes are currently held by Barclays, SGFC, GSBI and JPMCB or their respective affiliates and are expected to be contributed to one or more future securitization trust(s). The St. Johns Town Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C28 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$19,859,697	$19,859,697	BBCMS 2024-C28	Yes
A-1-B, A-1-C, A-1-D	$25,140,303	$25,140,303	BBCMS 2024-C28	No
A-2-A, A-2-B, A-2-C, A-2-D(1)	$30,000,000	$30,000,000	Barclays	No
A-3-A, A-3-B, A-3-C, A-3-D(1)	$25,000,000	$25,000,000	Barclays	No
A-4-A, A-4-B, A-4-C, A-4-D	$12,500,000	$12,500,000	BBCMS 2024-C28	No
A-5-A, A-5-B, A-5-C, A-5-D	$7,500,000	$7,500,000	BBCMS 2024-C28	No
A-6-A, A-6-B, A-6-C, A-6-D	$35,000,000	$35,000,000	BANK 2024-BNK47	No
A-7-A-1, A-7-B-1, A-7-C-1, A-7-D-1(1)	$10,000,000	$10,000,000	JPMCB	No
A-7-A-2, A-7-B-2, A-7-C-2, A-7-D-2	$10,000,000	$10,000,000	BANK 2024-BNK47	No
A-8-A, A-8-B, A-8-C, A-8-D(1)	$20,000,000	$20,000,000	JPMCB	No
A-9-A, A-9-B, A-9-C, A-9-D(1)	$16,000,000	$16,000,000	JPMCB	No
A-10-A, A-10-B, A-10-C, A-10-D	$5,000,000	$5,000,000	BANK 2024-BNK47	No
A-11-A, A-11-B, A-11-C, A-11-D	$25,000,000	$25,000,000	BANK 2024-BNK47	No
A-12-A, A-12-B, A-12-C, A-12-D	$25,000,000	$25,000,000	BANK 2024-BNK47	No
A-13-A, A-13-B, A-13-C, A-13-D	$25,000,000	$25,000,000	BMO 2024-C9	No
A-14-A, A-14-B, A-14-C, A-14-D	$21,000,000	$21,000,000	BMO 2024-C9	No
A-15-A, A-15-B, A-15-C, A-15-D	$20,000,000	$20,000,000	BMO 2024-C9	No
A-16-A, A-16-B, A-16-C, A-16-D	$15,000,000	$15,000,000	BMO 2024-C9	No
A-17-A, A-17-B, A-17-C, A-17-D	$13,000,000	$13,000,000	BBCMS 2024-C28	No
Whole Loan	$360,000,000	$360,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The St. Johns Town Center Property is a Class A, open-air, super-regional mall on a 119.82-acre plot of land in the St. Johns submarket of Jacksonville, Florida. The St. Johns Town Center Property consists of a 1,022,042 square foot portion of a larger retail development consisting of 1,433,086 total square feet. The St. Johns Town Center Property benefits from four anchor tenants: Dick’s Clothing & Sporting Goods (“Dick’s”), Dillard’s (non-collateral), Nordstrom and Target (non-collateral). Dillard’s and Target are not part of the collateral and have no attributable underwritten base rent or reimbursements. The St. Johns Town Center Property was constructed in two phases: an initial phase that was built in 2005 (“Phase I”) and a subsequent phase that was constructed in 2008 and 2014 (“Phase II”). Together, Phase I and Phase II comprise a community center (the “Community Center”) and lifestyle center, as outlined in the layout shown on a previous page. The Community Center component is generally L-shaped and extends along the northern border and east side of the St. Johns Town Center Property. The Community Center component also includes three smaller strip centers located along the western border of the St. Johns Town Center Property. The lifestyle component of the St. Johns Town Center Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 3 – St. Johns Town Center

is comprised of a series of freestanding multi-tenant buildings that line either side of River City Drive and Midtown Parkway. Nordstrom and Dillard’s are located along the west side of the center with secondary roads extending to both. Dick’s and Restoration Hardware are situated along the east side of the St. Johns Town Center Property. A cluster of four freestanding restaurants anchor the south side of the St. Johns Town Center Property. The St. Johns Town Center Property provides parking via 6,149 surface parking spaces (approximately 4.25 spaces per 1,000 square feet).

As of June 1, 2024, the St. Johns Town Center Property was 93.9% leased to 170 unique tenants (excluding temporary tenants), with no tenant accounting for greater than 12.0% of net rentable area and 2.9% of underwritten base rent. In 2023, the tenants at the St. Johns Town Center Property generated approximately $673.0 million in total sales, with comparable inline sales of $921 per square foot (less than 10,000 square feet excluding Apple and Tesla) and $1,109 per square foot (less than 10,000 SF including Apple and Tesla). Inline tenants benefit from high-performing anchor tenancy at the St. Johns Town Center Property, with the Dillard’s location netting the highest sales in the Southeast region and the Dick’s location netting higher sales than any other Dick’s store in the trade area. Inline tenants include both luxury and nationally-recognized brands, such as Apple, Louis Vuitton, Gucci, Chanel, Coach, Tiffany & Co., Mayor’s Jewelers, Alo Yoga and Lululemon. The St. John’s Town Center Property has a wide variety of food and beverage options, including The Cheesecake Factory, RH Rooftop Restaurant, The Capital Grille and Cantina Laredo, with food and beverage outlets accounting for over $90.0 million of 2023 sales, in aggregate.

The St. Johns Town Center Property has benefitted from positive leasing momentum, with 52,612 square feet of recently executed leases commencing between 2023 and 2025. Notable brands with recently executed leases include Chanel, Gucci, Aritzia, Breitling, Omega and J. Crew. In addition, luxury tenants including Louis Vuitton, Lovesac, Mayors Jewelers and Lululemon recently expanded into larger spaces.

The borrower sponsor, Simon Property Group, L.P. (“Simon”), has invested approximately $44.7 million in capital expenditures at the St. Johns Town Center Property since 2019, including approximately $18.0 million allocated to the addition of an RH Gallery in 2021 and approximately $6.0 million to Gucci and Altar’d State tenant allowances. Capital expenditures were also allocated towards building improvements, exterior improvements, roofing, paving and signage.

Major Tenants.

Nordstrom (123,000 square feet; 12.0% of NRA; 1.1% of underwritten base rent): Nordstrom (Fitch/Moody’s/S&P: BB/Ba2/BB+) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a leading fashion designer offering clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom executed its ground lease at the St. Johns Town Center Property on April 23, 2013, with an initial lease expiration date on February 28, 2030. Nordstrom has eight, 10-year extension options remaining. Nordstrom reported 2023 sales of approximately $19.8 million and occupancy cost of 2.8% at the St. Johns Town Center Property.

Dick's Clothing & Sporting Goods (66,000 square feet; 6.5% of NRA; 2.9% of underwritten base rent): Dick’s (Fitch/Moody's/S&P: NR/Baa3/BBB) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone!. Dick’s is an original tenant at the St. Johns Town Center Property, having executed the lease for its space on October 17, 2003, and subsequently extending its lease term through January 2026. Dick’s has two five-year extension options remaining. Simon estimates that Dick’s achieved 2023 sales of $20.1 million and occupancy cost of 7.0% at the St. Johns Town Center Property.

Restoration Hardware (48,697 square feet; 4.8% of NRA; 2.5% of underwritten base rent): Founded in 1980 and headquartered in Corte Madera, California, Restoration Hardware (Fitch/Moody's/S&P: NR/B1/NR) is a retailing company that offers home furnishing products, including fabric and leather seating, bedding accessories, tables, faucets, mirrors, lighting, rugs, etc. Restoration Hardware sells its products through its stores, websites and catalogs, and owns and operates a network of retail outlets across the United States, Canada and the United Kingdom. Restoration Hardware executed its ground lease at the St. Johns Town Center Property in January 2020, with an initial lease expiration date in January 2037.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 3 – St. Johns Town Center

Restoration Hardware has three, five-year renewal options remaining. Restoration Hardware reported 2023 sales of approximately $25.7 million and occupancy cost of 6.8% at the St. Johns Town Center Property.

Historical and Current Occupancy(1)
	2019	2020	2021	2022	2023	Current(2)
Inc. Temp Tenants	98.0%	93.0%	95.0%	95.0%	97.0%	NAV
Excl.Temp Tenants	94.0%	85.0%	86.0%	92.0%	94.0%	93.9%
(1)	Based on December 31 of each respective year.
(2)	Based on the underwritten rent roll as of June 1, 2024.

Top Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)	Lease Expiration Date
Anchor Tenants
Nordstrom(3)	BB/Ba2/BB+	123,000	12.0%	$3.42	$420,677	1.1%	2/28/2030
Dick’s	NR/Baa3/BBB	66,000	6.5%	$16.00	$1,056,000	2.9%	1/31/2026
Anchor Tenants Subtotal / Wtd. Avg.		189,000	18.5%	$7.81	$1,476,677	4.0%
Major Tenants
Restoration Hardware(3)	NR/NR/NR	48,697	4.8%	$18.96	$923,328	2.5%	1/31/2037
Jo-Ann Fabrics	NR/B3/NR	35,000	3.4%	$11.00	$385,000	1.0%	1/31/2026
Ross Dress For Less	NR/A2/BBB+	30,187	3.0%	$12.00	$362,244	1.0%	1/31/2026
DSW Shoe Warehouse	NR/NR/NR	30,000	2.9%	$19.00	$570,000	1.5%	1/31/2029
Barnes & Noble	NR/NR/NR	25,153	2.5%	$25.70	$646,323	1.8%	5/31/2030
Marshalls	NR/A2/A	23,636	2.3%	$15.50	$366,358	1.0%	5/31/2032
PetSmart	NR/B3/B+	19,107	1.9%	$15.50	$296,159	0.8%	5/31/2025
Old Navy	NR/B1/BB	16,953	1.7%	$35.34	$599,069	1.6%	1/31/2026
Arhaus Furniture	NR/NR/NR	16,000	1.6%	$33.75	$540,000	1.5%	1/31/2025
Altar'd State	NR/NR/NR	14,882	1.5%	$70.97	$1,056,176	2.9%	1/31/2038
Major Tenants Subtotal / Wtd. Avg.		259,615	25.4%	$22.13	$5,744,656	15.6%
Remaining Occupied		511,060	50.0%	$58.08	$29,684,658	80.4%
Occupied Collateral Total / Wtd. Avg.		959,675	93.9%	$38.46	$36,905,992	100.0%

Vacant Space		62,367	6.1%

Collateral Total		1,022,042	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2024, inclusive of rent steps through May 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Nordstrom and Restoration Hardware are subject to ground leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 3 – St. Johns Town Center
Tenant Sales(1)(2)
	2019	2021	2022	2023
Gross Mall Sales(3)	$590,274,000	$549,525,000	$669,225,000	$672,995,001
Sales PSF (Inline < 10,000 SF)	$1,064	$935	$1,097	$1,109
Sales PSF (Inline < 10,000 SF, Ex-Apple / Tesla)(4)	$627	$826	$911	$921
Occupancy Cost (Inline < 10,000 SF)(4)(5)	11.0%	10.6%	10.4%	11.0%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple / Tesla)(4)(5)	13.5%	11.4%	11.3%	11.9%
(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants. Dillard’s, Dick’s, Ross Dress for Less, Target, Ashley Furniture and Marshall’s do not report sales. Dillard’s, Target and Ashley Furniture are non-collateral.
(2)	2020 sales are excluded due to the adverse impact of the COVID-19 pandemic.
(3)	Gross Mall Sales includes the community center, which is included as collateral.
(4)	The Apple lease commenced on February 1, 2023. The Tesla lease expired on January 31, 2022.
(5)	Occupancy Cost is calculated by the sum of rent, percentage rent, CAM and taxes divided by annual sales.

Major Tenant Sales(1)
Tenant Name	SF	2019(2)	2021(2)	2022	2023	Occupancy Cost	YE 2023 Sales PSF
Anchor Tenants
Nordstrom	123,000	$17,943,000	$13,321,000	$20,091,000	$19,768,260	2.8%	$161
Dick’s(3)	66,000	$17,500,000	$20,100,000	$20,100,000	$20,100,000	7.0%	$305
Major Tenants
Restoration Hardware	48,697	N/A	N/A	$26,440,000	$25,685,817	6.8%	$527
Jo-Ann Fabrics	35,000	$4,680,000	$4,374,000	$4,223,000	$3,966,282	15.4%	$113
Ross Dress For Less	30,187	$7,000,000	$9,700,000	$9,800,000	$9,800,000	5.3%	$325
DSW Shoe Warehouse	30,000	$8,784,000	$9,562,000	$10,326,000	$9,855,965	6.7%	$329
Barnes & Noble	25,153	$5,877,000	$4,871,000	$7,896,000	$7,556,930	10.6%	$300
Marshalls	23,636	N/A	N/A	$6,300,000	$6,300,000	8.6%	$267
PetSmart	19,107	$6,410,000	$7,854,000	$8,231,000	$8,510,546	4.8%	$445
Old Navy	16,953	$7,989,000	$8,069,000	$7,458,000	$7,336,126	11.3%	$433
Arhaus Furniture	16,000	$6,110,000	$7,717,000	$11,451,000	$12,253,281	9.3%	$766
Altar'd State	14,882	$2,159,000	$3,012,000	$3,110,000	$6,807,947	19.3%	$457
Signature Tenants
Anthropologie	10,736	$1,721,000	$1,804,000	$4,321,000	$4,500,327	15.0%	$419
Apple	8,181	$72,614,000	$35,554,000	$46,580,000	$50,899,583	1.9%	$6,222
Lululemon	7,500	$6,332,000	$7,493,000	$11,501,000	$15,340,209	6.9%	$2,045
Louis Vuitton	6,053	$21,103,000	$42,595,000	$45,692,000	$37,478,447	5.7%	$6,192
Sephora	4,802	$8,119,000	$8,808,000	$11,908,000	$16,367,961	6.9%	$3,409
Gucci(4)	4,492	N/A	N/A	N/A	$9,426,829	11.6%	$2,099
Mayor's Jewelers	4,147	$3,282,000	$8,639,000	$10,562,000	$4,386,394	19.5%	$1,058
Alo Yoga(4)	3,697	N/A	N/A	N/A	$1,439,782	36.4%	$389
Tiffany & Co.	3,538	$5,524,000	$9,155,000	$9,745,000	$8,603,561	5.0%	$2,432
(1)	All sales information presented herein with respect to the St. Johns Town Center Property is based upon information provided by Simon. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 excluded due to the adverse impact of the COVID-19 pandemic on the St. John’s Town Center Property.
(3)	Based on estimates provided by the borrower sponsor.
(4)	Gucci and Alo Yoga opened in March 2023 and July 2023, respectively. 2023 sales do not reflect a full year of operations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 3 – St. Johns Town Center
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	62,367	6.1%	NAP	NAP	62,367	6.10%	NAP	NAP
2024 & MTM	13	32,253	3.2%	$1,169,960	3.2%	94,620	9.3%	$1,169,960	3.2%
2025	16	90,984	8.9%	$3,318,463	9.0%	185,604	18.2%	$4,488,423	12.2%
2026	26	224,609	22.0%	$6,765,993	18.3%	410,213	40.1%	$11,254,416	30.5%
2027	17	78,454	7.7%	$4,242,870	11.5%	488,667	47.8%	$15,497,286	42.0%
2028	17	73,588	7.2%	$4,736,057	12.8%	562,255	55.0%	$20,233,343	54.8%
2029	12	64,936	6.4%	$2,607,932	7.1%	627,191	61.4%	$22,841,273	61.9%
2030	12	181,205	17.7%	$3,276,318	8.9%	808,396	79.1%	$26,117,591	70.8%
2031	5	18,292	1.8%	$786,170	2.1%	826,688	80.9%	$26,903,763	72.9%
2032	10	63,943	6.3%	$2,163,571	5.9%	890,631	87.1%	$29,067,334	78.8%
2033	6	18,317	1.8%	$1,317,720	3.6%	908,948	88.9%	$30,385,054	82.3%
2034	14	47,014	4.6%	$4,180,792	11.3%	955,962	93.5%	$34,565,846	93.7%
2035 & Thereafter	24	66,080	6.5%	$2,340,147	6.3%	1,022,042	100.0%	$36,905,993	100.0%
Total	172	1,022,042	100.0%	$36,905,992	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2024 inclusive of rent steps through May 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated April 4, 2024, there was no evidence of any recognized environmental conditions at the St. Johns Town Center Property.

Operating History and Underwritten Net Cash Flow(1)
	2020(2)	2021(2)	2022(2)	2023(2)(3)	Underwritten(2)(3)	Per SF	%(4)
Base Rent	$29,043,233	$27,975,913	$29,632,722	$32,197,323	$36,245,458	$35.46	52.8%
Contractual Rent Steps(5)	0	0	0	0	660,534	$0.65	1.0
Credit Tenant Rent Steps	0	0	0	0	48,492	$0.05	0.1
Temporary Tenant Rent	831,372	1,309,932	1,139,618	881,055	686,000	$0.67	1.0
Percentage in Lieu Rent	107,710	313,991	399,527	465,637	221,032	$0.22	0.3
Overage Rent	1,115,714	3,870,832	5,702,397	5,842,555	5,407,603	$5.29	7.9
Other Rental Income	53,023	54,037	53,844	50,571	61,000	$0.06	0.1
Gross-Up Vacant Rent	0	0	0	0	3,683,196	$3.60	5.4
Net Rental Income	$31,151,052	$33,524,705	$36,928,108	$39,437,141	$47,013,315	$46.00	68.4%
Total Recoveries	16,757,264	15,585,660	16,157,119	17,723,862	21,684,361	$21.22	31.6
Gross Potential Income	$47,908,316	$49,110,365	$53,085,227	$57,161,003	$68,697,676	$67.22	100.0%
Vacancy & Bad Debt	(3,832,965)	(124,095)	(76,314)	(100,950)	(5,458,658)	($5.34)	-7.9
Miscellaneous Income	346,031	496,311	928,544	481,443	520,300	$0.51	0.8
Effective Gross Income	$44,421,382	$49,482,581	$53,937,457	$57,541,496	$63,759,318	$62.38	92.8%
Taxes	$6,443,428	$6,200,481	$6,194,896	$6,764,959	$6,853,350	$6.71	10.7
Insurance	1,061,740	1,161,715	1,304,133	1,582,047	2,001,357	$1.96	3.1
Management Fee	1,227,408	1,455,325	1,644,610	1,535,262	1,000,000	$0.98	1.6
Other Expenses	4,182,606	4,710,355	5,526,914	5,926,467	6,142,177	$6.01	9.6
Total Expenses	$12,915,182	$13,527,876	$14,670,553	$15,808,735	$15,996,884	$15.65	25.1%
Net Operating Income	$31,506,200	$35,954,705	$39,266,904	$41,732,761	$47,762,434	$46.73	74.9%
Capital Expenditures	0	0	0	0	264,000	$0.26	0.4
TI/LC	0	0	0	0	2,088,000	$2.04	3.0
Net Cash Flow	$31,506,200	$35,954,705	$39,266,904	$41,732,761	$45,410,434	$44.43	71.2%
(1)	Based on the underwritten rent roll dated June 1, 2024.
(2)	The increases in historical Net Operating Income through Underwritten Net Operating Income are primarily attributed to increases in occupancy with respect to non-temporary tenants since 2020. Occupancy increased from 85% as of the end of 2020 to 93.9% as of June 1, 2024. Approximately $8.8 million of new leases have been executed since 2021.
(3)	The increase from 2023 Net Operating Income to Underwritten Net Operating Income is driven by new leasing. Since the second half of 2023, there have been 13 new leases, totaling approximately $4.2 million of gross rent, executed at the St. Johns Town Center Property.
(4)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(5)	Contractual Rent Steps were taken through May 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 3 – St. Johns Town Center

The Market. The St. Johns Town Center Property is located in the St. Johns submarket of the broader Jacksonville, Florida core based statistical area, approximately 11.8 miles northwest of the Downtown Jacksonville central business district. The St. Johns Town Center Property is approximately one mile northeast of Deerwood South Office Park and one mile southwest of the University of North Florida. This area contains Jacksonville’s prime retail, suburban office and multifamily residential submarkets, as reflected by the submarket’s dominant performance across these sectors.

According the appraiser, following its initial opening in 2005, the St. Johns Town Center Property quickly became the prominent retail destination in Northeast Florida and was the catalyst for a variety of ancillary commercial developments in the area, including the Markets at Town Center, The Strand, TopGolf and numerous full-service and fast food restaurants. The immediate area also includes a number of luxury apartment complexes, supplementing demand at the St. Johns Town Center Property.

According to the appraiser, additional proposed mixed-use and retail developments within the southeast corridor of the Butler Boulevard and Interstate 295 interchange are projected to further solidify the viability of this corridor as the dominant retail, office and residential submarkets.

The following table presents certain information relating to the appraiser’s market rent conclusions for the St. Johns Town Center Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
0 – 1,500 SF	$115.00	7	1.5%	$50.00
1,501 – 2,500 SF	$72.00	7	1.5%	$50.00
2,501 – 2,500 SF	$70.00	7	1.5%	$50.00
5,000 – 10,000 SF	$65.00	7	1.5%	$50.00
10,000 SF +	$50.00	7	1.5%	$50.00
Restaurants	$45.00	7	1.5%	$75.00
Jewelers	$130.00	7	1.5%	$50.00
Power Center 0 – 2,500 SF	$55.00	5	1.0%	$20.00
Power Center 2,501 – 5,000 SF	$35.00	5	1.0%	$20.00
Power Center 5,001 – 10,000 SF	$30.00	5	1.0%	$20.00
Power Center 10,000 SF+	$18.00	5	1.0%	$20.00
Major – Lifestyle	$30.00	10	10% in YR 6	$30.00
Major – Power Center	$20.00	10	10% in YR 6	$30.00
Anchor	$16.00	10	10% in YR 6	$30.00
(1)	Based on the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 3 – St. Johns Town Center

The following table presents certain information relating to comparable retail centers for the St. Johns Town Center Property:

Competitive Retail Center Summary(1)
Property	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Sales PSF	Major Tenants
St. Johns Town Center	2005, 2008, 2014 / NAP	1,022,042(2)(3)	93.9%(2)(3)	NAP	$921(4)	Dick’s, Dillard’s, Nordstrom and Target
Regency Square Mall	1967 / 2001	1,390,000	70%	5.0 miles	$141	AMC, Dillard’s, Impact Church, Modern Furniture
The Avenues	1990 / 2005	1,111,812	63%	5.0 miles	$399	Belk, Dillard’s, Forever 21, Furniture Source, JC Penney
Orange Park Mall	1975 / 2006	959,405	86%	13.4 miles	$413	Belk, Dick’s, Dillard’s, JC Penney
River City Marketplace	2006 / NAP	905,499	99%	16.5 miles	NAV	Best Buy, BJ’s Wholesale Club, Lowe’s, Walmart Supercenter
Oakleaf Town Center	2007 / NAP	730,501	98%	18.5 miles	NAV	Hobby Lobby, HomeGoods, Kohl’s, PetSmart, The Home Depot
(1)	Based on the Appraisal.
(2)	Based on the underwritten rent roll as of June 1, 2024.
(3)	Total NRA and Occupancy exclude non-collateral tenants.
(4)	Represents sales per square foot as of December 31, 2023 for in-line tenants (excluding Apple and Tesla). All sales information presented herein with respect to the St. Johns Town Center Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.

The Borrowers. The borrowing entities for the St. Johns Town Center Whole Loan are Shops at St. Johns, LLC and STJTC II, LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the St. Johns Town Center Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Simon Property Group, L.P. (“Simon”). So long as the non-recourse carveout guarantor is either Simon, Simon Property Group, Inc. (“Simon Inc.”), a Delaware corporation, RREEF America II Lower REIT LLC, a Delaware limited liability company, or an affiliate of Simon or Simon Inc., the liability under the guaranty is limited to 20% ($72,000,000) of the original principal amount of the St. Johns Town Center Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lenders’ rights under the guaranty. There is no separate environmental indemnity for the St. Johns Town Center Whole Loan; however, the non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials (subject to the aforementioned 20% cap).

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / S&P: A-), an S&P 100 company and owner of shopping, dining, entertainment and mixed-use destinations. As of March 31, 2024, Simon owned or held an interest in 195 income-producing properties in the United States, including 93 malls, 69 premium outlets, 14 Mills-branded shopping centers, six lifestyle centers and 13 other retail properties. Simon also owns an 84% non-controlling interest in The Taubman Realty Group, LLC, or TRG, which has an interest in 23 regional, super-regional and outlet malls in the United States and Asia. Additionally, Simon has a 22.4% ownership interest in Klépierre SA, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of May 13, 2024, Simon had an equity market capitalization of approximately $47.9 billion.

Property Management. The St. Johns Town Center Property is managed by Simon Management Associates, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $8,393,631 for outstanding tenant improvement allowances and leasing commissions associated with 17 tenants and (ii) $1,394,586 for outstanding gap rent associated with 11 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 3 – St. Johns Town Center

Tax Escrows – On a monthly basis, during the continuance of a Lockbox Event Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Lockbox Event Period, except if the St. Johns Town Center Property is insured under an acceptable blanket policy, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – During the continuance of a Lockbox Event Period, the borrowers are required to escrow approximately $22,000 on a monthly basis for replacements and repairs to be made at the St. Johns Town Center Property.

TI/LC Reserves – During the continuance of a Lockbox Event Period, the borrowers are required to escrow approximately $174,000 on a monthly basis for ongoing leasing reserves.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or property manager (if the property manager is an affiliate of the borrowers) and the property manager is not replaced within 60 days with a qualified manager or (iii) the debt yield based on the trailing four calendar quarters is less than 10.0% for two consecutive calendar quarters. A Lockbox Event Period will end with respect to (a) clause (i) above, if the cure of the event of default has been accepted by the lenders, (b) clause (ii) above, if the property manager is replaced within 60 days or the bankruptcy action with respect to the property manager is dismissed within 90 days without adverse consequences to the St. Johns Town Center Property, or (c) clause (iii) above, (A) the debt yield based on the trailing four calendar quarters is greater than or equal to 10.0% for two consecutive calendar quarters, (B) the borrowers prepay a portion of the St. Johns Town Center Whole Loan in accordance with the St. Johns Town Center Whole Loan documents in an amount sufficient such that the debt yield is no less than 10.00% or (C) the borrowers deliver to the lenders (1) cash, (2) U.S. obligations, (3) other securities having a rating reasonably acceptable to the lenders and for which a rating agency confirmation has been received or (4) a letter of credit, in each case, in an amount which, if applied to the repayment of the St. Johns Town Center Whole Loan would result in a debt yield equal to 10.00%; provided, however, that (a) no event of default or other Lockbox Event Period is continuing, (b) the borrowers have paid all of the lenders’ reasonable expenses incurred in connection with the cure of such Lockbox Event Period, including reasonable attorney’s fees and expenses, (c) the borrowers may not cure a Lockbox Event Period more than a total of five times in the aggregate during the term of the St. Johns Town Center Whole Loan and (d) in no event may the borrowers cure a Lockbox Event Period caused by a bankruptcy action of the borrowers.

Lockbox / Cash Management. The St. Johns Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the St. Johns Town Center Whole Loan, or (ii) if no Lockbox Event Period is continuing, disbursed to the borrowers.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted. However, the St. Johns Town Center Whole Loan documents permit the borrowers to enter into a Property Assessed Clean Energy loan for an amount not to exceed $5,000,000, subject to the consent of the lenders and delivery of a rating agency confirmation.

Partial Release. The St. Johns Town Center Whole Loan documents permit the borrowers to obtain the release of non-income producing portions of the St. Johns Town Center Property in connection with a transfer to third parties or affiliates of the borrowers without the payment of a release price provided that, among other conditions, the borrowers satisfy customary REMIC requirements.

Ground Lease. Each of the Phase I and Phase II parcels at the St. Johns Town Center Property is subject to a long-term ground lease. Each ground lease is between an affiliate of the respective borrowers, St. Johns Town Center, LLC, as fee owner, and such borrower, as tenant. In each case, the affiliated fee owner has mortgaged its fee interest in the St. Johns

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Town Center Property as collateral for the St. Johns Town Center Whole Loan. In the event of an exercise of remedies under the St. Johns Town Center Whole Loan documents, the lenders would be entitled to foreclose on both the fee and leasehold interests simultaneously and, if desired, eliminate the ground lease structure and take title to the St. Johns Town Center Property in fee (or if the lenders so elected, to retain the ground lease structure and own both fee and leasehold interests). The term of the ground lease for the Phase I parcel is scheduled to expire on March 21, 2064, and for the Phase II parcel, on December 21, 2064.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Arizona Grand Resort and Spa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Arizona Grand Resort and Spa

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Arizona Grand Resort and Spa
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC, GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$70,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$70,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	8.7%	Net Rentable Area (Rooms)(5):	744
Loan Purpose:	Refinance	Location:	Phoenix, AZ
Borrower:	Arizona Grand Resort, LLC	Year Built / Renovated:	1987 / 2017-2019
Borrower Sponsor(2):	Grossman Company Properties, Inc.	Occupancy / ADR / RevPAR:	63.2% / $219.51 / $138.72
Interest Rate:	5.55000%	Occupancy / ADR / RevPAR Date:	4/30/2024
Note Date:	7/26/2024	4th Most Recent NOI (As of)(6):	$14,579,127 (12/31/2021)
Maturity Date:	8/6/2034	3rd Most Recent NOI (As of)(6):	$31,053,244 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$28,119,164 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$30,264,845 (TTM 4/30/2024)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	63.2% / $219.51 / $138.72
Amortization Type:	Interest Only	UW Revenues:	$99,267,457
Call Protection(3):	L(24),D(89),O(7)	UW Expenses:	$69,043,990
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$30,223,467
Additional Debt(1):	Yes	UW NCF:	$26,456,492
Additional Debt Balance(1):	$55,000,000	Appraised Value / Per Room:	$318,800,000 / $428,495
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/4/2024

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$168,011
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$168,011
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	39.2%
FF&E Reserves:	$0	3% of Gross Revenue	N/A	Maturity Date LTV:	39.2%
Seasonality Reserve:	$650,000	Springing	$3,250,000	UW NCF DSCR:	3.76x
Other(7):	$0	Springing	75,000	UW NOI Debt Yield:	24.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$125,000,000	100.0%	Loan Payoff	$110,983,664	88.8%
			Return of Equity	11,291,870	9.0
			Closing Costs	2,074,466	1.7
			Upfront Reserves	650,000	0.5
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%
(1)	The Arizona Grand Resort and Spa Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original balance of $125,000,000 (the “Arizona Grand Resort and Spa Whole Loan”). The Arizona Grand Resort and Spa Whole Loan was originated by GACC, GSBI and WFBNA (each as defined below). For additional information, see “The Loan” below. The financial information presented above is calculated based on the Arizona Grand Resort and Spa Whole Loan
(2)	The non-recourse carveout guarantor is Southwest Recourse III, LLC (as further described under “The Borrower Sponsor” below).
(3)	Defeasance of the Arizona Grand Resort and Spa Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Arizona Grand Resort and Spa Whole Loan to be securitized and (b) July 26, 2027. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2024-C28 securitization trust in August 2024. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	Net Rentable Area (Rooms) is based on 744 guestrooms, 643 of which are borrower-owned and 101 of which are located in villas owned by third parties that are available as additional rentable guestrooms through the villa rental pool program. See “The Property” below
(6)	The increase in Net Operating Income from 2021 to 2022 is primarily attributed to increased occupancy and food and beverage revenue.
(7)	Other Reserve represents the Refundable Advance Payment Reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Arizona Grand Resort and Spa

The Loan. The Arizona Grand Resort and Spa mortgage loan (the “Arizona Grand Resort and Spa Mortgage Loan”) is part of a whole loan that is evidenced by five pari passu promissory notes in the aggregate original principal amount of $125,000,000 secured by a first lien mortgage on the borrower’s fee simple and leasehold interest in a 744 all-suite resort located in Phoenix, Arizona (the “Arizona Grand Resort and Spa Property”). The Arizona Grand Resort and Spa Whole Loan was originated by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GSBI”) and Wells Fargo Bank, National Association (“WFBNA”) and has an outstanding principal balance as of the Cut-off Date of $125,000,000. The Arizona Grand Resort and Spa Whole Loan accrues interest at a fixed rate of 5.55000% per annum on an Actual/360 basis. The Arizona Grand Resort and Spa Whole Loan has a 120-month term and is interest-only for the full term. The Arizona Grand Resort and Spa Mortgage Loan is evidenced by the controlling Note A-1-1 contributed by GACC and the non-controlling Note A-2-1 contributed by GSBI, with an aggregate original principal balance of $70,000,000. The Arizona Grand Resort and Spa Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C28 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$48,000,000	$48,000,000	BBCMS 2024-C28	Yes
A-1-2(1)	17,000,000	17,000,000	DBRI	No
A-2-1	$22,000,000	$22,000,000	BBCMS 2024-C28	No
A-2-2(1)	$8,000,000	$8,000,000	GSBI	No
A-3(1)	$30,000,000	$30,000,000	WFBNA	No
Whole Loan	$125,000,000	$125,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The Arizona Grand Resort and Spa Property is a luxury resort that offers 744 guestrooms on over 158 acres. The resort amenities include (i) the seven-acre Oasis Water Park featuring an eight-story tower and three water slides, wave pool, 25 person hot tub, and lazy river, (ii) 89,397 square feet of indoor meeting space and 80,000 square feet of outdoor event space, (iii) a state-of-the-art 36,000 square foot athletic club, (iv) a destination spa, (v) five food and beverage outlets and (vi) an 18-hole championship golf course. The spa, one of the largest in Arizona, offers 10 treatment rooms with an extensive menu of services. The Arizona Grand Resort and Spa Property offers in-suite dining as well as the following five food & beverage options: The Lobby Grill, The Lobby Bar, Marketplace Café, Aunt Chilada’s Tempe and The Oasis Bar & Grill. There are 1,600 on-site surface parking spots.

643 of the guestrooms are borrower-owned suites that are collateral for the Arizona Grand Resort and Spa Whole Loan. The additional 101 rentable guestrooms (the “Villa Rental Pool Rooms”) are available to hotel guests through the villa rental pool program. The Villa Rental Pool Rooms are located in 50 luxury villas that were constructed in 2009 and sold to third parties as condominiums. The resort has a total of 52 villas but the owner of one villa (a one-bedroom villa that could not be split into two separate units opted out of the rental pool and the owner of another villa that has two bedrooms only included one of the bedrooms in the rental pool, for a total of 3 bedrooms left out of the 104 total). Each villa (except for one villa that contains one Villa Rental Pool Room) has a 1,400 square foot living area and can be locked off into a 400 square foot guestroom suite and a 1,000 square foot one-bedroom suite. All villas feature walk-in closets, custom cabinetry, designer countertops and appliances, private balconies, full-size refrigerators and microwaves, double sinks with garbage disposals and cookware/utensils. The villas are not collateral for the Arizona Grand Resort and Spa Whole Loan; however, the owners of 50 of the 52 villas (the “Participating Owners”) participate in the villa rental pool program pursuant to which the borrower rents the Villa Rental Pool Rooms as hotel accommodations and receives management fees as follows: (i) (for one-bedroom units approximately 50% of the first $105,000 of annual rental revenue and 65% of all revenue in excess of $105,000 and (ii) for two-bedroom units 50% of the first $70,000 of annual rental revenue and 65% of all revenue in excess of $70,000). The rental pool program is evidenced by the rental pool agreements and related documentation (the “Rental Pool Documents”) which have been collaterally assigned to the lender. Pursuant to the Rental Pool Documents, the Participating Owners (i) are responsible for all FF&E and capital expenditures related to their Villa Rental Pool Rooms, as well as utilities, property taxes, and maintenance related to their Villa Rental Pool Rooms and (ii) are required to provide 36-months advanced written notice to remove a Villa Rental Pool Room from the rental pool. In addition to receiving rental revenue, villa owners are incentivized to participate in the rental pool as they are prohibited from renting their villa outside of the rental pool unless the rental is for a period of 365 days or more.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Environmental. According to the Phase I environmental assessment dated July 12, 2024, there was no evidence of any recognized or controlled recognized environmental conditions at the Arizona Grand Resort and Spa Property.

The Market. The Arizona Grand Resort and Spa Property is located in the Phoenix-Mesa, AZ market area (the “Phoenix MSA”). Phoenix is among the nation’s largest and fastest-growing metropolitan areas. With a population of over five million residents, the Phoenix MSA ranks as the 10th most populous metro in the United States. Due to its geographic proximity and access to markets throughout California and the Southwest, the Phoenix MSA serves as the primary commercial gateway of western United States. Airport passenger traffic has increased year over year since the pandemic and 2023 reached an all-time high for number of travelers.

The market benefits from a variety of tourism and leisure attractions in the area. Leisure demand generators include the Phoenix Zoo, Desert Botanical Garden, the Mill Avenue shopping and entertainment district, Tempe Town Lake, Sun Devil Stadium and many world-class resorts and golf courses, as well as recreation opportunities in nearby mountain ranges.

The following table presents certain information relating to the performance of the Arizona Grand Resort and Spa Property:

Historical Occupancy, ADR, RevPAR(1)(2)(3)
	Competitive Set(2)(4)			Arizona Grand Resort and Spa(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	59.2%	$208.87	$123.61	63.9%	$230.70	$147.44	108.0%	110.5%	119.3%
2023	59.9%	$215.00	$128.72	61.8%	$229.41	$141.85	103.3%	106.7%	110.2%
TTM(5)	59.2%	$209.64	$124.17	63.2%	$219.51	$138.72	106.7%	104.7%	111.7%
(1)	Data for the Arizona Grand Resort and Spa Property is based on the lender underwriting.
(2)	Data for the competitive set was provided by a third-party market research report.
(3)	The variances between the underwriting, appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the Arizona Grand Resort and Spa Property are attributable to differing reporting methodologies and/or timing differences.
(4)	The competitive set includes The Scottsdale Plaza Resort, Marriott Phoenix Resort Tempe at The Buttes, DoubleTree Resort by Hilton Hotel Paradise Valley - Scottsdale, Pointe Hilton Tapatio Cliffs Resort, Hilton Phoenix Resort at the Peak, The Wigwam and Sheraton Grand at Wild Horse Pass.
(5)	TTM represents the trailing 12-month period ending April 30, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the operating history and underwritten cash flows of the Arizona Grand Resort and Spa Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue
Occupancy	54.3%	63.9%	61.8%	63.2%	63.2%
ADR	$204.44	$230.70	$229.41	$219.51	$219.51
RevPAR	$110.95	$147.44	$141.85	$138.72	$138.72
Rooms Revenue	$30,128,618	$40,038,231	$38,521,241	$37,774,927	$37,671,717	$50,634	37.9%
Food & Beverage Revenue	10,482,659	32,677,902	33,275,339	37,753,841	37,753,841	$50,744	38.0%
Golf Operations Revenue	2,769,994	3,359,196	4,027,757	4,299,272	4,299,272	$5,779	4.3%
The Oasis Water Park Revenue	5,964,061	6,017,854	5,833,706	5,827,815	5,827,815	$7,833	5.9%
Other Departmental Revenue(3)	7,222,488	11,611,296	13,186,609	13,714,813	13,714,813	$18,434	13.8%
Total Revenue	$56,567,820	$93,704,479	$94,844,651	$99,370,667	$99,267,457	$133,424	100.0%
Room Expense	9,010,045	13,511,471	13,704,741	13,765,323	13,727,712	$18,451	36.4%
Food and Beverage Expenses	5,991,312	15,929,874	17,267,717	18,848,593	18,848,593	$25,334	49.9%
Golf Expenses	1,929,854	2,260,844	2,443,410	2,502,830	2,502,830	$3,364	58.2%
The Oasis Water Park Expenses	4,349,077	5,336,419	5,092,628	5,149,479	5,149,479	$6,921	88.4%
Other Departmental Expenses	590,094	1,976,037	2,018,316	2,218,278	2,218,278	$2,982	16.2%
Departmental Expenses	$21,870,381	$39,014,645	$40,526,813	$42,484,503	$42,446,893	$57,052	42.8%
Gross Operating Income	$34,697,439	$54,689,834	$54,317,838	$56,886,164	$56,820,564	$76,372	57.2%
Undistributed Expenses	$13,753,240	$16,733,747	$19,582,056	$20,113,442	$20,058,488	$26,960	20.2%
Fixed Expenses	$6,365,072	$6,902,844	$6,616,618	$6,507,877	$6,538,610	$8,788	6.6%
Net Operating Income	$14,579,127	$31,053,244	$28,119,164	$30,264,845	$30,223,467	$40,623	30.4%
FF&E	1,819,255	3,416,585	3,615,831	3,709,142	3,766,975	$5,063	3.8
Net Cash Flow	$12,759,872	$27,636,659	$24,503,333	$26,555,703	$26,456,492	$35,560	26.7%
(1)	TTM column reflects the trailing 12 months ending April 30, 2024.
(2)	Per Room values are based on 744 rooms.
(3)	Underwritten Other Departmental Revenue is inclusive of $1,286,648 of Spa Revenue.

The Borrower. The borrower is Arizona Grand Resort, LLC a Delaware limited liability company and special purpose entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Arizona Grand Resort and Spa Whole Loan.

The Borrower Sponsor. The borrower sponsor is Grossman Company Properties, Inc. (“Grossman”), an Arizona corporation, and the non-recourse carveout guarantor is Southwest Recourse III, LLC, a Delaware limited liability company. The Arizona Grand Resort and Spa Whole Loan is also structured with a springing guarantor, Southwest Associates Investments, LLC, a Delaware limited liability company, which entity will become jointly and severally liable under the guaranty upon the occurrence of certain events as specified in the Arizona Grand Resort and Spa Whole Loan documents. Founded in 1962 and headquartered in Scottsdale, Arizona, Grossman has extensive experience and knowledge in developing, managing and operating hospitality, office, residential and retail projects across the Western United States. Grossman purchased the Arizona Grand Resort and Spa Property in 2006 for $206.0 million (approximately $320,000 / rentable key) and has invested $105.0 million since acquisition for a total cost basis of $311.0 million (approximately $417,997 / rentable key).

Property Management. The Arizona Grand Resort and Spa Property is managed by Arizona Grand Resort Manager LLC, a Delaware limited liability company and an affiliate of the borrower.

Escrows and Reserves.

Seasonality Reserves- At origination, the borrower deposited approximately $650,000 (the “Initial Seasonality Deposit”) into a seasonality reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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In the event any funds have been disbursed from the seasonality reserve in accordance with the Arizona Grand Resort and Spa Whole Loan documents (such date, a “Seasonality Reserve Trigger”), the borrower is required on each monthly payment date, during the calendar months of February, March, April, May and June (each a “Seasonality Reserve Deposit Date”) to deposit the Applicable Seasonality Reserve Deposit Amount (as defined below) into the seasonality reserve up to a cap of $3,250,000. Provided no event of default is then ongoing, on each monthly payment date in each of July, August, September and January, the lender will disburse funds from the reserve (in an amount not to exceed the applicable shortfall) to cover a shortfall under the Arizona Grand Resort and Spa Whole Loan documents. Notwithstanding the foregoing, in the event (i) a Trigger Event (as defined below) has occurred and a portion of the Initial Seasonality Deposit has been disbursed, (ii) prior to the commencement of such Trigger Event, the full amount of the Initial Seasonality Deposit remained on deposit and (iii) the borrower has cured such Trigger Event and no other Trigger Event is continuing, then once the balance in the seasonality reserve is at least $650,000, the borrower will not be required to make ongoing deposits to the reserve until the occurrence of another Seasonality Reserve Trigger.

“Applicable Seasonality Reserve Deposit Amount” means (A) $650,000 during the first year of the term of the Arizona Grand Resort and Spa Whole Loan and (B) with respect to each Seasonality Reserve Deposit Date occurring during any other calendar year during the term of the Arizona Grand Resort and Spa Whole Loan, an amount equal to the lesser of: (i) $650,000 and (ii) 1/5th of the positive difference determined by subtracting: (x) the aggregate gross revenue (excluding extraordinary income) received with respect to the Arizona Grand Resort and Spa Property during the months of June, July, August and December in the immediately preceding calendar year from (y) without duplication, the aggregate of all operating expenses, debt service, deposits to reserves and other amounts payable pursuant the Arizona Grand Resort and Spa Whole Loan documents during the months of June, July, August, and December of the immediate preceding calendar year.

Tax Escrows – During the continuance of a Trigger Event, the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance Escrows – During the continuance of a Trigger Event, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Arizona Grand Resort and Spa Property is insured under a blanket policy meeting the requirements set forth in the related Arizona Grand Resort and Spa Whole Loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Trigger Event). A blanket policy is currently in place.

Replacement Reserves – On each monthly payment date, the borrower is required to escrow an amount equal to the greatest of (i) 3% of the projected gross revenue for the Arizona Grand Resort and Spa Property excluding any amounts payable to the borrower pursuant to the Rental Pool Documents for the prior month as set forth in the most recent approved annual budget (provided, that, to the extent the lender determines that actual gross revenue for the Arizona Grand Resort and Spa Property is materially in excess of such projections, the lender has the option to increase the percentage to match actual gross revenue for the Arizona Grand Resort and Spa Property), (ii) the then-current amount required by the property management agreement and (iii) the then-current amount required by any franchise agreement, for approved capital expenditures and the repair and replacement of the FF&E.

Custodial Funds and Hotel Tax Reserve – During the continuance of a Trigger Event, the borrower is required to deliver or cause to be delivered to the lender on each monthly payment date, for deposit into the custodial funds and hotel tax account, an amount reasonably budgeted by the borrower and approved by the lender in its reasonable discretion or reasonably determined by the lender as provided below if the borrower fails to establish a budgeted amount, to provide for custodial funds and sales and occupancy taxes that are anticipated to be payable during such month.

PIP Reserve – If any manager or franchisor requires the borrower to implement a property improvement plan (“PIP”) at the Arizona Grand Resort and Spa Property, the borrower is required to deposit 110% of the estimated costs to complete any PIP.

Debt Service Reserve – During the continuation of a Low Debt Service Coverage Ratio Trigger (as defined below), all excess cash flow after payment of all monthly amounts due under the Arizona Grand Resort and Spa Whole Loan Documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved budgeted

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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property operating expenses will be swept to and held in a lender-controlled account (on an interest bearing basis for the benefit of the borrower) as additional collateral for the Arizona Grand Resort and Spa Whole Loan.

Refundable Advance Payments Reserve – During the continuance of a Trigger Event, the borrower is required to deliver or cause to be delivered to the lender, for deposit into the Refundable Advance Payments account, as and when received an amount equal to the advance payments and deposits that have been paid by customers and received by the borrower, including advance payments for, among other things, group business, banquets and other events (such amounts, “Refundable Advance Payments”); provided, however, notwithstanding the continuance of a Trigger Event, the borrower will not be required to deposit any such Refundable Advance Payments with the lender until such time as the aggregate borrower has collected in such calendar year Refundable Advance Payments in excess of $75,000.

Lockbox / Cash Management. The Arizona Grand Resort and Spa Whole Loan is structured with a hard lockbox and springing cash management. Until the occurrence and during the continuance of a Trigger Event, all sums deposited into the lockbox account will be transferred daily into borrower’s operating account. Following a Trigger Event and until the cure thereof in accordance with the Arizona Grand Resort and Spa Whole Loan documents, any transfers to the borrower’s operating account will cease and such sums on deposit in the lockbox account will be transferred on a daily basis to an account controlled by the lender, at a financial institution selected by the lender, to be applied to the payment of all monthly amounts due under the Arizona Grand Resort and Spa Whole Loan documents (including, without limitation, taxes and insurance, approved operating expenses, including any additional operating expenses, approved capital expenses (via disbursements from the FF&E reserve) debt service and required reserves), with any excess funds being held by the lender (on an interest bearing basis for the benefit of the borrower other than tax and insurance) in a cash collateral account as additional collateral for the Arizona Grand Resort and Spa Whole Loan (provided that upon the occurrence of an event of default under the Arizona Grand Resort and Spa Whole Loan documents, all sums received from the Arizona Grand Resort and Spa Property and all funds reserved with the lender will be applied to amounts owed under any of the Arizona Grand Resort and Spa Whole Loan documents in such amounts, order and manner as the lender elects in its sole discretion).

A “Trigger Event” means the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency of any affiliated property manager (until the replacement thereof with a non-affiliated manager approved by the lender) or (iii) a Low Debt Service Coverage Ratio Trigger (as defined below).

A “Low Debt Service Coverage Ratio Trigger” will occur if the DSCR falls below 1.20x for two consecutive quarters, and will terminate if the DSCR exceeds 1.20x for two consecutive quarters. The borrower may also cure a Low Debt Service Coverage Ratio Trigger by depositing with the lender cash or an acceptable letter of credit in an amount sufficient to cure the Low Debt Service Coverage Ratio Trigger.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. A portion of the golf course (approximately six holes) is subject to a ground lease from the City of Phoenix with an annual rent payment of $100 and an expiration date of July 30, 2057, with no extension options remaining. The ground lease generally contains standard notice and cure rights for the benefit of the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 5 – Morrison Yard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 5 – Morrison Yard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 5 – Morrison Yard

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 5 – Morrison Yard
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$52,500,000	Title:	Fee
Cut-off Date Principal Balance:	$52,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	6.5%	Net Rentable Area (SF):	153,509
Loan Purpose:	Refinance	Location:	Charleston, SC
Borrower:	Morrison Yard Global LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	Graeme M. Keith, Jr., Kenneth R. Beuley, R. Alan Lewis, Graeme M. Keith, II and Keith Real Estate Associates, LLC	Occupancy:	96.7%
Interest Rate:	7.28400%	Occupancy Date:	6/1/2024
Note Date:	6/20/2024	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	7/6/2031	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	84 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	84 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.6%
Amortization Type:	Interest Only	UW Revenues:	$8,709,237
Call Protection:	L(25),D(52),O(7)	UW Expenses:	$2,377,152
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,332,085
Additional Debt:	No	UW NCF:	$6,176,567
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$86,300,000 / $562
Additional Debt Type:	N/A	Appraisal Date:	5/3/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$342
RE Taxes:	$344,169	$49,167	N/A	Maturity Date Loan / SF:	$342
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.8%
TI/LC Reserve:	$0	$20,833	N/A	Maturity Date LTV:	60.8%
Replacement Reserve:	$0	$2,558	$122,807	UW NCF DSCR:	1.59x

Unfunded Obligations(3):	$4,623,709	$0	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$52,500,000	100.0%	Loan Payoff	$39,056,677	74.4%
			Principal Equity Distribution	7,702,155	14.7
			Upfront Reserves	4,967,878	9.5
			Closing Costs	773,290	1.5
Total Sources	$52,500,000	100.0%	Total Uses	$52,500,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Historical financial information is not available because the Morrison Yard Property (as defined below) is a recent construction that was delivered in March 2023.
(3)	A disbursement of approximately $583,608 of unfunded obligations is expected to occur prior to the anticipated BBCMS 2024-C28 securitization announcement in August 2024.

The Loan. The Morrison Yard mortgage loan (the “Morrison Yard Mortgage Loan”) has an original principal balance and Cut-off Date balance of $52,500,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 153,509 square foot office property located in Charleston, South Carolina (the “Morrison Yard Property”). The Morrison Yard Mortgage Loan has a seven-year term, is interest-only for the full term and accrues interest at a fixed rate of 7.28400% per annum on an Actual/360 basis.

The Property. The Morrison Yard Property is a 12-story, 153,509 square foot office building located at 850 Morrison Drive in Charleston, South Carolina. The Morrison Yard Property is comprised of 145,297 square feet of office space and 8,212 square feet of ground floor retail space. The Morrison Yard Property was delivered in March 2023 and is 96.7% leased by

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 5 – Morrison Yard

23 tenants, as of June 1, 2024. The Morrison Yard Property was the first building in Charleston to qualify for the new “Charleston Rises” efficiency guidelines. These new efficiency guidelines are based on needs specific to Charleston and include typical energy, HVAC and water efficiency requirements in addition to requirements related to potential flooding, hurricanes and other regional considerations. The borrower sponsor developed the Morrison Yard Property for a total cost of $75.4 million, as such the Morrison Yard Mortgage Loan represents 69.6% loan to cost ratio. The Morrison Yard Property is the tallest office building in its market and features 20,000 square foot floor plates. The Morrison Yard Property also features a rooftop event space and walking paths along a wetlands plaza. The Morrison Yard Property is 30% more energy and water efficient than code requirements, which enables tenants to decrease their environmental footprint and save on operating expenses.

Major Tenant.

Pinnacle Bank (22,654 square feet; 14.8% of NRA; 16.8% of underwritten base rent): Pinnacle Bank is an American banking firm headquartered and founded in Nashville, Tennessee. Pinnacle operates in Tennessee, North Carolina, South Carolina, Virginia, Georgia and Alabama. The tenant currently occupies 22,654 square feet at the Morrison Yard Property with a current lease expiration in April 2038.

Morgan Stanley Smith Barney Financing, LLC (“MSSBF”) (15,190 square feet; 9.9% of NRA; 11.4% of underwritten base rent): MSSBF is an American financial services firm. They offer a variety of products including wealth management, investment banking and sales and trading. The tenant currently occupies 15,190 square feet at the Morrison Yard Property with a current lease expiration in February 2034.

Parker Poe Adams & Bernstein LLP (“Parker Poe”) (14,677 square feet, 9.6% of NRA, 8.3% of underwritten base rent): Parker Poe is an American law firm based in the Southeast United States. The firm has over 275 attorneys across eight offices and focuses on a variety of practice groups including government, health care, financial services and energy. The tenant currently occupies 14,677 square feet at the Morrison Yard Property with a current lease expiration in October 2033.

Environmental. The Phase I environmental assessment dated May 7, 2024 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps at the Morrison Yard Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Morrison Yard
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Pinnacle Bank(3)	Baa2/NR/NR	22,654	14.8%	$57.77	$1,308,798	16.8%	4/30/2038
Morgan Stanley Smith Barney Financing, LLC(4)	A1/A-/A+	15,190	9.9%	$58.86	894,102	11.4%	2/28/2034
Parker Poe Adams & Bernstein LLP	NR/NR/NR	14,677	9.6%	$44.30	650,244	8.3%	10/31/2033
McMillan Pazdan Smith, LLC	NR/NR/NR	11,871	7.7%	$51.53	611,731	7.8%	2/28/2030
Burr & Forman LLP	NR/NR/NR	12,125	7.9%	$47.43	575,138	7.4%	4/30/2035
Morrison Yards	NR/NR/NR	7,557	4.9%	$55.76	421,342	5.4%	3/31/2032
Jones Lang Lasalle Americas, Inc.	Baa1/BBB+/NR	6,261	4.1%	$55.02	344,468	4.4%	2/28/2030
Healthcare Realty Holdings, L.P.	NR/BBB/NR	6,497	4.2%	$52.14	338,764	4.3%	4/30/2034
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC(5)	NR/NR/NR	6,708	4.4%	$49.90	334,753	4.3%	11/30/2033
Origin Development Partners, LLC	NR/NR/NR	5,545	3.6%	$52.63	291,837	3.7%	4/30/2030
Major Tenants		109,085	71.1%	$52.91	$5,771,176	73.9%
Other Tenants		39,297	25.6%	$51.86	$2,038,094	26.1%
Occupied Collateral Total		148,382	96.7%	$52.63	$7,809,270	100.0%
Vacant Space		5,127	3.3%
Collateral Total		153,509	100.0%
(1)	Based on underwritten rent roll dated June 1, 2024, with rent steps through August 31, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Pinnacle Bank has the one-time right to terminate its lease with respect to its ninth floor suite (20,372 square feet), effective at the end of the 120th month after the rental commencement date (estimated to be May 1, 2033), by providing at least 12 months prior written notice and payment to the landlord of the amount equal to the then-unamortized balance of the tenant improvement and leasing commissions allowance.
(4)	MSSBF has the one-time right to terminate its lease, effective at the end of the 84th month after the rental commencement date (estimated to be March 1, 2031), by providing at least 12 months prior written notice and payment to the landlord of the amount equal to the tenant improvement allowance and leasing commissions.
(5)	Baker, Donelson, Bearman, Caldwell & Berkowitz, PC has the one-time right to terminate its lease, effective at the end of the 84th month after the rental commencement date (estimated to be December 1, 2030), by providing at least 12 months prior written notice and payment to the landlord of the amount equal to the then-unamortized balance of the tenant improvement allowance, rental abatement and leasing commissions.
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	5,127	3.3%	NAP	NAP	5,127	3.3%	NAP	NAP
2024 & MTM	0	0	0.0%	$0	0.0%	5,127	3.3%	$0	0.0%
2025	0	0	0.0%	0	0.0%	5,127	3.3%	$0	0.0%
2026	0	0	0.0%	0	0.0%	5,127	3.3%	$0	0.0%
2027	0	0	0.0%	0	0.0%	5,127	3.3%	$0	0.0%
2028	1	2,783	1.8%	135,314	1.7%	7,910	5.2%	$135,314	1.7%
2029	1	4,642	3.0%	256,772	3.3%	12,552	8.2%	$392,086	5.0%
2030	7	34,432	22.4%	1,785,703	22.9%	46,984	30.6%	$2,177,788	27.9%
2031	2	3,896	2.5%	218,429	2.8%	50,880	33.1%	$2,396,217	30.7%
2032	1	7,557	4.9%	421,342	5.4%	58,437	38.1%	$2,817,560	36.1%
2033	3	24,897	16.2%	1,165,203	14.9%	83,334	54.3%	$3,982,763	51.0%
2034	6	35,396	23.1%	1,942,572	24.9%	118,730	77.3%	$5,925,335	75.9%
2035 & Thereafter	2	34,779	22.7%	1,883,936	24.1%	153,509	100.0%	$7,809,270	100.0%
Total	23	153,509	100.00%	$7,809,270	100.00%
(1)	Based on underwritten rent roll dated June 1, 2024, with rent steps through August 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 5 – Morrison Yard

The following table presents certain information relating to the underwritten cash flows of the Morrison Yard Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per SF	%(2)
Base Rent(3)	$6,616,375	$43.10	72.6%
Credit Tenant Rent Steps(4)	342,239	2.23	3.8%
Total Reimbursements	850,656	5.54	9.3%
Market Revenue from Vacant Units	228,568	1.49	2.5%
Parking Income	1,072,140	6.98	11.8%
Net Rental Income	$9,109,978	$59.34	100.0%
Vacancy/Credit Loss	(400,741)	(2.61)	-4.4%
Effective Gross Income	$8,709,237	$56.73	95.6%
Real Estate Taxes	1,081,500	7.05	12.4%
Insurance	155,173	1.01	1.8%
Management Fee	261,277	1.70	3.0%
Other Expenses	879,202	5.73	10.1%
Total Expenses	2,377,152	15.49	27.3%
Net Operating Income	$6,332,085	$41.25	72.7%
Capital Expenditures	30,702	0.20	0.4%
TI/LC	124,816	0.81	1.4%
Net Cash Flow	$6,176,567	$40.24	70.9%
(1)	Historical financial information is not applicable because the Morrison Yard Property is a recent construction that was delivered in March 2023.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Based on underwritten rent roll dated June 1, 2024, with rent steps through August 31, 2025.
(4)	Credit Tenant Rent Steps is based on the present value of future rent steps for investment grade tenants.

The Market. The Morrison Yard Property is located in Charleston, South Carolina within the Downtown submarket. As of Q1 2024, the Downtown submarket has an 8.0% vacancy rate. Primary demand drivers of the Morrison Yard Property include the Port of Charleston, which has seen a notable increase in container volume and ranks among the top 10 ports in the United States for the last 15 years. Additionally, The Medical University of South Carolina is one of the region’s top employers with approximately 1,500 faculty members and an annual $1.6 billion operating budget, producing a regional economic impact of approximately $3.5 billion. The Charleston metropolitan statistical area is expected to experience additional growth of 1.3% compound annual growth rate in number of households between 2023 and 2028. See below for Submarket Trailing 4th Quarter Performance figures:

Submarket Trailing 4th Quarter Performance(1)
Period	Supply	New Construction	Net Absorption	Vacancy	Asking Rent
2023 Q2	8,410,963 SF	10,532 SF	91,239 SF	7.6%	$38.20/SF
2023 Q3	8,410,963 SF	0 SF	56,161 SF	6.9%	$38.87/SF
2023 Q4	8,410,963 SF	0 SF	(11,811) SF	7.1%	$39.35/SF
2024 Q1	8,410,963 SF	0 SF	(79,357) SF	8.0%	$39.16/SF
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 5 – Morrison Yard
Summary of Comparable Properties(1)
Property	Year Built/Renovated	Address	NRA	Occupancy	Parking Ratio	Current Lease Rate
Morrison Yard Charleston, SC	2023	850 Morrison Drive	153,509 SF(2)	96.7%(2)	2.50
The Morris Charleston, SC	2022	1080 Morrison Drive	106,382 SF	NAV	1.70	$48.00
King Street Mixed-Use Charleston, SC	2021	677 King Street	68,479 SF	80.8%	NAV	$42.00
The Quin Charleston, SC	2021	1940 Algonquin Road	110,000 SF	56.7%	4.00	$40.00
Cigar Factory Charleston, SC	2016	701 East Bay Street	244,026 SF	92.2%	2.00	$45.00
Charleston Tech Center Charleston, SC	2021	997 Morrison Drive	93,000 SF	NAV	8.80	$41.00
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated June 1, 2024.

The Borrower. The borrower for the Morrison Yard Mortgage Loan is Morrison Yard Global LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Morrison Yard Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Graeme M. Keith, Jr., Kenneth R. Beuley, R. Alan Lewis, Graeme M. Keith, II and Keith Real Estate Associates, LLC (“KREA”), who are also non-recourse carveout guarantors except for KREA . The borrower sponsors are the principals of The Keith Corporation (“TKC”), a private, full service commercial real estate firm based in Charlotte, North Carolina. Since inception, TKC has developed over 450 projects totaling more than 52.0 million square feet across 39 states and five countries. TKC has deep experience in the Carolinas being headquartered in Charlotte and has developed or owns more than 24 office properties in North or South Carolina.

Property Management. The Morrison Yard Property is managed by TKC Management Services, LLC, a Delaware limited liability company, that is borrower affiliated.

Escrows and Reserves. At origination, the borrower deposited $344,169 into a tax reserve and approximately $4,623,709 into an unfunded obligations reserve, which relates to borrower obligations including gap rent, free rent, and certain tenant improvements and leasing commissions. A disbursement of approximately $583,608 of unfunded obligations is expected to occur prior to the anticipated BBCMS 2024-C28 securitization announcement in August 2024.

Real Estate Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of estimated annual real estate taxes (initially approximately $49,167).

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated annual insurance premium (initially approximately $12,931); provided, however, that such insurance escrow is conditionally waived so long as (i) the borrower maintains one or more blanket policies meeting the requirements of the Morrison Yard Mortgage Loan documents and provides the lender with evidence of the payment of premiums in respect thereof at least 10 days prior to the date on which such payment would become delinquent and (ii) no event of default is continuing.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $2,558.48 into a capital expenditure reserve, up to a cap of $122,807.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $20,833.33 into a TI/LC reserve.

Lockbox / Cash Management. The Morrison Yard Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by tenants at the Morrison Yard Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager, as applicable, with respect to the Morrison Yard Property to be deposited into such lockbox account within two business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower’s operating account at any time other than during the continuance of a Cash Management Period (as defined below). Upon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Morrison Yard

the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Morrison Yard Mortgage Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account, after the application of such funds in accordance with the Morrison Yard Mortgage Loan documents, will be deposited into the cash collateral subaccount.

A “Cash Management Period” will (A) commence upon the occurrence of either of the following: (i) an event of default or (ii) if the debt service coverage ratio (“DSCR”), determined as of the first day of any fiscal quarter, is less than 1.15x and end, with respect to the matter described in clause (A)(i), if such event of default is no longer continuing and no other default or event of default has occurred and is continuing, and (ii) clause (A)(ii), if the DSCR, determined as of the first day of each of two consecutive fiscal quarters, is equal to or greater than 1.15x.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 6 – Dallas Market Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 6 – Dallas Market Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 6 – Dallas Market Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 6 – Dallas Market Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Mixed Use – Merchandise Mart/Retail
% of IPB:	6.2%	Net Rentable Area (SF)(4):	2,746,550
Loan Purpose:	Refinance	Location:	Dallas, TX
Borrowers:	ITP & WTC Fee, L.P. and WTC-Trade Mart 2015, L.P.	Year Built / Renovated:	1957, 1958, 1974, 1979 / 1999, 2019
Borrower Sponsor:	Dallas Market Center Financial, L.L.C.	Occupancy(4):	91.1%
Interest Rate:	6.50200%	Occupancy Date:	3/31/2024
Note Date:	5/31/2024	4th Most Recent NOI (As of)(5):	$22,055,849 (2/28/2021)
Maturity Date:	6/6/2034	3rd Most Recent NOI (As of)(5):	$34,255,349 (2/28/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	$35,092,715 (2/28/2023)
Original Term:	120 months	Most Recent NOI (As of)(5):	$36,427,639 (TTM 2/29/2024)
Original Amortization Term:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$93,314,164
Call Protection(2):	L(26),D(87),O(7)	UW Expenses:	$52,910,281
Lockbox / Cash Management:	Hard / In Place	UW NOI(6):	$40,403,884
Additional Debt(1):	Yes	UW NCF:	$38,503,927
Additional Debt Balance(1):	$187,000,000	Appraised Value / Per SF:	$636,500,000 / $232
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/27/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$86
Taxes:	$1,264,708	$210,785	N/A	Maturity Date Loan / SF:	$86
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	37.2%
Replacement Reserve:	$1,000,000	Springing	$1,000,000	Maturity Date LTV:	37.2%
TI/LC Reserve:	$1,500,000	Springing	$1,500,000	UW NCF DSCR:	2.46x
Unfunded Obligations Reserve:	$431,802	$0	N/A	UW NOI Debt Yield:	17.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$237,000,000	99.1%	Loan Payoff	$231,913,303	96.9%
Principal Contribution	2,270,000	0.9	Reserves	4,196,510	1.8
			Closing Costs	3,160,187	1.3
Total Sources	$239,270,000	100.0%	Total Uses	$239,270,000	100.0%
(1)	The Dallas Market Center Mortgage Loan (as defined below) is part of the Dallas Market Center Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate original principal balance of $237,000,000. The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the Dallas Market Center Whole Loan.
(2)	The Dallas Market Center Whole Loan may be (a) defeased after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 31, 2027, or (b) prepaid in whole (but not in part) without the payment of a yield maintenance premium on and after December 6, 2033. The assumed lockout period is based on the anticipated closing date of the BBCMS 2024-C28 securitization in August 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Represents permanent collateral square footage. There is an additional 696,823 square feet that consists of temporary square footage included in the collateral, according to the borrower.
(5)	The Dallas Market Center Property reports financial information on a fiscal year that ends in February of each calendar year.
(6)	The increase from Most Recent NOI (TTM 2/29/2024) to UW NOI is primarily due to the inclusion of UW rent steps through May 31, 2025 and recent leasing that occurred in Q1 2024.

The Loan. The Dallas Market Center mortgage loan (the "Dallas Market Center Mortgage Loan") is part of a whole loan (the "Dallas Market Center Whole Loan") evidenced by four pari passu notes issued to ITP & WTC Fee, L.P. and WTC-Trade Mart 2015, L.P. in the aggregate original principal amount of $237,000,000. The Dallas Market Center Mortgage Loan is evidenced by the non-controlling Note A-2-2-A, which has an outstanding principal balance as of the Cut-off Date of $50,000,000. The Dallas Market Center Whole Loan was originated on May 31, 2024, by Goldman Sachs Bank USA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(“GSBI”). The Dallas Market Center Whole Loan is secured by the borrowers’ fee interest in three buildings that comprise a portion of the Dallas Market Center campus located in Dallas, Texas (the "Dallas Market Center Property"). The Dallas Market Center Whole Loan has a 10-year term, is interest-only for the full term and accrues interest a rate of 6.50200% per annum on an Actual/360 basis.

The table below identifies the promissory notes that comprise the Dallas Market Center Whole Loan. The Dallas Market Center Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK47 securitization trust. The relationship between the holders of the Dallas Market Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$90,000,000	$90,000,000	BANK 2024-BNK47	Yes
A-2-1	$75,000,000	$75,000,000	BMO 2024-C9	No
A-2-2-A	$50,000,000	$50,000,000	BBCMS 2024-C28	No
A-2-2-B(1)	$22,000,000	$22,000,000	GSBI	No
Whole Loan	$237,000,000	$237,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Dallas Market Center Property campus includes the Trade Mart, World Trade Center, International Trade Plaza, and Market Hall. Dallas Market Center (“DMC”) opened in 1957 as a single building. International Trade Plaza, with the Trade Mart, Market Hall, and World Trade Center were later delivered in 1958, 1960, and 1974, respectively. The Trade Mart, World Trade Center, and International Trade Plaza are physically connected and have been renovated and expanded several times since delivery. The development currently totals over 5.0 million gross square feet (“SF”) across over 80 acres of land.

Dallas Market Center is one of the largest wholesale trade marts in the world, offering approximately 27,000 product lines with over 1,100 permanent showrooms and approximately 800,000 SF of temporary space across the four buildings, including Market Hall. It is estimated that DMC attracts over 200,000 visitors each year that conduct approximately $8.5 billion in annual wholesale transactions. DMC hosts 35 trade shows, or markets, each year and owns and produces each trade show with the exception of one. Tenants at the Dallas Market Center Property include manufacturers and representatives for a variety of consumer product categories including gift, lighting, women’s and men’s apparel, fashion accessories, jewelry, western and English riding, children’s, home accents, home textiles, rugs, gourmet, floral, and garden. Typical visitors include retail buyers from major department stores, specialty shops, and online retailers as well as interior designers. Examples of major retailers that consistently visit DMC include Dillard’s, Neiman Marcus, JC Penny, Zappos, Michaels, Hobby Lobby, At Home, Nebraska Furniture Mart, and Wayfair. Access to the Trade Mart, World Trade Center, and International Trade Plaza is restricted to credentialed retail buyers and designers. The Market Hall is the only building in the DMC development that is open to the public and is not a part of the collateral for the Dallas Market Center Whole Loan.

The Dallas Market Center Property features numerous amenities to accommodate trade show traffic including on-site food and shipping amenities. The Dallas Market Center Property also offers hotel reservations at preferred rates, shuttle services to and from hotels, and a luggage check on site to accommodate traveling wholesalers and retail buyers. There is also a DART (Dallas Area Rapid Transit) rail station located directly adjacent to the World Trade Center. The Dallas Market Center management team works with surrounding hotels like the Hilton Anatole (owned by Crow Holdings, L.P., an indirect owner of the borrowers) and Renaissance Hotel to reserve room blocks years in advance. It is estimated that DMC buyers and vendors purchase over 300,000 airline seats and 720,000 hotel room nights annually.

The permanent showroom space is currently 91.1% leased to approximately 800 tenants. No single tenant represents more than 1.3% of net rentable area SF or 1.8% of underwritten base rent. Permanent showroom tenants typically sign three to five year leases. These tenants have access to their showrooms 365 days per year; such showrooms are open daily in most cases. The permanent showroom tenants at the Dallas Market Center Property are classified in 18 groups, determined by product category and location within the DMC. The largest groups are gifts (26.9% of total permanent SF and 30.3% of total rent) and lighting (18.1% of total permanent SF and 21.9% of total rent). Apparel tenants are spread across multiple groups.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The permanent square footage also includes a small office / storage component and amenity space, which represent 1.3% and 1.4% of total permanent SF, respectively.

The temporary space is comprised of 632,800 SF of space designated for temporary trade show exhibition booths and 64,023 SF of suites, known as Dallas Suites, according to the borrower. Most markets held at DMC involve temporary exhibition tenants in addition to permanent showroom tenants. The temporary exhibition component of each market typically lasts four to five days. During this time, temporary exhibition tenants lease a booth space, display and sell products from their booth, and leave after the trade show concludes. Dallas Suites are leased to major retailers on a temporary basis. These suites are typically used for “private buys” when major retailers request that wholesalers bring their product to a centralized private location (as opposed to retail buyers visiting various wholesale showrooms).

Whether a tenant leases permanent showroom space or temporary exhibition space depends on their distribution model and industry in some cases. Permanent showroom tenants benefit from year-round access to their showrooms, daily retail buyer traffic, and the ability to give their showroom its own look and feel while temporary exhibitors benefit from flexibility and cost savings.

The following table presents a summary of Total SF and UW Annual Base Rent by tenant categories and industries at the Dallas Market Center Property:

Total SF and UW Annual Base Rent by Tenant Category/Industry(1)
Tenant Category / Industry	Type	Total SF	% of Total SF	Leased SF	% Leased	UW Annual Base Rent PSF	UW Annual Base Rent	% of UW Annual Base Rent
Gifts	Hard Goods	737,648	26.9%	707,951	96.0%	$26.65	$18,865,937	30.3%
Lighting	Hard Goods	497,188	18.1%	456,112	91.7%	$29.92	$13,645,096	21.9%
15th Floor	Soft Goods	138,837	5.1%	136,173	98.1%	$28.71	$3,909,427	6.3%
14th Floor	Soft Goods	140,047	5.1%	140,047	100.0%	$25.94	$3,633,121	5.8%
Jewelry	Soft Goods	124,165	4.5%	113,457	91.4%	$29.27	$3,321,169	5.3%
IHDC 1	Hard Goods	157,324	5.7%	149,228	94.9%	$22.25	$3,319,828	5.3%
Res. Design	Hard Goods	133,592	4.9%	133,592	100.0%	$19.00	$2,538,818	4.1%
13th Floor	Soft Goods	84,091	3.1%	82,029	97.5%	$29.63	$2,430,409	3.9%
Accent 5	Hard Goods	141,644	5.2%	131,802	93.1%	$17.24	$2,272,868	3.7%
Accent 6	Hard Goods	136,757	5.0%	126,918	92.8%	$16.78	$2,129,445	3.4%
Childrens	Soft Goods	78,041	2.8%	71,860	92.1%	$24.32	$1,747,391	2.8%
IHDC 2	Hard Goods	167,438	6.1%	88,071	52.6%	$19.73	$1,737,505	2.8%
WTC 1st Floor	Hard Goods	46,325	1.7%	46,325	100.0%	$26.93	$1,247,642	2.0%
Western On 10	Soft Goods	66,606	2.4%	25,703	38.6%	$33.60	$863,604	1.4%
Menswear	Soft Goods	19,709	0.7%	19,709	100.0%	$20.75	$408,936	0.7%
Office/Storage	Other	35,481	1.3%	31,898	89.9%	$4.52	$144,151	0.2%
Dec. Acc.	Hard Goods	3,108	0.1%	2,253	72.5%	$11.00	$24,783	0.0%
Amenity	Other	38,549	1.4%	38,549	100.0%	$0.00	$0	0.0%
Total / Wtd. Avg.		2,746,550	100.0%	2,501,677	91.1%	$24.88	$62,240,131	100.0%
(1)	Based on the underwritten rent roll dated March 31, 2024, inclusive of rent steps through May 31, 2025.

The following table presents a summary regarding the rental revenue by permanent and temporary tenants at the Dallas Market Center Property:

Rental Revenue by Permanent/Temporary Status(1)
	FYE 2018	FYE 2019	FYE 2020	FYE 2021	FYE 2022	FYE 2023	FYE 2024
Permanent Revenue ($)	$56,485,618	$55,366,986	$54,948,062	$48,867,662	$52,589,621	$55,234,047	$57,760,787
Temporary Revenue ($)	$11,212,786	$11,705,982	$12,210,858	$7,670,144	$17,717,485	$23,786,176	$25,912,064
Total Rental Revenue ($)	$67,698,404	$67,072,968	$67,158,920	$56,537,806	$70,307,106	$79,020,223	$83,672,851
(1)	The Dallas Market Center Property reports financial information on a fiscal year that ends in February.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisal. According to the appraisal, the Dallas Market Center Property had an “as-is” appraised value of $636,500,000 as of April 27, 2024. The table below shows the appraiser’s “as-is” conclusion.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$636,500,000	7.00 - 7.25%(2)
(1)	Source: Appraisal.
(2)	The World Trade Center and Trade Mart buildings have 7.00% Capitalization Rates. The Interior Home & Design building has a 7.25% Capitalization Rate.

The following table presents certain information relating to the historical and current occupancy of the Dallas Market Center Property:

Historical and Current Occupancy(1)(2)
FYE 2020	FYE 2021	FYE 2022	FYE 2023	FYE 2024	3/31/2024(3)
86.0%	84.0%	83.4%	88.2%	89.5%	91.1%
(1)	Information obtained from the Dallas Market Center borrower.
(2)	FYE represents a fiscal year end at the end of February each annual period.
(3)	Based on the underwritten rent roll dated March 31, 2024.

The following table presents certain information relating to the major tenants (of which, certain tenants have co-tenancy provisions) at the Dallas Market Center Property:

Top Tenant Summary(1)(2)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(3)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent (2)	% of Total UW Base Rent	Lease Exp. Date
GOETZ, INC.	NR/NR/NR	36,653	1.3%	$25.37	$929,797	1.50%	9/30/2025
DIVERSE MARKETING	NR/NR/NR	34,747	1.3%	$24.67	$857,100	1.40%	Various
K. GRAVES & A. GRAVES, INC.	NR/NR/NR	34,517	1.3%	$16.54	$571,040	0.90%	11/30/2026
ONECOAST, LLC	NR/NR/NR	31,764	1.2%	$36.00	$1,143,510	1.80%	3/31/2031
PAUL MICHAEL COMPANY	NR/NR/NR	29,480	1.1%	$13.04	$384,419	0.62%	10/31/2025
VISUAL COMFORT & CO.	NR/NR/NR	26,027	0.9%	$27.43	$713,964	1.10%	7/31/2028
IVYSTONE GROUP, LLC	NR/NR/NR	25,892	0.9%	$23.86	$617,742	1.00%	10/31/2028
CLIFF PRICE & CO., INC.	NR/NR/NR	25,498	0.9%	$20.50	$522,616	0.84%	9/30/2026
THE UTTERMOST COMPANY	NR/NR/NR	23,976	0.9%	$16.93	$406,009	0.65%	Various
MINKA LIGHTING, INC.	NR/NR/NR	23,948	0.9%	$17.48	$418,611	0.67%	9/30/2028
Total/Wtd. Avg.		292,502	10.6%	$22.44	$6,564,806	10.5%
Non-Major Tenants		2,209,175	80.4%	$25.20	$55,675,325	89.5
Total Occupied / Wtd. Avg.		2,501,677	91.1%	24.88	$62,240,131	100.00%
Vacant Space (Owned)		244,873	8.9
Totals/ Wtd. Avg. All Owned Tenants		2,746,550	100.0%
(1)	Only includes tenants who occupy permanent space.
(2)	Based on the underwritten rent roll dated March 31, 2024, inclusive of rent steps through May 31, 2025.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the Dallas Market Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	244,873	8.9%	NAP	NA	P	244,873	8.9%	NAP	NAP
2024 & MTM	232	410,544	14.9	$8,471,022	13.6%		655,417	23.9%	$8,471,022	13.6%
2025	295	686,955	25.0	17,018,345	27.3		1,342,372	48.9%	$25,489,367	41.0%
2026	208	521,007	19.0	13,402,426	21.5		1,863,379	67.8%	$38,891,793	62.5%
2027	87	421,410	15.3	11,015,915	17.7		2,284,789	83.2%	$49,907,709	80.2%
2028	44	240,068	8.7	6,209,708	10.0		2,524,857	91.9%	$56,117,416	90.2%
2029	28	152,892	5.6	3,998,014	6.4		2,677,749	97.5%	$60,115,431	96.6%
2030	2	27,216	1.0	809,644	1.3		2,704,965	98.5%	$60,925,074	97.9%
2031	1	31,764	1.2	1,143,510	1.8		2,736,729	99.6%	$62,068,584	99.7%
2032	1	8,517	0.3	127,755	0.2		2,745,246	100.0%	$62,196,339	99.9%
2033	0	0	0	0	0.0		2,745,246	100.0%	$62,196,339	99.9%
2034	0	0	0	0	0.0		2,745,246	100.0%	$62,196,339	99.9%
2035 & Beyond	1	1,303	0.0	43,792	0.1		2,746,550	100.0%	$62,240,131	100.0%
Total	899	2,746,550	100.0%	$62,240,131	100.0%
(1)	Based on the underwritten rent roll dated March 31, 2024, inclusive of rent steps through May 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

Environmental. The Phase I environmental assessment of the Dallas Market Center Property dated May 15, 2024 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps.

The following table presents certain information relating to the operating history and underwritten net cash flows of the Dallas Market Center Property:

Operating History and Underwritten Net Cash Flow
	FYE 2020(1)	FYE 2021(1)	FYE 2022(1)	FYE 2023(1)	FYE 2024(1)	Underwritten	Per Square Foot(2)	%(3)
Base Rent (Permanent)(4)	$54,948,062	$48,867,662	$52,589,621	$55,234,047	$57,760,787	$62,240,131	$22.66	62.5%
Base Rent (Temporary)	12,210,858	7,670,144	17,717,485	23,786,176	25,912,064	25,577,623	9.31	25.7
Grossed Up Vacant Space(5)	0	0	0	0	0	6,026,679	2.19	6.0
Ground Rent Income(6)	0	0	0	0	0	256,356	0.09	0.3
Other Revenue	4,134,506	2,166,624	4,279,949	5,513,897	5,583,678	5,522,654	2.01	5.5
Gross Potential Rent	$71,293,426	$58,704,430	$74,587,055	$84,534,120	$89,256,529	$99,623,443	$36.27	100.0%
Vacancy Loss	0	0	0	0	0	(6,026,679)	(2.19)	(6.0)
Credit Loss	(198,600)	(2,330,350)	955,400	316,629	(124,600)	(282,600)	(0.10)	(0.3)
Effective Gross Income	$71,094,826	$56,374,080	$75,542,455	$84,850,749	$89,131,929	$93,314,164	$33.98	93.7%
Real Estate Taxes	2,919,551	2,822,306	2,667,899	2,684,342	2,489,048	2,999,888	1.09	3.2
Insurance	721,385	894,142	1,034,696	1,283,145	3,305,875	3,759,707	1.37	4.0
Ground Rent	256,365	256,365	256,365	256,365	256,356	256,356	0.09	0.3
Management Fee	2,682,073	2,621,244	2,708,560	3,331,952	3,404,981	3,732,567	1.36	4.0
Other Expenses	36,268,938	27,724,174	34,619,586	42,202,230	43,248,030	42,161,763	15.35	45.2
Total Expenses	42,848,312	34,318,231	41,287,106	49,758,034	52,704,290	52,910,281	19.26	56.7
Net Operating Income(7)	$28,246,514	$22,055,849	$34,255,349	$35,092,715	$36,427,639	$40,403,884	$14.71	43.3%
Total TI/LC, Capex/RR	0	0	0	0	0	1,899,956	0.69	2.0
Net Cash Flow	$28,246,514	$22,055,849	$34,255,349	$35,092,715	$36,427,639	$38,503,927	$14.02	41.3%
(1)	FYE represents the Dallas Market Center's Property fiscal year ending in February of each calendar year.
(2)	Per Square Foot is based on the total permanent collateral SF of 2,746,550.
(3)	Represents (i) percent of Gross Potential Rent for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(4)	Base Rent (Permanent) is based on the underwritten rent roll dated March 31, 2024, inclusive of rent steps through May 31, 2025.
(5)	Grossed Up Vacant Space is based on grossed up rent for vacant permanent suites.
(6)	Ground Rent Income is net-zero with ground rent given the mortgage alone is secured by both the leasehold and leased fee interest.
(7)	The increase from Most Recent NOI (TTM 2/29/2024) to UW NOI is primarily due to the inclusion of UW rent steps through May 31, 2025 recent leasing that occurred in Q1 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Dallas Market Center

The Market. Wholesale trade marts, also known as market centers, are permanent venues that provide buyers of wholesale goods the opportunity to view and purchase a variety of merchandise in one location. Trade marts offer manufacturers and sales representatives centralized permanent showrooms for year-round exhibition of their products. By leasing permanent showroom space, a manufacturer or sales representative gains access to a year-round sales facility as well as the ability to participate in various trade shows that are held throughout the year. Some trade marts, including Dallas Market Center, offer temporary trade show exhibition space that allows manufacturers or sales representatives to showcase their products during specific trade shows throughout the year. Temporary space can also potentially serve as an incubator for permanent tenants. Once tenants have leased temporary exhibition space, the hosting market is often well positioned to convert them into permanent tenants.

Trade shows, or markets, are short-term, seasonally recurring events that typically last between two to seven days and focus on a specific industry or related group of industries. A trade show is typically held at the same location each year and serves as both a transactional opportunity and a networking and educational experience for members of the retail community. There are thousands of different trade shows held annually across the globe at wholesale trade marts, arenas, and convention centers. Trade shows differ in size and geographic focus by catering to local, regional, national, or international buyers. Trade shows are most prominent in industries with many manufacturers and products that change frequently or require physical inspection before purchase. Successful trade shows have a broad offering of merchandise and are well attended by a variety of retail buyers.

The Dallas Market Center Property has a limited competitive set given its size and scope. The Dallas Market Center Property has three true competitors, which are all owned and operated by the same company, Andmore (previously International Market Centers):

— Andmore Atlanta Market: The Andmore Atlanta Market is primarily active in the gift industry, with a small collection of apparel and home products. Rental rates at the Atlanta market are reportedly higher than DMC, causing many tenants to vacate the property after not reaching desired returns. The Atlanta Market also lacks strong daily traffic, compared to DMC, which receives daily business from retail buyers across all industry groups. Lastly, the pandemic exacerbated safety concerns in the area surrounding the Atlanta Market, causing a decrease in attendance from retail buyers and a subsequent decrease in demand from wholesalers.

— Andmore High Point Market: The Andmore High Point Market is primarily competitive in the home industry. The High Point Market spans across multiple buildings and several blocks, making it potentially more challenging to navigate compared to DMC, which is connected and organized by industry group. High Point Market is also comparatively expensive to travel to and does not have as well suited of an infrastructure to accommodate trade show demand. Lastly, retailers and designers tend to browse at High Point Market and do not often receive orders. Wholesalers at Dallas Market Center reportedly regularly receive orders from retail buyers that initially browsed at High Point Market.

— Andmore Las Vegas Market: The Andmore Las Vegas Market is primarily active in the home & design and gift industries. The Las Vegas Market is reportedly struggling with rising vacancy rates, causing a domino effect of vacancies among other tenants as “industry mass” weakens. Without industry mass, retail buyers do not attend markets and sales decline. The Las Vegas Market also incurs higher expenses and spends more time organizing trade shows due to unions. Lastly, retail buyers’ dwell time at the property is reportedly brief, as many visiting retailers make time to visit tourist attractions in the city.

The Borrowers: The borrowers are ITP & WTC Fee, L.P. and WTC-Trade Mart 2015, L.P., each a single-purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Dallas Market Center Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Dallas Market Center Financial, L.L.C., a Delaware limited liability company. The borrowers are indirectly owned by Crow Holdings, L.P., which has a substantial stake in the ownership of various businesses, both real estate and non-real estate related, in the United States and Europe. Crow Holdings, L.P. owns and manages the capital of the extended Trammell Crow family, which has had ownership in the Dallas Market Center Property for more than 55 years and is the original developer of the Dallas Market Center Property.

Property Management. The Dallas Market Center Property is managed by Market Center Management Company, Ltd., an affiliate of the borrower sponsor, pursuant to a management agreement. Under the Dallas Market Center Whole Loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Dallas Market Center

documents, the Dallas Market Center Property must remain managed by Market Center Management Company, Ltd. or any other management company approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to terminate, or require the borrowers to terminate, the property manager and to replace it with a property manager selected by the lender (i) during the continuance of an event of default under the Dallas Market Center Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files for, or is the subject of a petition in, bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent, provided that any replacement property manager will be selected by the borrowers and approved by the lender (provided further that in the event of default, any such replacement property manager will be selected by the lender).

Escrows and Reserves. On the origination date of the Dallas Market Center Whole Loan, the borrowers funded escrow reserves in the amount of (i) $1,500,000 for tenant improvements and leasing commissions, (ii) $1,000,000 for capital expenditures, (iii) approximately $1,264,708 for taxes and (iv) $431,802 for an unfunded obligations reserve.

In addition, on each due date, the borrowers will be required to fund (i) a tax reserve equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes over the then succeeding 12-month period, initially estimated to be $210,785, (ii) an insurance reserve equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to carry the insurance premiums over the then succeeding 12-month period although this is currently not required, (iii) a tenant improvements and leasing commissions reserve in an amount equal to $125,000, subject to a cap of $1,500,000 and (iv) a capital expenditures reserve in an amount equal to $125,000, subject to a cap of $1,000,000, although the monthly deposits for (iii) and (iv) are currently suspended due to the upfront reserve equaling the cap for both. Such deposits will be required once the balance in the reserve account falls below the applicable caps.

However, the borrowers will not be required to fund a reserve in respect of insurance premiums so long as (i) no event of default under the Dallas Market Center Whole Loan has occurred or is continuing, (ii) the borrowers maintain the required insurance under one or more blanket policies and (iii) the borrowers deliver evidence reasonably acceptable to the lender that the insurance premiums have been paid.

Lockbox / Cash Management. The Dallas Market Center Whole Loan is structured with a hard lockbox and in place cash management. The Dallas Market Center Whole Loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account. All amounts in the lockbox account will be swept weekly to the lender-controlled cash management account. On each due date during a Dallas Market Center Trigger Period (as defined below) or, at the lender’s discretion, during the existence of an event of default under the Dallas Market Center Whole Loan, the Dallas Market Center Whole Loan documents require that all amounts on deposit in the cash management account be used to pay debt service, required reserves, operating expenses and all remaining amounts be reserved in an excess cash flow reserve account. During the continuance of an event of default under the Dallas Market Center Whole Loan, the lender may apply all funds on deposit in any of the accounts constituting collateral for the Dallas Market Center Whole Loan to amounts payable under the Dallas Market Center Whole Loan documents and/or toward the payment of expenses of the Dallas Market Center Property, in such order of priority as the lender may determine.

A "Dallas Market Center Trigger Period” means (i) any period from (a) the conclusion of any 12-month period (ending on the last day of a fiscal quarter) during which the debt service coverage ratio is less than 1.40x to (b) the conclusion of the second of any two 12-month periods (ending on the last day of a fiscal quarter) ending in consecutive fiscal quarters thereafter during each of which the debt service coverage ratio is equal to or greater than 1.40x; and (ii) the period commencing if the financial reports required under the Dallas Market Center Whole Loan documents are not delivered to the lender as and when required (subject in any event to the notice and cure period specific in the Dallas Market Center Whole Loan documents), and continuing unless and until such reports are delivered and they indicate that, in fact, no Dallas Market Center Trigger Period is ongoing.

Additional Unsecured Indebtedness (not including trade debts). The borrowers are permitted under the Dallas Market Center Whole Loan to accept unsecured loans made by the borrowers’ partners to the borrowers in accordance with the terms of the borrowers’ organizational documents and not exceeding $15,000,000 in the aggregate, provided that each such loan is required to be subject to the terms of a subordination and standstill agreement in a form acceptable to the lender under the Dallas Market Center Whole Loan documents and to be entered into by the applicable holder of such loan in favor of the lender under the Dallas Market Center Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – Dallas Market Center

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 7 – Hilton La Jolla Torrey Pines

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 7 – Hilton La Jolla Torrey Pines

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 7 – Hilton La Jolla Torrey Pines

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$45,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$45,000,000	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	5.6%	Net Rentable Area (Rooms):	394
Loan Purpose:	Acquisition	Location:	La Jolla, CA
Borrower:	JRK Torrey Pines Hotel Owner LLC	Year Built / Renovated:	1989 / 2012
Borrower Sponsor:	JRK Property Holdings, Inc.	Occupancy / ADR / RevPAR:	78.9% / $255.45 / $201.50
Interest Rate:	6.68700%	Occupancy / ADR / RevPAR Date:	5/31/2024
Note Date:	7/17/2024	4th Most Recent NOI (As of)(4):	$6,832,639 (12/31/2021)
Maturity Date:	8/1/2034	3rd Most Recent NOI (As of):	$18,102,359 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$18,230,248 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$19,375,978 (TTM 5/31/2024)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	78.9% / $259.00 / $204.29
Amortization Type:	Interest Only	UW Revenues:	$53,274,784
Call Protection(2):	L(24),D(89),O(7)	UW Expenses:	$34,528,706
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$18,746,078
Additional Debt(1):	Yes	UW NCF:	$16,082,339
Additional Debt Balance(1):	$65,000,000	Appraised Value / Per Room:	$165,500,000 / $420,051
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/17/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$279,188
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$279,188
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.5%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	66.5%
Ground Rent:	$0	Springing	N/A	UW NCF DSCR:	2.16x
				UW NOI Debt Yield:	17.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$110,000,000	64.9%	Purchase Price	$165,000,000	97.4%
Borrower Sponsor Equity	59,441,997	35.1	Closing Costs	4,441,997	2.6
Total Sources	$169,441,997	100.0%	Total Uses	$169,441,997	100.0%
(1)	The Hilton La Jolla Torrey Pines Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $110.0 million (the “Hilton La Jolla Torrey Pines Whole Loan”). The Financial Information in the chart above reflects the metrics of the Hilton La Jolla Torrey Pines Whole Loan.
(2)	The Hilton La Jolla Torrey Pines Whole Loan lockout period is at least 24 payments beginning with and including the first payment date of September 1, 2024. The borrower may defease the Hilton LA Jolla Torrey Pines Whole Loan at any time, in whole, after the earlier of (x) the date that is two years from the closing date of the securitization that includes the last note of the Hilton LA Jolla Torrey Pines Whole Loan to be securitized and (y) September 1, 2027 (the “Release Date”). The assumed lockout period is based on the anticipated closing date of the BBCMS 2024-C28 securitization in August 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	4th Most Recent NOI is lower than other years due to adverse effects from the COVID-19 pandemic.

The Loan. The Hilton La Jolla Torrey Pines mortgage loan (the “Hilton La Jolla Torrey Pines Mortgage Loan”) is part of a fixed rate whole loan and is secured by the borrower’s leasehold interest in a 394-room, full-service hotel located in La Jolla, California (the “Hilton La Jolla Torrey Pines Property”). The Hilton La Jolla Torrey Pines Whole Loan has a 10-year term, is interest-only for the full term and accrues interest at a rate of 6.68700% per annum on an Actual/360 basis. The Hilton La Jolla Torrey Pines Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MS”) and Barclays. The Hilton La Jolla Torrey Pines Mortgage Loan is evidenced by non-controlling Note A-2, with an original principal balance of $45,000,000. The Hilton La Jolla Torrey Pines Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C28 securitization trust until the controlling Note A-1 is securitized, whereupon the Hilton La Jolla Torrey Pines Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Hilton La Jolla Torrey Pines

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$65,000,000	$65,000,000	MS	Yes
A-2	$45,000,000	$45,000,000	BBCMS 2024-C28	No
Whole Loan	$110,000,000	$110,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Hilton La Jolla Torrey Pines Property is a 394-room, full-service hotel totaling approximately 11.4 acres. After opening in 1989 as a Sheraton hotel, it was converted to a Hilton in 1998. The Hilton La Jolla Torrey Pines Property, located in La Jolla, California, is adjacent to the Pacific Ocean and the Torrey Pines Golf Course. The Torrey Pines Golf Course is situated atop cliffs overlooking the Pacific Ocean and hosted the US Open major championship in 2008 and 2021, in addition to hosting the US Professional Golf Association Farmers Insurance Open each year.

The Hilton La Jolla Torrey Pines Property features a spacious outdoor deck and pool area, fitness center, tennis courts, pickleball courts, basketball courts and approximately 26,000 square feet of meeting space. Additionally, hotel guests benefit from preferred tee time access at the Torrey Pines Golf Course. There is one restaurant at the hotel, Torreyana Grille, which serves breakfast, lunch and dinner. Other food and beverage options include Horizons Coffee Café, which serves Starbucks coffee, teas, hot breakfast sandwiches and snacks, and the Pacific View Pool Bar, which offers snacks and cocktails.

The hotel’s 394 guest rooms average 470 square feet and boast floor-to-ceiling windows with the majority of rooms including balconies or patios. Standard rooms average 450 square feet and offer one king or two queen beds. Views from guest rooms consist of ocean, golf, garden and pool views. Standard room amenities include a 55-inch TV, work area, mini-refrigerator, coffee maker, WiFi access and room service. Approximately $8.4 million has been spent on capital expenditures from 2015 through 2023.

The Hilton La Jolla Torrey Pines Property is managed by Hilton Hotels Corporation. The management agreement was originally executed in 2003 and was recently renewed for an additional 10-year term through December 2033, with two, 10-year renewal options remaining at the option of the hotel manager. The Hilton La Jolla Torrey Pines Property is secured by a leasehold interest under a ground lease with The City of San Diego with a current lease expiration date of June 2067 and a fully extended expiration date of June 2087. Please see the “Ground Lease” section below for more details.

The following table presents certain information relating to the performance of the Hilton La Jolla Torrey Pines Property:

Historical Occupancy, ADR, RevPAR
	Hilton La Jolla Torrey Pines(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021(4)	57.8%	$203.63	$117.70	54.0%	$188.45	$101.68	107.1%	108.1%	115.8%
2022	77.3%	$250.95	$193.87	73.3%	$235.14	$172.45	105.3%	106.7%	112.4%
2023	78.8%	$253.71	$199.82	75.1%	$242.62	$182.24	104.9%	104.6%	109.6%
TTM April 2024	78.1%	$254.27	$198.56	76.2%	$244.78	$186.42	102.5%	103.9%	106.5%
(1)	Occupancy, ADR and RevPAR for the Hilton La Jolla Torrey Pines Property are based on historical financial information provided by the borrower sponsor. TTM April 2024 performance is based on a third-party hospitality research report.
(2)	Data obtained from a third-party hotel trend report.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes the San Diego Marriott La Jolla, Sheraton Hotel La Jolla, Embassy Suites by Hilton San Diego La Jolla, Hyatt Regency La Jolla at Aventine, Marriott San Diego Del Mar and Estancia La Jolla Hotel and Spa.
(4)	Performance in 2021 was below other periods due to the adverse impact of the COVID-19 pandemic.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Hilton La Jolla Torrey Pines

Operating History and Underwritten Net Cash Flow
	2021(1)	2022(1)	2023	TTM 5/31/2024	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	57.8%	77.3%	78.8%	78.9%	78.9%
ADR	$203.63	$250.95	$253.71	$255.45	$259.00
RevPAR	$117.70	$193.87	$199.82	$201.50	$204.29

Room Revenue	$16,927,004	$27,879,873	$28,735,497	$29,056,414	$29,379,463	$74,567	55.1%
Food and Beverage Revenue	5,807,821	15,685,014	15,827,440	17,621,289	17,817,203	45,221	33.4
Misc Income	1,092,553	2,835,543	3,402,609	3,184,896	3,220,306	8,173	6.0
Other Departmental Revenue	1,989,022	2,675,266	2,749,423	2,826,389	2,857,813	7,253	5.4
Total Revenue	$25,816,400	$49,075,696	$50,714,969	$52,688,988	$53,274,784	$135,215	100.0%
Room Expense	3,311,159	5,195,047	5,277,049	5,387,205	5,447,100	13,825	18.5
Food and Beverage Expense	3,296,864	8,100,717	8,324,015	8,945,595	9,045,052	22,957	50.8
Misc Expenses	60,848	112,337	119,359	122,090	123,447	313	0.2
Other Departmental Expenses	477,371	678,972	707,092	729,883	737,998	1,873	1.4
Departmental Expenses	$7,146,242	$14,087,073	$14,427,515	$15,184,773	$15,353,597	$38,969	28.8%
Departmental Profit	$18,670,158	$34,988,623	$36,287,454	$37,504,215	$37,921,187	$96,247	71.2%
Management Fee	774,492	1,731,376	1,874,277	1,984,732	2,113,045	5,363	4.0
Sales & Marketing	2,079,845	3,633,441	3,760,706	3,781,052	3,823,090	9,703	7.2
General Admin	2,070,469	2,911,139	3,028,040	3,107,429	3,141,977	7,975	5.9
Operations & Maintenance	996,017	1,158,153	1,198,268	1,242,500	1,256,314	3,189	2.4
Other Undistributed Expenses	1,415,080	1,856,623	2,226,279	2,199,780	2,224,238	5,645	4.2
Total Undistributed Expenses	$7,335,903	$11,290,732	$12,087,570	$12,315,493	$12,558,663	$31,875	23.6%
Real Estate Taxes	1,914,331	1,921,198	2,023,225	2,049,344	2,029,500	5,151	3.8
Property Insurance	7,978	9,953	5,402	7,911	588,705	1,494	1.1
Rents	2,569,896	3,735,933	4,101,563	3,772,595	3,998,241	10,148	7.5
Other Fixed Expenses	9,411	(71,552)	(160,554)	(17,106)	0	0	0.0
Total Fixed Expenses	$4,501,616	$5,595,532	$5,969,636	$5,812,744	$6,616,446	$16,793	12.4%
Net Operating Income	$6,832,639	$18,102,359	$18,230,248	$19,375,978	$18,746,078	$47,579	35.2%
FF&E	913,308	2,454,017	2,537,544	2,636,532	2,663,739	6,761	5.0
Net Cash Flow	$5,919,331	$15,648,342	$15,692,704	$16,739,446	$16,082,339	$40,818	30.2%
(1)	The increase in Net Operating Income from 2021 to 2022 is primarily attributable to recovery from the adverse effects from the COVID-19 pandemic.
(2)	Per Room is based on 394 rooms.
(3)	% of Total Revenue for Room Expense and Food and Beverage Expense are based on their corresponding revenue line item. All other line items are based on Total Revenue.

Environmental. According to the Phase I environmental site assessment dated April 4, 2024, there was no evidence of any recognized environmental conditions at the Hilton La Jolla Torrey Pines Property.

Market. The Hilton La Jolla Torrey Pines Property is located in La Jolla, California within San Diego County. San Diego is the second largest city in California and the eighth largest city in the United States. Major drivers of the San Diego economy include information and communications technologies and the port of San Diego which includes the only major submarine and shipbuilding yards on the West Coast as well as the largest naval fleet in the world. Due to the Navy presence, major national defense contractors are headquartered in San Diego.

Additionally, tourism is a major driver of the San Diego economy as evidenced by 28.8 million visitors in 2022 who spent approximately $13.6 billion. In 2023, San Diego was on track for approximately 31 million visitors and a 9.8% spending increase over 2022. Main tourist attractions include the numerous beaches and beach towns such as Mission Beach, Pacific Beach and La Jolla, Old Town San Diego and the world-renowned San Diego Zoo. The Hilton La Jolla Torrey Pines Property is just an 18-minute drive from Old Town San Diego, allowing hotel guests to have convenient access to many tourist attractions throughout San Diego.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Hilton La Jolla Torrey Pines

San Diego International Airport, the busiest single-runway airport in the United States, has experienced increasing passengers in recent years. In 2023, passenger traffic increased 9.3% over 2022 and was just below 2019 passenger traffic. The airport is also in the midst of a $2.6 billion investment that broke ground in 2021 and is expected to add 30 new gates by June 2028.

According to the appraisal, there are currently no new competitive hotels that are expected to open within the submarket.

The following table presents certain information relating to the primary hotel competition from the appraisal for the Hilton La Jolla Torrey Pines Property from the Appraisal:

Appraisal Primary Competitive Set(1)
Property	Location	Year Opened	Number of Rooms	Occupancy	ADR	RevPAR
Hilton La Jolla Torrey Pines(2)	La Jolla, CA	1989	394	78.8%	$253.71	$199.82
Estancia La Jolla Hotel and Spa	San Diego, CA	2004	210	75% - 80%	$350 - $375	$270 - $280
San Diego Marriott Del Mar	San Diego, CA	2002	284	75% - 80%	$230 - $240	$180 - $190
Sheraton La Jolla	La Jolla, CA	1963	252	60% - 65%	$220 - $230	$130 - $140
Hyatt Regency La Jolla at Aventine	San Diego, CA	1989	416	75% - 80%	$220 - $230	$180 - $190
Marriott San Diego La Jolla	La Jolla, CA	1985	376	75% - 80%	$230 - $240	$170 - $180
Embassy Suites San Diego La Jolla	San Diego, CA	1987	340	75% - 80%	$230 - $240	$170 - $180
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2023 values.
(2)	Hilton La Jolla Torrey Pines Property metrics are based on financial information provided by the borrower sponsor for 2023.

The following table presents certain information relating to comparable sales from the appraisal for the Hilton La Jolla Torrey Pines Property:

Comparable Sales(1)
Property	Location	Year Opened	Number of Rooms	Sale Date	Sales Price	Price Per Room(2)
Hilton La Jolla Torrey Pines	La Jolla, CA	1989	394	Jul-24	$165,000,000	$418,782
Marriott San Diego La Jolla	La Jolla, CA	1985	372	Oct-22	$208,962,431	$429,000
Hyatt Regency La Jolla at Aventine	San Diego, CA	1989	416	Jul-22	$216,250,000	$391,000
Embassy Suites San Diego La Jolla	San Diego, CA	1987	340	Dec-21	$226,700,000	$427,000
Estancia La Jolla Hotel and Spa	San Diego, CA	2004	210	Dec-21	$108,000,000	$438,000
(1)	Source: Appraisal.
(2)	Reflects the adjusted price per room for the comparable sales.

The Borrower. The borrowing entity for the Hilton La Jolla Torrey Pines Whole Loan is JRK Torrey Pines Hotel Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton La Jolla Torrey Pines Whole Loan.

The Borrower Sponsor. The borrower sponsor is JRK Property Holdings, Inc. (“JRK”). The non-recourse carveout guarantor is JRK Hospitality Fund 1, L.P., an affiliate of the borrower sponsor. JRK is a privately owned real estate investment company headquartered in Los Angeles. JRK owns and operates a portfolio of multifamily and hotel assets across 30 different states and over 80,000 units. To date JRK has raised seven institutional, closed end funds with nearly $3 billion of equity capital. JRK focuses on multifamily and hospitality assets in the top 50 major real estate markets throughout the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Hilton La Jolla Torrey Pines

Property Management. The Hilton La Jolla Torrey Pines Property is managed by Hilton Hotels Corporation, a third-party property manager.

Escrows and Reserves.

Tax Escrows – On a monthly basis, upon the occurrence and during the continuation of a Cash Sweep Event Period (as defined below), the borrower is required to deposit into a real estate tax reserve, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Escrows – On a monthly basis, upon the occurrence and during the continuation of a Cash Sweep Event Period, the borrower is required to deposit into an insurance reserve 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default has occurred or is continuing and (ii) there is a blanket policy in place that is satisfactory to the lender.

FF&E Reserve – On a monthly basis, upon the occurrence and during the continuation of a Cash Sweep Event Period, the borrower is required to deposit into an FF&E reserve the FF&E Monthly Deposit (as defined below).

Ground Rent Reserve – On a monthly basis, upon the occurrence and during the continuation of a Cash Sweep Event Period, the borrower is required to deposit into a ground rent reserve the ground rent that will be payable under the ground lease for the month in which such monthly payment date occurs.

“FF&E Monthly Deposit” means an amount equal to the lesser of (i) 1/12th of 5% of the operating income for the Hilton La Jolla Torrey Pines Property for the preceding calendar year and (ii) the amount of the deposit required by the hotel manager under the hotel management agreement.

Lockbox / Cash Management. The Hilton La Jolla Torrey Pines Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower is required to cause the hotel manager to deposit all rents and other revenues from the Hilton La Jolla Torrey Pines Property directly into the lender-controlled lockbox account after the payment by the hotel manager of all amounts required in connection with the ownership, maintenance and operation of the Hilton La Jolla Torrey Pines Property. All funds in the lockbox account will be swept to an account designated by the borrowers, unless a Cash Sweep Period is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender and disbursed in accordance with the terms of the Hilton La Jolla Torrey Pines Whole Loan documents.

A “Cash Sweep Event Period” means a period: (A) commencing upon the earliest of (i) the occurrence and during the continuation of an event of default, (ii) the net cash flow debt yield (“NCF Debt Yield”) being less than 7.0% at the end of any two consecutive calendar quarters based on a trailing 12-month operating statement and current rent roll or (iii) the date the hotel management agreement is terminated (“HMA Termination Event”); and (B) expiring upon with regard to (x) clause (i) above, the cure of such event of default, (y) clause (ii) above, the date that the NCF Debt Yield is equal to or greater than 7.0% for two consecutive calendar quarters based on a trailing 12-month operating statement and current rent roll (the “NCF Debt Yield Cure”) and (z) clause (iii) above, the date that the borrower has entered into a replacement hotel management agreement with a qualified hotel manager pursuant to the Hilton La Jolla Torrey Pines Whole Loan documents.

With regard to the NCF Debt Yield Cure, if the NCF Debt Yield is less than 7.0% at the end of any such two consecutive calendar quarters, then, to satisfy such threshold, the borrower may either (a) deposit with the lenders cash in the amount by which the Hilton La Jolla Torrey Pines Whole Loan would have to be prepaid in order to satisfy such threshold or (b) deliver to the lenders a letter of credit with a notional amount in replacement of the amounts by which the Hilton La Jolla Torrey Pines Whole Loan would have to be prepaid in order to satisfy such threshold.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt / Preferred Equity. At any time after the Release Date, the borrower will have the right to incur one or more mezzanine loans and/or preferred equity investments provided that (i) no event of default has occurred or is continuing, (ii) the combined NCF Debt Yield is equal to or greater than 14.6%, (iii) the lender has received one or more fully-executed intercreditor agreements, recognition agreements or any similar agreement by and between the lender

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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and any such mezzanine lender and (iv) all reasonable out-of-pocket costs and expenses incurred by the lender in connection with the mezzanine option have been paid by the borrower.

Partial Release. Not permitted.

Ground Lease. The Hilton La Jolla Torrey Pines Whole Loan is secured by a leasehold interest under a ground lease between the borrower, as ground lessee, and the City of San Diego, as ground lessor. The original ground lease commenced on August 10, 1987 with a current expiration date of June 30, 2067. There is either one, 10-year renewal option remaining or one, 20-year renewal option remaining bringing the fully extended lease expiration date to either June 30, 2077 or June 30, 2087. If the ground lessee invests on average, for the 49-year period that commenced in June 2017, no less than (i) 5% of its annual gross income, then the term will be extended for an additional 10 years through June 30, 2077 or (ii) 6% of its annual gross income, then the term will be extended for an additional 20 years through June 30, 2087. Ground rent payments are based on the greater of Percentage Rent (as defined below) and Annual Minimum Rent (as defined below). Ground rent was $3,887,227 for 2023.

“Percentage Rent” is a calculation based on the percentage rent of (i) room rentals at 8.0% of revenues, (ii) food and non-alcoholic beverages at 5.0% of revenues, (iii) alcoholic beverages at 8.0% of revenues, (iv) lobby and gift shop revenue at 10% of revenues, (v) coin-operated machines at 10.0% of revenues, (vi) commissions from coin-operated telephones at 50.0% of revenues and (vii) all other uses at 15.0% of revenues.

“Annual Minimum Rent” is a percentage rent floor set at the beginning of each five-year period at 80% of the average annual rent paid during the prior five-year period. In no event may the minimum rent adjustment result in a decrease in the minimum rent requirement.

Minimum rent is currently $196,752.89 monthly and is set to reset at the start of the next five-year period commencing on July 1, 2027. At the beginning of each five-year period during the ground lease term, Annual Minimum Rent will readjust to 80% of the annual average of actual rents paid or accrued during the five lease years preceding the adjustment date. Annual Minimum Rent will then be divided by 12 to establish the new monthly minimum rent. Such adjustments are calculated by the ground lessor upon completion of payments due for the preceding five-year rental period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title:	Fee
Cut-off Date Principal Balance:	$35,000,000	Property Type – Subtype:	Industrial – Warehouse/Distribution
% of IPB:	4.3%	Net Rentable Area (SF):	1,128,300
Loan Purpose:	Refinance	Location:	Fulton, MO
Borrower:	Townsend Fulton, LLC	Year Built / Renovated:	1999 / NAP
Borrower Sponsor:	Dennis W. Townsend	Occupancy:	100.0%
Interest Rate:	6.62800%	Occupancy Date:	7/24/2024
Note Date:	7/24/2024	4th Most Recent NOI (As of):	$4,136,321 (12/31/2021)
Maturity Date:	8/6/2034	3rd Most Recent NOI (As of):	$3,788,818 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,441,315 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$3,441,312 (TTM 4/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,446,226
Call Protection:	L(24),D(89),O(7)	UW Expenses:	$103,387
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,342,839
Additional Debt:	No	UW NCF:	$3,342,839
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$59,800,000 / $53
Additional Debt Type:	N/A	Appraisal Date:	5/29/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$31
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$31
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.5%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	58.5%
TI / LC Reserves:	$0	Springing	N/A	UW NCF DSCR:	1.42x
Other:	$0	Springing	$2,000,000	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	100.0%	Loan Payoff	$32,523,915	92.9%
			Return of Equity	2,158,640	6.2
			Closing Costs	317,445	0.9
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” and “Lockbox / Cash Management” below.

The Loan. The 1900 Cardinal mortgage loan (the “1900 Cardinal Mortgage Loan”) has an original principal balance and Cut-off Date principal balance of $35,000,000 and is secured by the borrower’s fee interest in an industrial warehouse/distribution center property totaling 1,128,300 square feet located in Fulton, Missouri (the “1900 Cardinal Property”). The 1900 Cardinal Mortgage Loan accrues interest at a rate of 6.62800% per annum on an Actual/360 basis. The 1900 Cardinal Mortgage Loan has a 10-year term and is interest only for the full term.

The Property. The 1900 Cardinal Property is a 1,128,300 square foot industrial warehouse/distribution facility located in Fulton, Missouri. The 1900 Cardinal Property was constructed in 1999 as a built-to-suit for Dollar General Corporation (“Dollar General”) with a lease commencement in June 2000. The 1900 Cardinal Property is single-story consisting of a 1,118,220 square foot warehouse/distribution center and a 10,080 square foot three-bay truck service garage. With 160 dock-high doors and two drive-in doors, the distribution center has a ceiling clear height of 40 feet and offers 14,790 square feet of office space. As of July 24, 2024, the 1900 Cardinal Property was 100.0% leased to Dollar General (Moody’s/S&P: Baa2/BBB). Dollar General has fully occupied the 1900 Cardinal Property since lease commencement in June 2000 on an original, 20-year lease and recently executed a 22-year lease renewal through June 2042 with no termination options. The lease is on an absolute net basis whereby Dollar General is responsible for all operating expenses,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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repairs and maintenance of the 1900 Cardinal Property. Dollar General pays a current rent of $3.05 per square foot, with 2.5% increases every five years and has five, five-year extension options remaining at fixed increasing rental rates.

The 1900 Cardinal Property serves approximately 1,150 Dollar General stores across nine states, making it the third largest distribution center for the company. The 1900 Cardinal Property is situated on a 266.15-acre site with 580 parking spaces including 13 motorcycle spaces and 79 tractor trailer spaces, resulting in a parking ratio of 0.5 spaces per 1,000 square feet. The 1900 Cardinal Property has truck parking allowing for approximately 350 inbound and outbound shipments per day. The cross dock has 64 lanes and is used for outbound shipments only. The 1900 Cardinal Property is configured to be expandable and subdividable with a bay depth of 680 feet.

Since lease commencement in June 2000, Dollar General has spent approximately $3.0 million on a climate control project, which included the addition of a chilled water plant, extension of utilities to the new chilled water plant and demolition and replacement of the existing air rotation units, in addition, to approximately $6.9 million in other capital improvements, including paved lot repairs, new HVAC, replacement of docks and water tanks, lighting upgrades, exterior and interior painting, office remodeling and breakroom and restroom refurbishment.

Sole Tenant.

Dollar General (1,128,300 square feet; 100.0% of NRA; 100.0% of underwritten rent; Moody’s/S&P: Baa2/BBB): Dollar General (NYSE: DG) is the largest discount retailer in the United States. As of March 1, 2024, the company operates 20,022 stores across 48 states and Mexico. Dollar General stores currently average approximately 7,500 square feet of selling space and offer a broad selection of merchandise, including consumable products such as food, paper and cleaning products, health and beauty products and pet supplies and non-consumable products such as seasonal merchandise, home décor and domestics and basic apparel. Dollar General’s merchandise includes national brands from leading manufacturers, as well as its own private brand selections with prices often at substantial discounts to national brands. Dollar General offers its customers these national brand and private brand products at low prices (typically $10.00 or less) in its convenient small-box locations.

Dollar General's net sales in 2023 totaled $38.7 billion, a 2.2% increase from 2022 and a 39.4% increase from 2019's pre-pandemic sales. Additionally, from 2019 to 2024, Dollar General has expanded its footprint by adding 3,744 stores while also increasing the average store size from 7,400 square feet to 7,500 square feet. During this period net sales per square feet has also increased from approximately $237 per square foot to $264 per square foot. Over the same period, Dollar General added almost 50,000 employees.

Appraisal. According to the appraisal, the 1900 Cardinal Property had an “as-is” appraised value of $59,800,000 as of May 29, 2024. The table below shows the appraiser’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$59,800,000	5.75%
(1)	Source: Appraisal.
(2)	The appraiser used a direct capitalization approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

Environmental. According to the Phase I environmental assessment dated May 31, 2024, there was no evidence of any recognized environmental conditions at the 1900 Cardinal Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of July 24, 2024.

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Dollar General	Baa2/BBB/NR	1,128,300	100.0%	$3.05	$3,441,315	100.0%	6/30/2042

Total Occupied		1,128,300	100.0%	$3.05	$3,441,315	100.0%

Vacant Space		0	0.0%

Total / Wtd. Avg.		1,128,300	100.0%

(1)	Based on the underwritten rent roll dated July 24, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The following table presents certain information relating to the tenant lease expirations of the 1900 Cardinal Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NA	P
2024 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2035 & Beyond	1	1,128,300	100.0	3,441,315	100.0		1,128,300	100.0%	$3,441,315	100.0%
Total	1	1,128,300	100.0%	$3,441,315	100.0%
(1)	Based on the underwritten rent roll dated July 24, 2024.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and are not considered in this Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the operating history and underwritten cash flows of the 1900 Cardinal Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
In Place Rent(3)	$4,136,321	$3,788,818	$3,441,315	$3,441,312	$3,441,315	$3.05	94.9%
Straight-Line Rent(4)	0	0	0	0	82,905	0.07	2.3
Gross Potential Rent	$4,136,321	$3,788,818	$3,441,315	$3,441,312	$3,524,220	$3.12	97.2%
Total Reimbursements	0	0	0	0	103,387	0.09	2.9
Total Gross Income	$4,136,321	$3,788,818	$3,441,315	$3,441,312	$3,627,606	$3.22	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(181,380)	(0.16)	(5.0)
Effective Gross Income	$4,136,321	$3,788,818	$3,441,315	$3,441,312	$3,446,226	$3.05	95.0%
Total Expenses	0	0	0	0	103,387	0.09	3.0
Net Operating Income	$4,136,321	$3,788,818	$3,441,315	$3,441,312	$3,342,839	$2.96	97.0%
Capital Expenditures(5)	0	0	0	0	0	0.00	0.0
TI / LC(6)	0	0	0	0	0	0.00	0.0
Net Cash Flow	$4,136,321	$3,788,818	$3,441,315	$3,441,312	$3,342,839	$2.96	97.0%
(1)	TTM represents the trailing 12-month period ending April 30, 2024.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated July 24, 2024.
(4)	Straight-Line Rent for investment-grade tenant, Dollar General, is underwritten to the average base rent through the 1900 Cardinal Mortgage Loan term.
(5)	Capital Expenditures were not underwritten due to the Dollar General absolute net lease structure, whereby all repairs and capital improvements are the responsibility of Dollar General.
(6)	TI / LC was not underwritten and was therefore excluded from calculations because investment-grade tenant, Dollar General, extended its lease through June 2042, approximately eight years beyond the 1900 Cardinal Mortgage Loan maturity.

The Market. The 1900 Cardinal Property is located in Fulton, Callaway County, Missouri. The 1900 Cardinal Property is approximately 100 miles west of St. Louis and approximately 140 miles east of the Kansas City, Missouri. The 1900 Cardinal Property is located in the Jefferson City, Missouri metropolitan statistical area. Immediate access to the 1900 Cardinal Property is provided by U.S. Highway 54 and Interstate 70. U.S. Highway 54 is the primary commercial corridor in Fulton. The area along both freeways is a major industrial corridor with several large corporations occupying space including State Farm, Central Electric Manufacturing, 3M, Kraft Heinz, American Outdoor Brands, Tyson Foods, PepsiCo and FedEx. The city of Fulton is situated in central Callaway County, about 20 miles east of the Columbia Central Business District and 25 miles northeast of Jefferson City. According to the appraisal, the top five employers in Callaway County are Fulton State Hospital, Ameren MO Callaway Energy Center, ABB Power T&D Company and Dollar General through its location at the 1900 Cardinal Property.

According to a third-party market research report, the estimated 2024 population within a one-, three- and five-mile radius of the 1900 Cardinal Property is 922, 13,571 and 16,374, respectively. The estimated 2024 average household income within the same radii is $71,342, $75,434 and $79,699, respectively. Furthermore, the top three employment industries within Callaway County are public administration, health care/social assistance and retail trade accounting for a combined 38.0% of total employment.

According to a third-party market research report, the 1900 Cardinal Property is situated in the Jefferson City, MO industrial market, which contained approximately 7.7 million square feet of industrial space as of May 14, 2024. The Jefferson City, MO industrial market reported a vacancy rate of 0.8% with an average asking rental rate of $5.70 per square foot, an increase of 5.6% over the last 12 months and 22.8% over the last three years. There has only been approximately 29,000 square feet of net deliveries over the last three years, representing less than 0.4% of the total inventory.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents recent leasing data at comparable properties to the 1900 Cardinal Property:

Competitive Building Summary(1)
Property Name	Year Built / Renovated	Size (SF)	% Office	Clear Height	Tenant	Tenant Size (SF)	Rent PSF	Reimb.	Lease Date	Lease Term (Yrs.)
1900 Cardinal Fulton, MO	1999 / NAP	1,128,300(2)	1.3%	40’	Dollar General	1,128,300(2)	$3.05(2)	Absolute Net	Jun-2000(2)	42.0(2)
Hallmark Liberty, MO	2023 / NAP	847,745	3.0%	40’	Hallmark	847,475	$4.89	Absolute Net	May-2023	10.0
Anchor Hocking Distribution Facility Lancaster, OH	1969 / NAP	1,272,227	90.0%	27’	Anchor Acquisitions, LLC	1,272,227	$1.81	NNN	Dec-2022	20.0
Building B Montgomery, IL	1986 / NAP	3,833,761	5.5%	20’ - 38’	US Medical Tangent Technologies, Inc. DSV Solutions LLC	1,307,420 214,000 450,000	$4.00 $3.00 $6.50	NNN NNN NNN	May-2023 Mar-2023 Jul-2022	15.0 10.0 6.0
Airwest Distribution Center Plainfield, IN	2001 / NAP	804,586	5.0%	34’	Whirlpool	804,586	$4.55	NNN	Feb-2024	4.0
Joliet 1 Joliet, IL	2006 / 2011	860,100	2.0%	30’	Navistar	860,100	$4.50	NNN	Aug-2024	5.0
Sunbeam 4 Mooresville, IN	2022 / NAP	1,002,469	1.0%	40’	Geodis	1,002,469	$3.90	NNN	Apr-2023	10.6
(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated July 24, 2024.

The Borrower. The borrower is Townsend Fulton, LLC, a Delaware limited liability company and special purpose, bankruptcy-remote entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1900 Cardinal Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Dennis W. Townsend, founder of Townsend Capital. For nearly 35 years, the primary focus of Townsend Capital was commercial real estate development and acquisition, with a focus on repositioning of vacant or out of favor assets. Townsend Capital has since evolved into a more diverse private equity investment firm focusing on the acquisition and development of real estate as well as investment in operating companies for its own account. Townsend Capital has maintained a real estate portfolio on a national scale that has included a mix of office, warehouse, industrial, research, retail, institutional and healthcare space. Its recent focus is on value-add opportunities and the development of its mixed-use land holdings in Kansas City.

Property Management. The 1900 Cardinal Property is managed by Dollar General.

Escrows and Reserves.

Tax Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months; provided, that such monthly deposits will be waived so long as (i) the Dollar General lease remains in full force and effect, (ii) no event of default under the Dollar General lease has occurred and is continuing, (iii) no Material Tenant Trigger Event (as defined below) has occurred and is continuing, (iv) Dollar General is obligated pursuant to the Dollar General lease to pay all applicable taxes and other assessments directly to the applicable taxing authority and (v) Dollar General performs such tax obligations in a timely manner and the borrower provides reasonable evidence of such performance by Dollar General to the lender in a timely manner.

Insurance Escrows – On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages; provided, that such monthly deposits will be waived so long as (i) the lender has received satisfactory evidence that the 1900 Cardinal Property continues to be insured in accordance with the requirements of the 1900 Cardinal Mortgage Loan documents, (ii) the Dollar General lease remains in full force and effect, (iii) no event of default under the Dollar General lease has occurred and is continuing, (iv) no Material Tenant Trigger Event has occurred and is continuing, (v) Dollar General is obligated pursuant to the Dollar General lease to maintain insurance consistent with the insurance requirements set forth in the Dollar General lease and the Dollar General Insurance Conditions (as defined below) are satisfied and (vi) Dollar General performs such insurance obligations in a timely manner and the borrower provides certificates of insurance or other reasonable evidence of such performance by Dollar General to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the lender in a timely manner. The “Dollar General Insurance Conditions” are defined in the 1900 Cardinal Mortgage Loan documents and include, but are not limited to, the requirements that Dollar General or any guarantor of the obligations of Dollar General under the Dollar General lease maintains a rating of not less than “BBB-” with S&P and that Dollar General maintains insurance on the 1900 Cardinal Property for loss resulting from perils and acts of terrorism.

Replacement Reserve – On a monthly basis, the borrower is required to deposit approximately $9,403 for replacement reserves; provided, that such monthly deposits will be waived so long as (i) the Dollar General lease remains in full force and effect, (ii) no event of default under the Dollar General lease has occurred and is continuing, (iii) no Material Tenant Trigger Event has occurred and is continuing, (iv) Dollar General is obligated pursuant to the Dollar General lease to properly maintain the 1900 Cardinal Property and (v) Dollar General performs such property maintenance obligations in a timely manner and the borrower provides reasonable evidence of such performance by Dollar General to the lender in a timely manner.

TI / LC Reserve – On a monthly basis, the borrower is required to deposit approximately $28,208 for TI / LC reserves; provided, that such monthly deposits will be waived so long as the Dollar General lease remains in full force and effect.

Lockbox / Cash Management. The 1900 Cardinal Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Trigger Event (as defined below). Rents from the 1900 Cardinal Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, as applicable, deposited within two business days of receipt. During the continuance of a Cash Management Trigger Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 1900 Cardinal Mortgage Loan documents, and all excess funds on deposit in the cash management account, after payment of required monthly reserve deposits, debt service payment on the 1900 Cardinal Mortgage Loan, operating expenses and cash management bank fees, will be applied as follows: if (a) a Material Tenant Trigger Event has occurred and is continuing, to a Material Tenant (as defined below) reserve, provided, however, that the funds deposited into such Material Tenant reserve will not exceed $2,000,000, (b) a Cash Sweep Trigger Event (as defined below) has occurred and is continuing, but not a Material Tenant Trigger Event, to the lender-controlled excess cash flow account or (c) no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to an account designated by the borrower.

A “Cash Management Trigger Event” means a period (A) commencing upon the occurrence of (i) an event of default under the 1900 Cardinal Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantor, the key principal or the property manager, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.15x, (iv) the indictment for fraud or misappropriation of funds by any of the borrower, the guarantor, the key principal or an affiliated or third-party property manager, or any director or officer of the aforementioned parties or (v) a Material Tenant Trigger Event, and (B) expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the bankruptcy filing being discharged, stayed or dismissed within 90 days, or such longer time not to exceed 180 days provided the lender has not declared an event of default or exercised any remedies under the 1900 Cardinal Mortgage Loan documents, and the lender’s determination that such bankruptcy filing does not materially increase the borrower’s, the guarantor’s, the key principal’s or the property manager’s monetary or material non-monetary obligations or materially and adversely affect their ability to perform under the 1900 Cardinal Mortgage Loan documents or exercise any authority granted them in the organizational documents of the borrower or any entity that controls the borrower and provided the borrower is not in default under the special purpose entity or transfer provisions of the 1900 Cardinal Mortgage Loan documents, (c) clause (iii) above, the trailing 12-month DSCR being at least 1.20x for two consecutive calendar quarters, (d) clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the 1900 Cardinal Mortgage Loan documents or (e) clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period (A) commencing upon the occurrence of (i) an event of default under the 1900 Cardinal Mortgage Loan documents, (ii) any bankruptcy action involving any of the borrower, the guarantor, the key principal or the property manager or (iii) the trailing 12-month period DSCR falling below 1.10x, and (B) expiring upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, as to an involuntary bankruptcy filing, the filing being discharged, stayed or dismissed within 90 days, or such longer time not to exceed 180 days provided the lender has not declared an event of default or exercised any remedies under the 1900 Cardinal Mortgage Loan documents, and the lender’s determination that such filing does not materially affect the borrower’s, the guarantor’s, the key principal’s or the property manager’s monetary or material non-monetary obligations materially and adversely affect their ability to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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perform under the 1900 Cardinal Mortgage Loan documents or exercise any authority granted them in the organizational documents of the borrower or any entity that controls the borrower and provided the borrower is not in default under the special purpose entity or transfer provisions of the 1900 Cardinal Mortgage Loan documents or (c) clause (iii) above, the trailing 12-month DSCR is at least 1.10x for two consecutive calendar quarters.

A “Material Tenant” means (i) Dollar General or (ii) any tenant at the 1900 Cardinal Property that, together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the 1900 Cardinal Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the 1900 Cardinal Property.

A “Material Tenant Trigger Event” means a period (A) commencing upon the occurrence of (i) a Material Tenant giving notice of its intention to terminate or not extend its lease, (ii) on or prior to the date that is 12 months prior to the then-applicable expiration date under its Material Tenant lease, a Material Tenant does not extend its lease, (iii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend or renew its lease, such Material Tenant does not give notice, (iv) an event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or a lease guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated, in whole or in part, or is no longer in full force and effect, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at the 1900 Cardinal Property or a portion thereof constituting no less than 25% of the total net rentable square footage at the 1900 Cardinal Property, other than temporary cessation of operations in connection with remodeling, renovation or restoration of its leased premises, (viii) a Material Tenant announces or discloses publicly its intention to relocate from or vacate all or more than 25% of its Material Tenant space, (ix) all of the Material Tenant space or any portion thereof consisting of more than 25% of the total net rentable square footage is marketed for sublease by or on behalf of the Material Tenant or (x) the long-term unsecured debt rating of a Material Tenant or its lease guarantor failing to satisfy a long-term unsecured debt rating of at least “BB+” by S&P, “Ba1” by Moody’s and “BB+” by Fitch (the “Required Ratings”) and (B) expiring upon with respect to (a) clause (i), (ii), (iii), (vi), (vii), (viii) or (ix) above, (1) the applicable Material Tenant lease is extended on terms satisfying the requirements of the 1900 Cardinal Mortgage Loan documents or (2) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant satisfying the requirements set forth in the 1900 Cardinal Mortgage Loan documents, (b) clause (i) above, the unconditional revocation or recission by the applicable Material Tenant of all termination or non-extension notices with respect to its Material Tenant lease, (c) clause (iv) above, a cure of the applicable event of default, (d) clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease, or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy, after dismissal or discharge, does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty, (e) clause (vii) above, the applicable Material Tenant recommences its operations at its Material Tenant space or the applicable portion thereof, such that it is no longer dark, and has not vacated or ceased to conduct business at the 1900 Cardinal Property or a portion thereof, (f) clause (viii) above, the retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space, (g) clause (ix) above, the cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to its Material Tenant space and (h) clause (x) above, the long term unsecured debt rating of the applicable Material Tenant or the applicable lease guarantor satisfies the Required Ratings. Funds deposited into the Material Tenant account will not exceed $2,000,000.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Nashua Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Nashua Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,500,000	Title:	Fee
Cut-off Date Principal Balance:	$32,388,713	Property Type – Subtype:	Retail – Anchored
% of IPB:	4.0%	Net Rentable Area (SF):	259,868
Loan Purpose:	Refinance	Location:	Nashua, NH
Borrower:	Vickerry DE Mall LLC	Year Built / Renovated:	1967-2006 / 2023
Borrower Sponsor:	Edward C. Gordon	Occupancy:	98.3%
Interest Rate:	7.15000%	Occupancy Date:	2/26/2024
Note Date:	2/27/2024	4th Most Recent NOI (As of):	$2,586,332 (12/31/2020)
Maturity Date:	3/6/2034	3rd Most Recent NOI (As of):	$2,586,135 (12/31/2021)
Interest-only Period:	None	2nd Most Recent NOI (As of)(1):	$2,672,445 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(1):	$3,349,626 (TTM 8/31/2023)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$5,109,335
Call Protection:	L(29),D(84),O(7)	UW Expenses:	$1,560,664
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,548,670
Additional Debt:	No	UW NCF:	$3,434,527
Additional Debt Balance:	N/A	Appraised Value / Per SF(2):	$48,330,000 / $186
Additional Debt Type:	N/A	Appraisal Date:	8/15/2023

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$125
Taxes:	$211,354	$45,946	N/A	Maturity Date Loan / SF:	$110
Insurance:	$99,951	Springing	N/A	Cut-off Date LTV:	67.0%
Replacement Reserves:	$0	$3,248	N/A	Maturity Date LTV:	58.9%
TI / LC Reserve:	$1,400,000	Springing	N/A	UW NCF DSCR:	1.30x
Other Reserves(4):	$130,359	Springing	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,500,000	85.8%	Loan Payoff	$35,566,478	93.9%
Borrower Equity	5,364,299	14.2	Reserves	1,841,663	4.9
			Closing Costs	456,158	1.2
Total Sources	$37,864,299	100.0%	Total Uses	$37,864,299	100.0%
(1)	The increase in Most Recent NOI from 2nd Most Recent NOI is primarily attributed to the space now leased by the third largest tenant, JoAnn Stores, being vacant in 2022. JoAnn Stores has occupied the space since August 2022.
(2)	Appraised Value includes $330,000 for excess land that is part of the collateral for the Nashua Plaza Mortgage Loan (as defined below).
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Other Reserves include (i) $6,240 for immediate repairs, (ii) approximately $124,119 for outstanding tenant allowances, tenant improvements and leasing commissions (“TA TI / LC”) related to the Haas Dental lease and (iii) a monthly springing Material Tenant (as defined below) funds reserve.

The Loan. The Nashua Plaza mortgage loan (the “Nashua Plaza Mortgage Loan”) has an original principal balance of $32,500,000 and a Cut-off Date principal balance of approximately $32,388,713. The Nashua Plaza Mortgage Loan is secured by the borrower’s fee interest in an anchored retail property totaling 259,868 square feet located in Nashua, New Hampshire (the “Nashua Plaza Property”). The Nashua Plaza Mortgage Loan accrues interest at a rate of 7.15000% per annum on an Actual/360 basis. The Nashua Plaza Mortgage Loan has a 10-year term and amortizes on a 30-year schedule.

The Property. The Nashua Plaza Property consists of an 11-building anchored retail center totaling 259,868 square feet located at 4 & 10 Coliseum Avenue and 5, 10, 14-40, 42-48 & 51 Gusabel Avenue in Nashua, New Hampshire. The Nashua Plaza Property was originally constructed between 1967 and 2006, and was most recently renovated in 2023. The Nashua Plaza Property is situated on an approximately 23.27-acre site containing 1,246 parking spaces or 4.79 spaces per 1,000 square feet. The Nashua Plaza Property is anchored by Kohl's, Burlington Coat Factory, JoAnn Stores and LL Bean and shadow anchored by Home Depot and a former Christmas Tree Shops that is now vacant. The Home Depot and former Christmas Tree Shops parcels measure 130,961 square feet and 50,444 square feet, respectively, and participate in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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common area maintenance recoveries at the Nashua Plaza Property but are unowned improvements. The parcel that included the former Christmas Tree Shops that was historically included as a portion of the Nashua Plaza Property is no longer a part of the Nashua Plaza Property that collateralizes the Nashua Plaza Mortgage Loan and was excluded from the underwritten cash flow and value. Additionally, the borrower sponsor owns the vacant excess land parcel next to Starbucks, which is part of the collateral.

The Nashua Plaza Property was 98.3% leased to 17 unique tenants as of February 26, 2024. The top three anchor tenants at the Nashua Plaza Property, Kohl’s, Burlington Coat Factory and JoAnn Stores, account for 74.5% of NRA and 53.8% of underwritten base rent. No other tenant accounts for more than 6.2% of NRA or 7.5% of underwritten base rent. Investment grade tenants account for 35.0% of NRA and 33.7% of underwritten base rent. Since acquiring the Nashua Plaza Property in 1967 for approximately $209,254, the borrower sponsor has since invested approximately $15.2 million in capital expenditures and leasing costs. At origination, the borrower sponsor reserved $1.4 million in leasing costs in a TI/LC reserve.

Major Tenants. The three largest tenants at the Nashua Plaza Property are Kohl’s, Burlington Coat Factory and JoAnn Stores.

Kohl’s (86,584 square feet; 33.3% of NRA; 26.3% of underwritten base rent; Ba3/BB/BBB-; Moody’s/S&P/Fitch) (NYSE: KSS). Kohl’s, through its stores and website, sells moderately priced private and national brand apparel, footwear, accessories, beauty and home products. Kohl’s portfolio includes established brands such as Croft & Barrow, Jumping Beans, SO, Sonoma Goods for Life and Tek Gear, and exclusive brands that are developed and marketed through agreements with nationally recognized brands such as Food Network, LC Lauren Conrad, Nine West and Simply Vera Vera Wang. As of January 28, 2023, Kohl’s operates 1,170 Kohl’s stores with approximately 97,000 employees, including approximately 36,000 full-time and 61,000 part-time associates. In 2022, Kohl’s generated approximately $17.2 billion of net revenue, and had approximately $15.3 billion in total assets and approximately $3.8 billion in shareholders’ equity. Kohl’s leases 86,584 square feet of space at the Nashua Plaza Property under a lease with a current expiration date of January 31, 2033. Kohl’s has a current base rental rate of $11.85 per square foot triple-net. Kohl’s also pays percentage rent calculated as 2% of all sales above a breakpoint of approximately $30.3 million for the first extension term. Kohl’s has one, 10-year renewal option remaining and one successive, five-year renewal option remaining and no termination options.

Burlington Coat Factory (70,000 square feet; 26.9% of NRA; 14.1% of underwritten base rent; Ba1/BB+/NR; Moody’s/S&P/Fitch) (NYSE: BURL). Burlington Coat Factory, headquartered in New Jersey, is a nationally recognized off-price retailer offering a selection of in-season, fashion-focused merchandise at up to 60% off other retailers’ prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats. Burlington Coat Factory operates stores in approximately 927 locations, in 46 states and Puerto Rico, principally under the name Burlington Stores. In 2022, Burlington Coat Factory generated approximately $8.7 billion of net sales, and had approximately $7.3 billion in total assets and approximately $794.9 million in shareholders’ equity. Burlington Coat Factory leases 70,000 square feet of space at the Nashua Plaza Property under a lease with a current expiration date of February 28, 2029. Burlington Coat Factory has a current base rental rate of $7.85 per square foot triple-net. Burlington Coat Factory also pays percentage rent calculated as 2.5% of all sales above a breakpoint of approximately $18.3 million. Burlington Coat Factory has no renewal options remaining and no termination options.

JoAnn Stores (37,113 square feet; 14.3% of NRA; 13.3% of underwritten base rent; Caa3/CCC/NR; Moody’s/S&P/Fitch) (NASDAQ: JOAN). JoAnn Stores is the nation’s category leader in fabric and sewing with one of the largest assortments of arts and crafts products. As of January 28, 2023, JoAnn Stores operated 833 store locations in 49 states, at an average size of approximately 22,500 square feet, offering a selection of fabric and sewing accessories and an assortment of art, crafts, artificial floral, finished seasonal and home décor merchandise that varies based on store location size. As of January 28, 2023, JoAnn Stores had assets of approximately $2.2 billion, generated net revenue of approximately $2.2 billion and adjusted EBITDA of approximately $98.5 million. JoAnn Stores leases 37,113 square feet at the Nashua Plaza Property since August 2022 under a lease with an expiration date of January 31, 2035, and a current base rental rate of $14.00 per square feet. JoAnn Stores has two, five-year renewal options remaining and a termination option if the Nashua Plaza Property’s occupancy falls below 50.0% for a period of four months or longer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisal. According to the appraisal, the Nashua Plaza Property had an “as-is” appraised value of $48,330,000 as of August 15, 2023. The table below shows the appraiser’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value(2)	Capitalization Rate(3)
Income Capitalization Approach	$48,330,000	7.25%
(1)	Source: Appraisal.
(2)	Appraised Value includes $330,000 for excess land that is part of the collateral for the Nashua Plaza Mortgage Loan.
(3)	The appraiser used a direct capitalization approach to arrive at the appraised value. The capitalization rate shown above represents the overall capitalization rate.

Environmental. According to the Phase I environmental assessment dated August 23, 2023, there was no evidence of any recognized environmental conditions at the Nashua Plaza Property.

The following table presents certain information relating to the historical and current occupancy of the Nashua Plaza Property:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
81.5%	82.6%	95.8%	98.3%
(1)	Historical occupancies are an average of each respective year.
(2)	Current occupancy is as of February 26, 2024.

The following table presents certain information relating to the top tenants based on square footage at of the Nashua Plaza Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Kohl’s	Ba3/BB/BBB-	86,584	33.3%	$11.85	$1,026,020	26.3%	1/31/2033
Burlington Coat Factory	Ba1/BB+/NR	70,000	26.9	$7.85	549,500	14.1	2/28/2029
JoAnn Stores	Caa3/CCC/NR	37,113	14.3	$14.00	519,582	13.3	1/31/2035
LL Bean	NR/NR/NR	16,149	6.2	$18.00	290,682	7.5	9/30/2024
Major Tenants		209,846	80.8%	$11.37	$2,385,784	61.2%

Other Tenants		45,609	17.6	$33.11	1,510,083	38.8
Occupied Collateral Total / Wtd. Avg.		255,455	98.3%	$15.25	$3,895,868	100.0%
Vacant Space		4,413	1.7

Collateral Total		259,868	100.0%

(1)	Information is based on the underwritten rent roll dated February 26, 2024 and is inclusive of rent steps totaling $44,156 through March 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the tenant lease expirations of the Nashua Plaza Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	4,413	1.7%	NAP	NA	P	4,413	1.7%	NAP	NAP
2024 & MTM	1	16,149	6.2	$290,682	7.5%		20,562	7.9%	$290,682	7.5%
2025	1	1,300	0.5	33,748	0.9		21,862	8.4%	$324,430	8.3%
2026	0	0	0.0	0	0.0		21,862	8.4%	$324,430	8.3%
2027	2	8,632	3.3	255,508	6.6		30,494	11.7%	$579,938	14.9%
2028	2	9,828	3.8	354,871	9.1		40,322	15.5%	$934,809	24.0%
2029	3	79,085	30.4	905,745	23.2		119,407	45.9%	$1,840,554	47.2%
2030	0	0	0.0	0	0.0		119,407	45.9%	$1,840,554	47.2%
2031	1	1,650	0.6	140,000	3.6		121,057	46.6%	$1,980,554	50.8%
2032	2	3,319	1.3	82,780	2.1		124,376	47.9%	$2,063,334	53.0%
2033	2	89,182	34.3	1,075,382	27.6		213,558	82.2%	$3,138,716	80.6%
2034	1	4,237	1.6	99,570	2.6		217,795	83.8%	$3,238,286	83.1%
2035 & Beyond	2	42,073	16.2	657,582	16.9		259,868	100.0%	$3,895,868	100.0%
Total	17	259,868	100.0%	$3,895,868	100.0%
(1)	Information is based on the underwritten rent roll dated February 26, 2024 and is inclusive of rent steps totaling $44,156 through March 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in this Lease Rollover Schedule.

The following table presents certain information relating to the historical and underwritten cash flows of the Nashua Plaza Property:

Operating History and Underwriting Net Cash Flow
	2020	2021	2022	TTM(1)	Underwritten	Per Square Foot	%(2)
In Place Rent	$2,757,252	$3,107,333	$3,257,440	$3,541,917	$3,851,712	$14.82	71.6%
Gross Up of Vacant Space	0	0	0	0	110,325	0.42	2.1
Rent Steps	0	0	0	0	44,156	0.17	0.8
Gross Potential Rent	$2,757,252	$3,107,333	$3,257,440	$3,541,917	$4,006,193	$15.42	74.5%
Total Reimbursements	1,387,114	1,028,868	975,344	1,332,867	1,372,054	5.28	25.5
Total Gross Income	$4,144,366	$4,136,201	$4,232,784	$4,874,784	$5,378,247	$20.70	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(268,912)	(1.03)	(5.0)
Other Income	0	7,200	0	0	0	0.00	0.0
Effective Gross Income	$4,144,366	$4,143,401	$4,232,784	$4,874,784	$5,109,335	$19.66	95.0%
Total Expenses	$1,558,034	$1,557,266	$1,560,340	$1,525,158	$1,560,664	$6.01	30.5%
Net Operating Income(3)	$2,586,332	$2,586,135	$2,672,445	$3,349,626	$3,548,670	$13.66	69.5%
Capital Expenditures	0	0	0	0	38,980	0.15	0.8
TI / LC	0	0	0	0	75,163	0.29	1.5
Net Cash Flow	$2,586,332	$2,586,135	$2,672,445	$3,349,626	$3,434,527	$13.22	67.2%
(1)	TTM reflects the trailing 12 months ending August 31, 2023.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase in TTM Net Operating Income from 2022 Net Operating Income is primarily attributed to the space now leased by the third largest tenant, JoAnn Stores, being vacant in 2022. JoAnn Stores has occupied the space since August 2022.

The Market. The Nashua Plaza Property is located in Nashua, Hillsborough County, New Hampshire, approximately 18.0 miles south of Manchester, NH, approximately 44.4 miles northwest of downtown Boston, Massachusetts, approximately 12.8 miles south of the Manchester-Boston Regional Airport and approximately 45.7 miles northwest of the Boston Logan International Airport. Access to the Nashua Plaza Property is provided by the Everett Turnpike to the immediate east via Broad Street. The Everett Turnpike or Route 3 traverses the region in a north-south direction and bisects with Interstate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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293 / Interstate 93 to the north of the Nashua Plaza Property in Manchester, New Hampshire and bisects with Interstate 95 to the south of the Nashua Plaza Property in Burlington, Massachusetts. Nashua is the second-largest city in New Hampshire and has an economy driven by diverse industries such as healthcare, manufacturing and retail. The city hosts two major regional medical centers, Southern New Hampshire Medical Center (2.5 miles southeast) and St. Joseph Hospital (2.7 miles south). BAE Systems North America, a defense contractor, and Oracle Corporation are the largest representatives of the high-tech industry prominent in the region.

The Nashua Plaza Property is located in a highly concentrated retail corridor in a suburb of Boston, Massachusetts. The Nashua Plaza Property is located less than two miles from downtown Nashua's Main Street, which offers a range of restaurants, stores, services and activities crossing the Nashua River. As a benefit to the Nashua Plaza Property, New Hampshire does not have a sales tax, and the Nashua Plaza Property's location near the Massachusetts border with direct access from U.S. Highway 3 is an attractive area for both retailers and consumers as Massachusetts has a 6.25% sales tax.

The Nashua Plaza Property is part of the Manchester-Nashua, New Hampshire Metropolitan Statistical Area (the “MSA”). Specifically, the Nashua Plaza Property is located within the Hillsborough retail submarket. According to the appraisal, as of August 2023, the MSA had an estimated population of approximately 429,045 and experienced an annual growth rate of approximately 0.5% since 2010. According to a third-party market research report, in the third quarter of 2023, the submarket reported an inventory of approximately 27.9 million square feet, with an average asking rent of $18.79 and an overall vacancy rate of 2.7%. The estimated 2023 population and average household income within a five-mile radius of the Nashua Plaza Property was 121,382 and $125,435, respectively. According to a third-party market research report, the Nashua Plaza Property is located along high-traffic Broad Street that sees, on average, 63,172 vehicles per day at the Frederick E Everett Turnpike.

The following table presents certain information relating to comparable retail leases to the Nashua Plaza Property:

Competitive Building Summary(1)
Property Name	Year Built / Renovated	Size (SF)	Tenant	Tenant Size (SF)	Rent PSF	Commencement	Lease Term (Years)
Nashua Plaza Property Nashua, NH	1967-2006 / 2023	259,868(2)	Kohl’s	86,584(2)	$11.85(2)	Mar-2001(2)	31.9(2)
University Mall South Burlington, VT	1973 / 2006	620,000	Target	60,000	$14.75	Oct-2018	15.0
Confidential Merrimack County, NH	1971 / 1991	100,000	Confidential – Grocer	44,700	$18.69	2021	10.0
Target Plaza Lebanon, NH	1971 / 1999	180,000	Target Sierra	86,129 18,000	$6.53 $13.00	Oct-2021 Nov-2021	~10.0 10.0
Confidential Orange County, VT	2021 / NAP	19,097	Tractor Supply Co.	19,097	$14.86	Dec-2021	21.0
Confidential Manchester, NH	1993 / 2013	65,000	Confidential	20,720	$16.75	May-2023	1.0
The Loop Methuen, MA	2000 / 2020	338,470	AMC Gong Cha Tea	93,000 3,602	$17.58 $36.50	Current Mar-2022	~30.0 10.0
Ulster Crossing Ulster, NY	2003 / NAP	120,848	Burlington	68,000	$16.00	May-2022	10.0
Rockingham Plaza Salem, NH	2018 / NAP	358,451	Fmr. Christmas Tree Shops	43,875	$13.00	Asking as of Aug-2023	Negotiating
100 Durgin Lane Portsmouth, NH	2008 / NAP	118,652	Fmr. Christmas Tree Shops	39,342	$12.00	Asking as of Aug-2023	Negotiating
(1)	Source: Appraisal.
(2)	Information is based on the underwritten rent roll dated February 26, 2024.

The Borrower. The borrower is Vickerry DE Mall LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Nashua Plaza Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Edward C. Gordon. Starting in 1946, the Gordon family owned and operated Alexander's Supermarkets. Over the years, the Gordon family also developed real estate holdings, primarily retail shopping centers anchored by those family-owned and operated supermarkets. In 1990, the supermarket chain was sold along with its over $200 million in annual sales. While the supermarket chain was sold, the Gordon family's real estate holdings, including the Nashua Plaza Property, were not and continue to be held as real estate investments today.

Property Management. The Nashua Plaza Property is managed by MEG Asset Management, LLC (d/b/a The MEG Companies), a third-party property management company.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $211,354 for real estate taxes, (ii) $99,951 for insurance premiums, (iii) $1,400,000 for TI / LCs, (iv) $6,240 for immediate repairs and (v) approximately $124,119 for outstanding TA TI / LC reserves related to the Haas Dental lease.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $45,946.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, unless a blanket policy is in place.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $3,248 for replacement reserves.

TI / LC Reserve – On the first monthly payment date following the balance in the TI / LC reserve falling below $1,000,000, and on each monthly payment date thereafter for the remainder of the Nashua Plaza Mortgage Loan term, the borrower will be required to deposit $10,828 into a TI/LC reserve.

Lockbox / Cash Management. The Nashua Plaza Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager, as applicable, are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. During the continuance of a Cash Management Trigger Event (as defined below), all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Nashua Plaza Mortgage Loan documents, and all excess funds on deposit in the cash management account, after payment of required monthly reserve deposits, the debt service payment on the Nashua Plaza Mortgage Loan, operating expenses and cash management bank fees, are required to be applied as follows: if (a) a Material Tenant Trigger Event (as defined below) has occurred and is continuing, to a Material Tenant (as defined below) rollover account, (b) a Cash Sweep Trigger Event (as defined below) other than a Material Tenant Trigger Event has occurred and is continuing, to the lender-controlled excess cash flow account or (c) no Material Tenant Trigger Event or Cash Sweep Trigger Event has occurred and is continuing, to the borrower.

A “Cash Management Trigger Event” means a period (A) commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the borrower or the guarantor, (iii) the trailing 12-month period debt service coverage ratio (“DSCR”) falling below 1.15x, (iv) the indictment for fraud or misappropriation of funds of the borrower, the guarantor or an affiliated or third-party property manager, provided that, in the case of the third-party property manager, such fraud or misappropriation is related to the Nashua Plaza Property, or (v) a Material Tenant Trigger Event, and (B) expiring upon, with respect to (a) clause (i) above, the cure of such event of default and the acceptance of such cure by the lender, (b) clause (ii) above, the bankruptcy filing being discharged or dismissed within 60 days for the borrower or the guarantor, and the lender’s determination that such filing does not materially increase the borrower’s or the guarantor’s monetary obligations, or materially and adversely affect the guarantor’s ability to carry out their obligations under the Nashua Plaza Mortgage Loan documents, as applicable, (c) clause (iii) above, the trailing 12-month period DSCR being at least 1.15x for two consecutive calendar quarters, (d) clause (iv) above, the dismissal of the applicable indictment with prejudice or acquittal of the applicable person, or the replacement of the property manager with a third-party property manager that constitutes a qualified property manager under the Nashua Plaza Mortgage Loan documents or (e) clause (v) above, the cure of such Material Tenant Trigger Event.

A “Cash Sweep Trigger Event” means a period (A) commencing upon the occurrence of (i) an event of default, (ii) any bankruptcy action involving the borrower or the guarantor or (iii) the 12-month period DSCR falling below 1.15x, and (B) expiring upon, with respect to (a) clause (i) above, the cure of such event of default and the acceptance of such cure by the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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lender, (b) clause (ii) above, the filing being discharged or dismissed within 60 days, and the lender’s determination that such filing does not materially increase the borrower’s or the guarantor’s monetary obligations, or materially and adversely affect the guarantor’s ability to carry out their obligations under the Nashua Plaza Mortgage Loan documents, as applicable, or (c) clause (iii) above, the 12-month period DSCR being at least 1.15x for two consecutive calendar quarters.

A “Material Tenant Trigger Event” means a period (A) commencing upon the occurrence of (i) a Material Tenant giving written notice of its intention to terminate, cancel or not to extend or renew its lease, (ii) on or prior to the date that is 12 months less one day prior to the then-applicable expiration date under its respective Material Tenant lease, if the applicable Material Tenant does not extend or renew such Material Tenant lease, (iii) on or prior to the date by which a Material Tenant is required under its Material Tenant lease to notify the borrower of its election to extend such Material Tenant lease, if the Material Tenant does not extend or renew such Material Tenant lease, (iv) a monetary or material non-monetary event of default under a Material Tenant lease occurring and continuing beyond any applicable notice and/or cure period, (v) a bankruptcy action of a Material Tenant or guarantor of any Material Tenant lease occurring, (vi) a Material Tenant lease being terminated in whole or in part or no longer being in full force and effect, (vii) a Material Tenant “going dark”, vacating, ceasing to occupy or ceasing to conduct business in the ordinary course at all or a portion of its Material Tenant space, provided that Burlington Coat Factory’s failure to utilize approximately 26,000 square feet of its leased premises substantially will not serve as a basis for a Material Tenant Trigger Event, (viii) a Material Tenant, or someone on its behalf, announces or discloses publicly its intention to relocate from or vacate all or any portion of its space, provided such Material Tenant Trigger Event under this subclause (viii) will commence on the date that is 12 months prior to the earlier of (a) the date that such Material Tenant intends to vacate or (b) the then-applicable expiration date under its Material Tenant lease, (ix) after the origination date, all or any portion of a Material Tenant space is marketed for sublease by or on behalf of a Material Tenant or (x) the borrower receives a written notice from a tenant wherein such tenant claims that Kohl’s operation is in violation of any principal business restrictions or exclusives as further detailed in its lease and (B) expiring upon, with respect to (a) clause (i), (ii), (iii), (vi), (vii), (viii) or (ix) above, the date that (x) the applicable Material Tenant lease is extended on terms satisfying the requirements of the Nashua Plaza Mortgage Loan documents or (y) all or substantially all of the applicable Material Tenant space is leased to a replacement tenant satisfying the requirements of the Nashua Plaza Mortgage Loan documents, (b) clause (i) above, the date that the applicable Material Tenant unconditionally revokes or rescinds all termination or cancellation notices, (c) clause (iv) above, a cure of the applicable event of default, (d) clause (v) above, the affirmation of the Material Tenant lease in the applicable bankruptcy proceeding and confirmation that the Material Tenant is actually paying all rents and other amounts under its lease (or, if applicable, the discharge or dismissal of the applicable Material Tenant lease guarantor from the applicable bankruptcy proceeding; provided that such bankruptcy (after dismissal or discharge) does not have an adverse effect on such Material Tenant lease guarantor’s ability to perform its obligations under its lease guaranty), (e) clause (vii) above, the Material Tenant re-commencing its normal business operations at its Material Tenant space or the applicable portion thereof at the Nashua Plaza Property, (f) clause (viii) above, the unconditional retraction by the applicable Material Tenant of all announcements or disclosures of its intention to relocate from or vacate any portion of its Material Tenant space, (g) clause (ix) above, the unconditional cessation of all marketing efforts by or on behalf of the applicable Material Tenant with respect to its Material Tenant space and (h) clause (x) above, either (I) subsequent to receipt of the notice contemplated in clause (x), but before any legal action or claim is commenced, such Material Tenant unconditionally revokes or rescinds its notice, (II) the dismissal of any resulting legal action or claim with prejudice or (III) a final, unappealable judgement against such claimant.

A “Material Tenant” means (i) Kohl’s, (ii) Burlington Coat Factory or (iii) any tenant at the Nashua Plaza Property that, together with its affiliates, either (a) leases 40,000 or more of the total rentable square footage at the Nashua Plaza Property or (b) accounts for (or would account for) 15% or more of the total in-place base rent at the Nashua Plaza Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The borrower may release the excess land parcel to any party other than the borrower subject to satisfaction of conditions set forth in the Nashua Plaza Mortgage Loan documents, including, without limitation: (i) no event of default exists under the Nashua Plaza Mortgage Loan; (ii) the borrower makes a prepayment or delivers defeasance collateral in an amount equal to $396,000; (iii) after giving effect to such release, the loan-to-value ratio for the remaining mortgaged property following the release does not exceed the lesser of (a) the loan-to-value ratio for the Nashua Plaza Property immediately prior to the release or (B) the loan-to-value ratio at origination of the Nashua Plaza Mortgage Loan;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(iv) the borrower pays all of the lender’s out-of-pocket costs and expenses incurred in connection with such release (including, without limitation, reasonable legal fees); and (v) satisfaction of customary REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Sheraton Eatontown Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,482,116	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	3.5%	Net Rentable Area (Rooms):	208
Loan Purpose:	Refinance	Location:	Eatontown, NJ
Borrower:	Hotel Eatontown, LLC	Year Built / Renovated:	1988 / 2017-2019
Borrower Sponsor:	Carey Tajfel	Occupancy / ADR / RevPAR:	58.5% / $197.86 / $115.64
Interest Rate:	6.98800%	Occupancy / ADR / RevPAR Date:	4/30/2024
Note Date:	6/27/2024	4th Most Recent NOI (As of):	$3,127,438 (12/31/2021)
Maturity Date:	7/1/2034	3rd Most Recent NOI (As of)(1):	$2,852,174 (12/31/2022)
Interest-only Period:	None	2nd Most Recent NOI (As of)(1):	$4,152,212 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$4,054,539 (TTM 4/30/2024)
Original Amortization Term:	360 months	UW Occupancy / ADR / RevPAR:	58.5% / $197.86 / $115.64
Amortization Type:	Amortizing Balloon	UW Revenues:	$12,521,291
Call Protection:	L(35),D(78),O(7)	UW Expenses:	$8,477,139
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,044,152
Additional Debt:	No	UW NCF:	$3,418,087
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$49,800,000 / $239,423
Additional Debt Type:	N/A	Appraisal Date:	4/18/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$136,933
Taxes:	$93,496	$31,165	N/A	Maturity Date Loan / Room:	$119,459
Insurance:	$154,628	$19,960	N/A	Cut-off Date LTV:	57.2%
FF&E Reserves:	$0	$52,172	N/A	Maturity Date LTV:	49.9%
				UW NCF DSCR:	1.50x
				UW NOI Debt Yield:	14.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,500,000	100.0%	Loan Payoff	$16,791,827	58.9%
			Return of Equity	10,717,385	37.6
			Closing Costs(2)	742,664	2.6
			Reserves	248,124	0.9
Total Sources	$28,500,000	100.0%	Total Uses	$28,500,000	100.0%
(1)	The increase in 2nd Most Recent NOI from 3rd Most Recent NOI is primarily attributed to the post pandemic increase in the corporate travel segment and the meeting and group business segment. Additionally, RevPAR over the same period increased by approximately 31.0% at the Sheraton Eatontown Hotel Property (as defined below).
(2)	Closing Costs includes an interest rate buy-down credit of $285,000.

The Loan. The Sheraton Eatontown Hotel mortgage loan (the “Sheraton Eatontown Hotel Mortgage Loan”) is secured by the borrower’s fee interest in a 208-room full service hospitality property located in Eatontown, New Jersey (the “Sheraton Eatontown Hotel Property”). The Sheraton Eatontown Hotel Mortgage Loan accrues interest at a fixed rate of 6.98800% per annum. The Sheraton Eatontown Hotel Mortgage Loan has a 10-year term, amortizes on a 30-year schedule and accrues interest on an Actual/360 basis.

The Property. The Sheraton Eatontown Hotel Property is a six-story, 208-room full service hospitality property located in Eatontown, New Jersey. The Sheraton Eatontown Hotel Property features 138 double-queen rooms, 50 single king rooms, 11 luxury suites, seven junior suites and two deluxe suites. The Sheraton Eatontown Hotel Property features a restaurant and lounge, Urbane, serving breakfast, lunch and dinner daily. The Sheraton Eatontown Hotel Property also offers 12,750 square feet of indoor meeting space on the first floor. Amenities consist of a lobby workstation, an indoor and outdoor pool, a fitness center, an outdoor patio, a leased Avis rental car counter and a club lounge. From 2017 through 2019, the borrower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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completed approximately $14.1 million (approximately $67,710 per room) of capital expenditures to renovate the guestrooms, common area spaces and pools at the Sheraton Eatontown Hotel Property. The Sheraton Eatontown Hotel Property is subject to a franchise agreement with The Sheraton LLC that is scheduled to expire on March 22, 2037.

Environmental. According to the Phase I environmental assessment dated April 29, 2024, there was no evidence of any recognized environmental conditions at the Sheraton Eatontown Hotel Property.

The Market. The Sheraton Eatontown Hotel Property is located within the New York-Newark, NY-NJ-CT-PA Combined Statistical Area (the “New York-Newark CSA”). The Sheraton Eatontown Hotel Property is located in the borough of Eatontown, the county of Monmouth and the state of New Jersey. Over the years, the county has evolved into a regional vacation destination. The economic base is diverse in the greater Monmouth County market, with strong employers in the fields of health care, technology and consumer goods, including the headquarters of companies such as Saker ShopRites Inc. and Food Circus Supermarkets. Other employers include Hackensack Meridian Health, CentraState Healthcare, Inc. Commvault and Visiting Nurse Association of Central New Jersey.

Growth in the region is bolstered by the redevelopment of the 1,127-acre former Fort Monmouth Army Base, which closed in 2011, of which approximately 80.0% has been repurposed or sold. Netflix announced in December 2022 that it plans to develop an East Coast production facility on 292 acres of land at the former Fort Monmouth Army Base. The $900-million investment is expected to take approximately 10 years to complete. Once completed, the Netflix campus is anticipated to include 12 soundstages, each 70 feet tall, with 500,000 square feet of production space.

Tourism is also one of the area's top industries, with the New Jersey Shore and area beaches attracting visitors from neighboring states such as New York and Pennsylvania. Additionally, in January 2023, a 300-acre sports and entertainment complex called Adventure Crossing USA opened in Monmouth County. The complex features a 100,000 square foot dome, which includes 42 golf bays, axe-throwing, virtual roller coasters, sports fields and a restaurant. Upon completion of all phases, the facility will also feature a surf pool, hotel, conference center and bowling alley.

The following table presents certain information relating to the Sheraton Eatontown Hotel Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Sheraton Eatontown Hotel			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	50.3%	$157.33	$79.15	43.1%	$177.33	$76.42	85.7%	112.7%	96.5%
2022	54.5%	$175.94	$95.80	48.6%	$184.14	$89.49	89.2%	104.7%	93.4%
2023	59.0%	$179.26	$105.73	59.3%	$197.68	$117.23	100.5%	110.3%	110.9%
TTM(4)	58.8%	$178.18	$104.81	58.4%	$197.85	$115.64	99.4%	111.0%	110.3%
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Sheraton Eatontown Hotel Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes DoubleTree by Hilton Hotel Tinton Falls – Eatontown, Holiday Inn Express & Suites West Long Branch Eatontown, Sonesta Select Tinton Falls Eatontown and Homewood Suites by Hilton Eatontown.
(4)	TTM represents the trailing 12-month period ending April 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the competition for the Sheraton Eatontown Hotel Property:

Competitive Property Summary(1)
Property Name	Year Built	# of Rooms	Comm.	Leisure	Meeting & Group	2023 Occupancy	2023 ADR	2023 RevPAR
Sheraton Eatontown Hotel	1988	208	42%	34%	24%	59.3%(2)	$197.68(2)	$117.23(2)
DoubleTree by Hilton Tinton Falls Eatontown	1974	178	55%	30%	15%	40 – 45%	$180 – $190	$80 – $85
Molly Pitcher Inn	1980	106	20%	50%	30%	45 – 50%	$190 – $200	$95 – $100
Courtyard by Marriott Wall at Monmouth Shores Corporate Park	2007	113	55%	35%	10%	55 – 60%	$160 – $170	$95 – $100
Courtyard by Marriott Lincroft Red Bank	1988	146	60%	25%	15%	70 – 75%	$190 – $200	$140 – $150
Secondary Competition(3)	Various	1,216	34%	46%	20%	53.8%	$220.07	$118.44
Total/Avg.		1,967	41%	40%	19%	55.7%	$204.12	$113.63
(1)	Source: Appraisal
(2)	The Sheraton Eatontown Hotel Property 2023 Occupancy, ADR and RevPAR are based on financial information provided by the borrower sponsor.
(3)	Secondary competition includes Ocean Place Resort & Spa, Ashbury Hotel Ashbury Park, Berkeley Oceanfront Hotel, Homewood Suites by Hilton Eatontown, Holiday Inn Express West Long Branch, Sonesta Select Tinton Falls Eatontown, Hampton by Hilton Neptune/Wall and Residence Inn by Marriott Neptune at Gateway Centre.

Operating History and Underwritten Net Cash Flow

	2021	2022	2023	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	43.1%	48.6%	59.3%	58.5%	58.5%
ADR	$177.33	$184.14	$197.68	$197.86	$197.86
RevPAR	$76.42	$89.49	$117.23	$115.64	$115.64

Room Revenue	$5,801,564	$6,793,793	$8,899,752	$8,803,371	$8,779,318	$42,208	70.1%
Food and Beverage	2,606,157	3,312,847	3,651,470	3,664,767	3,654,754	17,571	29.2
Other Departmental Revenue(4)	104,580	103,775	98,754	87,458	87,219	419	0.7
Total Revenue	$8,512,301	$10,210,415	$12,649,976	$12,555,596	$12,521,291	$60,199	100.0%

Room Expenses	$1,412,706	1,950,569	2,434,113	2,442,006	2,435,334	11,708	27.7
Food and Beverage Expenses	1,261,557	1,954,777	1,929,945	1,893,415	1,888,242	9,078	51.7
Other Departmental Expenses	17,855	18,587	38,715	41,670	41,556	200	47.6
Departmental Expenses	$2,692,118	$3,923,933	$4,402,773	$4,377,091	$4,365,132	$20,986	34.9%

Departmental Profit	$5,820,183	$6,286,482	$8,247,203	$8,178,505	$8,156,159	$39,212	65.1%

Operating Expenses	$2,275,907	$3,018,171	$3,645,535	$3,596,712	$3,592,702	$17,273	28.7%
Gross Operating Profit	$3,544,276	$3,268,311	$4,601,668	$4,581,793	$4,563,457	$21,940	36.4%

Total Other Expenses	$416,838	$416,137	$449,456	$527,254	$519,305	$2,497	4.1%

Net Operating Income	$3,127,438	$2,852,174	$4,152,212	$4,054,539	$4,044,152	$19,443	32.3%
FF&E Reserve	340,492	408,417	505,999	502,224	626,065	3,010	5.0
Net Cash Flow	$2,786,946	$2,443,757	$3,646,213	$3,552,315	$3,418,087	$16,433	27.3%
(1)	TTM column represents the trailing 12-month period ending April 30, 2024.
(2)	Per Room values are based on 208 rooms.
(3)	% of Total Revenue column represents percent of Total Revenue except for Room Expenses, Food and Beverage Expenses and Other Departmental Expenses, which are based on their corresponding revenue line items.
(4)	Other Departmental Revenue includes gift shop revenue and miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 10 – Sheraton Eatontown Hotel

The Borrower. The borrower is Hotel Eatontown, LLC, a New Jersey limited liability company and special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sheraton Eatontown Hotel Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Carey Tajfel. Mr. Tajfel serves as the president of Hotels Unlimited, Inc. (“Hotels Unlimited”), a family-owned company operating since 1979. Mr. Tajfel oversees the company operations and management, construction, renovations and the development of new projects. Hotels Unlimited currently owns and operates properties flagged by national brands including Marriott, Hilton and IHG. Hotels Unlimited portfolio includes nine hotels totaling 1,300 rooms, which are all located in New Jersey.

Property Management. The Sheraton Eatontown Hotel Property is managed by Hotels Unlimited, Inc., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $93,496 for real estate taxes and (ii) $154,628 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $31,165.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to $19,960.

FF&E Reserves – On a monthly basis, the borrower is required to escrow an amount equal to 1/12th of 5% of annual gross rents, which currently equates to $52,172.

Lockbox / Cash Management. The Sheraton Eatontown Hotel Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents relating to the Sheraton Eatontown Hotel Property to be transmitted directly by non-residential tenants into a lender-controlled lockbox account and all rents received by the borrower or the property manager are required to be deposited into the lockbox account within one business day of receipt. At origination, pursuant to the credit card direction letter, the borrower was required to instruct each of the credit card companies that all rents payable with respect to the Sheraton Eatontown Hotel Property are required to be transmitted directly into the lender-controlled lockbox account. So long as no Cash Management Period (as defined below) is in effect, funds deposited into the lockbox account are required to be transferred to the borrower’s operating account on a daily basis. Upon the occurrence of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the Sheraton Eatontown Hotel Mortgage Loan documents. Available cash on deposit will be applied as follows: (i) during the continuance of a Franchise Expiration Trigger Event (as defined below), to the franchise expiration reserve subaccount, or (b) to the extent that a Cash Management Period is in effect, other than solely as a result of a Franchise Expiration Trigger Event, to the cash collateral subaccount.

A “Cash Management Period” will (A) commence upon the occurrence (i) an event of default, (ii) a debt service coverage ratio (“DSCR”) less than 1.20x as of any calculation date (the “DSCR Cash Management Period”) or (iii) a Franchise Expiration Trigger Event, and (B) end, as applicable, with respect to (a) clause (i) above, once the event of default has been cured and no other event of default has occurred and is continuing, (b) clause (ii) above, once the DSCR is at least 1.25x for two consecutive calculation dates (the “DSCR Cure Event”) or (c) clause (iii) above, once the Franchise Expiration Trigger Event Cure (as defined below) has occurred.

With respect to clause (ii), above, a DSCR Cash Management Period will not be deemed to have commenced for a period of 365 days (“Deferral Period”) so long as (x) no event of default has occurred and is continuing and (y) within five days of the borrower’s receipt of notice of the commencement of such DSCR Cash Management Period, the borrower either: (1) deposits with the lender additional funds in an amount equal to $455,000 (the “Cash Management Additional Deposit Amount”); or (2) delivers to the lender a letter of credit to the lender in the amount of $455,000 (the “Cash Management Additional Deposit Letter of Credit”). The borrower will have the right to extend the Deferral Period for each successive 365 day period commencing at the expiration of the prior Deferral Period so long as (x) no event of default has occurred and is continuing and (y) no later than five days prior to the expiration of the then-current Deferral Period, the borrower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 10 – Sheraton Eatontown Hotel

either (1) deposits with the lender the Cash Management Additional Deposit Amount or (2) delivers to the lender an additional Cash Management Deposit Letter of Credit. Upon the expiration of the Deferral Period, provided (i) no DSCR Cure Event has occurred and (ii) the borrower has not either (1) deposited with the lender the Cash Management Additional Deposit Amount or (2) delivered to the lender an additional Cash Management Additional Deposit Letter of Credit, a DSCR Cash Management Period will commence.

A “Franchise Expiration Trigger Event” will occur upon the date that is 24 months prior to the expiration of the franchise agreement or any replacement franchise agreement.

A “Franchise Expiration Trigger Event Cure” will occur upon (a) no default or event of default has occurred and is continuing, (b) the borrower has entered into a replacement franchise agreement or has extended the existing franchise agreement, in each case, subject to the lender's reasonable approval, (c) all capital improvements required pursuant to, and in accordance with, the terms of any property improvement plan imposed in connection with such replacement franchise agreement have been completed, (d) the borrower has delivered to the lender a comfort letter, in form and substance reasonably satisfactory to the lender, duly executed by the franchisor or replacement franchisor, as applicable, and acknowledging that all such capital improvements have been completed and (e) the borrower has delivered to the lender a certificate acknowledging that all such capital improvements have been paid in full as of the date of such certificate.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 11 – SpringHill Suites Savannah
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,000,000	Title:	Fee
Cut-off Date Principal Balance:	$22,000,000	Property Type - Subtype:	Hospitality – Select Service
% of Pool by IPB:	2.7%	Net Rentable Area (Rooms):	160
Loan Purpose:	Refinance	Location:	Savannah, GA
Borrower:	Chatham Savannah SHS LLC	Year Built / Renovated:	2009 / 2015
Borrower Sponsor:	Chatham Lodging Trust	Occupancy / ADR / RevPAR:	80.1% / $180.45 / $144.47
Interest Rate:	6.70000%	Occupancy / ADR / RevPAR Date:	4/30/2024
Note Date:	6/6/2024	4th Most Recent NOI (As of):	$2,958,029 (12/31/2021)
Maturity Date:	6/6/2034	3rd Most Recent NOI (As of):	$3,412,523 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$3,748,707 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$3,692,022 (TTM 4/30/2024)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	80.1% / $180.45 / $144.47
Amortization Type:	Interest Only	UW Revenues:	$9,922,126
Call Protection:	L(24),YM1(89),O(7)	UW Expenses:	$6,236,577
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,685,549
Additional Debt:	No	UW NCF:	$3,288,664
Additional Debt Balance:	N/A	Appraised Value / Per Room(4):	$42,200,000 / $263,750
Additional Debt Type:	N/A	Appraisal Date:	4/25/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$137,500
Taxes:	$89,062	$44,531	N/A	Maturity Date Loan / Room:	$137,500
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	52.1%
FF&E Reserves(2):	$0	$33,074	N/A	Maturity Date LTV:	52.1%
PIP Reserve(3):	$2,193,856	Springing	N/A	UW NCF DSCR:	2.20x
Deferred Maintenance:	$22,000	$0	N/A	UW NOI Debt Yield:	16.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000	72.6%	Loan Payoff	$27,713,758	91.5%
Borrower Sponsor Equity	8,298,859	27.4	Upfront Reserves	2,304,918	7.6
			Closing Costs	280,183	0.9
Total Sources	$30,298,859	100.0%	Total Uses	$30,298,859	100.0%
(1)	The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies in the event that an acceptable blanket insurance policy is not in place.
(2)	The borrower is required to deposit into an FF&E reserve, on a monthly basis, an amount equal to 1/12th of the greater of (x) 4% of the projected annual gross income from operations of the SpringHill Suites Savannah Property (as defined below) and (y) the amount required pursuant to the franchise agreement (initially estimated to be approximately $33,074 per month).
(3)	In the event that a 2033 PIP is required, the borrower is required to deposit 100% of the budgeted costs for such 2033 PIP six months prior to the 2033 PIP commencement date.
(4)	The Appraised Value of $42.2 million takes into account the extraordinary assumption that $3.2 million of capital expenditures will be spent by the borrower sponsor on necessary property improvements in addition to adding two new guest rooms. As of the origination date of the SpringHill Suites Savannah Mortgage Loan (as defined below), approximately $1.25 million was already spent by the borrower sponsor on capital expenditures. The remaining balance has been reserved upfront.

The Loan. The SpringHill Suites Savannah mortgage loan (the “SpringHill Suites Savannah Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $22,000,000 and is secured by the borrower’s fee interest in a 160-room, select-service hotel located in Savannah, Georgia (the “SpringHill Suites Savannah Property”). The SpringHill Suites Savannah Mortgage Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest at a rate of 6.70000% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 11 – SpringHill Suites Savannah

The Property. The SpringHill Suites Savannah Property is a six-story, 160-room, select-service hotel. Located in the Historic District of Savannah, Georgia, one of Savannah’s main attractions and one of the oldest neighborhoods in Savannah, the surrounding area features many museums, cobbled 19th-century riverfront, shops, restaurants and cafes, bars and theaters. The hotel contains 85 king rooms and 75 queen/queen rooms and was developed as a SpringHill Suites by Marriott in 2009 with the most recent signification renovation being completed 2015. Approximately $1.4 million, or $9,048 per room, has been spent by the borrower sponsor on capital expenditures from 2018 through 2024 year to date. The franchise agreement with Marriott International, Inc. expires in 2033.

Amenities at the SpringHill Suites Savannah Property include a 24 hour business and fitness center, complimentary breakfast and an outdoor pool. In addition to offering complimentary breakfast, the Toasted Barrel restaurant is also located at the hotel which offers a selection of salads, sandwiches, cocktails and regularly features live music. A two-level parking garage located directly beneath the hotel offers 120 parking spots.

The following table presents certain information relating to the performance of the SpringHill Suites Savannah Property:

Historical Occupancy, ADR, RevPAR
	SpringHill Suites Savannah(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	73.3%	$155.90	$114.33	65.7%	$157.10	$103.16	111.6%	99.2%	110.8%
2022	80.5%	$179.10	$144.09	76.6%	$176.96	$135.57	105.1%	101.2%	106.3%
2023	82.4%	$181.91	$149.85	78.2%	$179.36	$140.28	105.4%	101.4%	106.8%
TTM April 2024	80.1%	$180.45	$144.47	76.6%	$179.44	$137.38	104.6%	100.6%	105.2%
(1)	Occupancy, ADR and RevPAR for the SpringHill Suites Savannah Property are based on the underwriting as of April 30, 2024.
(2)	Data obtained from a third-party hotel trend report. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the SpringHill Suites Savannah Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes Courtyard Savannah Downtown Historic District, DoubleTree by Hilton Hotel Savannah Historic District, Holiday Inn Savannah Historic District, Tryp by Wyndham Savannah Downtown Historic District, Residence Inn Savannah Downtown Historic District and Hampton by Hilton Inn & Suites Savannah Historic District.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 11 – SpringHill Suites Savannah

Operating History and Underwritten Net Cash Flow
	2021(1)	2022(1)	2023	TTM 4/30/2024	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	73.3%	80.5%	82.4%	80.1%	80.1%
ADR	$155.90	$179.10	$181.91	$180.45	$180.45
RevPAR	$114.33	$144.09	$149.85	$144.47	$144.47

Room Revenue	$6,676,609	$8,414,853	$8,751,269	$8,460,149	$8,460,149	$52,876	85.3%
Food and Beverage Revenue	361,927	421,604	424,711	434,385	434,385	2,715	4.4
Parking Revenue	565,709	655,724	760,089	769,519	769,519	4,809	7.8
Other Departmental Revenue	186,764	217,417	232,524	258,073	258,073	1,613	2.6
Total Revenue	$7,791,009	$9,709,599	$10,168,593	$9,922,126	$9,922,126	$62,013	100.0%
Room Expense	1,481,467	2,282,800	2,276,134	2,139,275	2,139,275	13,370	83.3
Food and Beverage Expense	231,624	308,301	359,551	361,697	361,697	2,261	14.1
Other Departmental Expenses	112,277	94,561	79,311	68,048	68,048	425	0.7
Departmental Expenses	$1,825,367	$2,685,662	$2,714,996	$2,569,020	$2,569,020	$16,056	25.9%
Departmental Profit	$5,965,642	$7,023,937	$7,453,596	$7,353,106	$7,353,106	$45,957	74.1%
Management Fee	233,730	291,288	305,058	297,664	297,664	1,860	3.0
Franchise Fee	500,746	631,114	656,345	634,511	634,511	3,966	6.4
Other Undistributed Expenses	1,547,327	1,918,992	2,051,398	2,031,799	2,031,799	12,699	20.5
Total Undistributed Expenses	$2,281,803	$2,841,394	$3,012,801	$2,963,974	$2,963,974	$18,525	29.9%
Real Estate Taxes	565,969	617,428	511,330	512,063	511,330	3,196	5.2
Property Insurance	159,841	152,591	180,757	185,047	192,253	1,202	1.9
Total Fixed Expenses	$725,810	$770,019	$692,087	$697,110	$703,583	$4,397	7.1%
Net Operating Income	$2,958,029	$3,412,523	$3,748,707	$3,692,022	$3,685,549	$23,035	37.1%
FF&E	311,640	388,384	406,744	396,885	396,885	2,481	4.0
Net Cash Flow	$2,646,389	$3,024,139	$3,341,963	$3,295,137	$3,288,664	$20,554	33.1%
(1)	The increase in Net Operating Income from 2021 to 2022 is primarily attributable to improved occupancy which significantly improved RevPAR. Occupancy was lower in 2021 compared to other years due to ongoing recovery from the COVID-19 pandemic.
(2)	Per Room is based on 160 rooms.
(3)	% of Total Revenue for Room Expense and Food and Beverage Expense are based on their corresponding revenue line item. All other line items are based on Total Revenue.

Environmental. According to the Phase I environmental site assessment dated May 8, 2024, there was no evidence of any recognized environmental conditions at the SpringHill Suites Savannah Property.

Market. The SpringHill Suites Savannah Property is located in the Historic District of Savannah, Georgia, within Chatham County, approximately seven miles northwest of the Savannah/Hilton Head International Airport. East River Street, the main retail corridor and popular hub for both locals and tourists that borders the Savannah River, is located less than one mile away from the SpringHill Suites Savannah Property. The Historic District neighborhood is dominated by museums, art venues, restaurants, retail outlets, boutique shops and office buildings. Some venues include the SCAD Museum of Art, the Savannah Cultural Arts Center and the Johnny Mercer Civic Center. Tourism, a leading industry for Savannah, generated $4.7 billion in revenue for Savannah in 2023, which was a 6.5% increase over 2022. Air traffic through the Savannah Hilton Head International Airport has also been increasing. In 2023, the Savannah Hilton Head International Airport had approximately 3.9 million passengers, which was a 10.3% increase over 2022. Additionally, 2023 passenger traffic was approximately 29.0% higher than 2019.

There are currently six hotels, totaling 715-764 rooms, which are currently under construction in the Savannah hotel market. However, per the appraisal, given these hotels under construction are either highly speculative or targeting a different clientele, none of the hotels are expected to be primarily competitive with the SpringHill Suites Savannah Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 11 – SpringHill Suites Savannah

The following table presents certain information relating to the primary hotel competition from the appraisal for the SpringHill Suites Savannah Property from the Appraisal:

Appraisal Primary Competitive Set(1)
Property	Year Opened / Renovated	Number of Rooms	Occupancy	ADR	RevPAR
SpringHill Suites Savannah(2)	2009 / 2015	160(2)	82.4%(2)	$181.91(2)	$149.85(2)
Aloft Savannah Downtown Historic District	2020 / NAP	135	70% - 75%	$170 - $180	$130 - $140
Courtyard by Marriott Savannah Downtown Historic District	2001 / 2021, 2012	156	70% - 75%	$160 - $170	$115 - $120
Cambria Hotel Savannah Downtown Historic District	2022 / NAP	101	65% - 70%	$170 - $180	$115 - $120
Hilton Garden Inn Savannah Historic District	2005 / 2018	133	80% - 85%	$190 - $200	$160 - $170
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2023 values.
(2)	SpringHill Suites Savannah Property metrics are based on the underwriting as of December 31, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 12 – Kenwood Pavilion
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,500,000	Title:	Fee
Cut-off Date Principal Balance:	$19,500,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.4%	Net Rentable Area (SF):	82,867
Loan Purpose:	Refinance	Location:	Cincinnati, OH
Borrowers:	Kenwood Pavilion 14A, LLC, Kenwood Pavilion 14B, LLC and Kenwood Pavilion 14C, LLC	Year Built / Renovated:	1998, 2013 / 2024
Borrower Sponsors(1):	Alan C. Fox and The Alan C. Fox Revocable Trust (2007 Restatement) U/A/D 11/15/2007	Occupancy(5):	100.0%
Interest Rate:	7.19000%	Occupancy Date:	7/16/2024
Note Date:	7/17/2024	4th Most Recent NOI (As of):	$2,291,612 (12/31/2021)
Maturity Date:	8/6/2034	3rd Most Recent NOI (As of)(6):	$2,089,141 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(6):	$2,464,724 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$2,561,361 (TTM 5/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,125,275
Call Protection:	L(24),D(91),O(5)	UW Expenses:	$923,615
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,201,660
Additional Debt:	No	UW NCF:	$2,103,184
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$33,000,000 / $398
Additional Debt Type:	N/A	Appraisal Date:	7/2/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$235
Taxes:	$93,969	$46,985	N/A	Maturity Date Loan / SF:	$235
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	59.1%
Replacement Reserves:	$0	$1,301	N/A	Maturity Date LTV:	59.1%
TI/LC(3):	$0	$6,906	$414,360	UW NCF DSCR:	1.48x
Other Reserves(4):	$886,080	Springing	$1,000,000	UW NOI Debt Yield:	11.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,500,000	85.3%	Loan Payoff	$21,470,290	93.9%
Principal’s Cash Contribution	3,372,241	14.7	Upfront Reserves	980,049	4.3
			Closing Costs	421,902	1.8
Total Sources	$22,872,241	100.0%	Total Uses	$22,872,241	100.0%
(1)	The borrower sponsors of the Kenwood Pavilion Mortgage Loan (as defined below) are the same as the borrower sponsors of the 10 Quivira Plaza mortgage loan.
(2)	The Kenwood Pavilion Mortgage Loan documents do not require ongoing monthly insurance reserve deposits so long as (i) no event of default is continuing, (ii) the Kenwood Pavilion Property (as defined below) is covered under a blanket or umbrella policy acceptable to the lender, (iii) the borrowers provide the lender with evidence of renewal of such policies and (iv) the borrowers provide the lender with paid receipts for payment of the insurance premiums by no later than 10 business days prior to the policy expiration dates.
(3)	The Kenwood Pavilion Mortgage Loan documents provide that the monthly deposits are not required during an event of default or a cash trap event period, so long as the balance of the TI/LC reserve is not less than $414,360.
(4)	Other Reserves includes (i) $35,880 reserved for tenant improvements and leasing commissions payable by the borrowers under an existing lease with Genesis Diamonds, (ii) $850,200 reserved for approximately eight months of gap rent under the LA Fitness lease and (iii) pursuant to the Kenwood Pavilion Mortgage Loan documents, on each monthly payment date during the period commencing upon the occurrence of a LA Fitness reserve trigger and terminating on the occurrence of a LA Fitness reserve trigger cure, the borrowers are required to deposit with the lender an amount equal to $22,500, subject to a cap of $1,000,000. Provided that no event of default is continuing, upon the occurrence of a LA Fitness reserve trigger cure, in accordance with the Kenwood Pavilion Mortgage Loan documents, any funds (if any) remaining in the LA Fitness reserve account are required to be disbursed to the borrowers, provided, however, if a cash trap event period is then continuing, then no such funds are required to be disbursed to the borrowers, and all such funds are required instead to be deposited into the excess cash flow reserve account.
(5)	The Kenwood Pavilion Property is 100.0% leased as of July 16, 2024. The largest tenant, LA Fitness, has signed its lease amendment and extension and has commenced paying rent in accordance with its current lease, however, its space is currently closed for renovations. Please see “The Property” section below for further information.
(6)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is further discussed in the Operating History and Underwritten Net Cash Flow table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 12 – Kenwood Pavilion

The Loan. The Kenwood Pavilion mortgage loan (the “Kenwood Pavilion Mortgage Loan”) is evidenced by a single promissory note in the original principal balance and Cut-off Date balance of $19,500,000 and is secured by the borrowers’ fee interest in an anchored retail shopping center located in Cincinnati, Ohio (the “Kenwood Pavilion Property”). The Kenwood Pavilion Mortgage Loan was originated by Zions Bancorporation, N.A. (“ZBNA”) and proceeds, along with approximately $3.4 million of principal’s new cash contributed by the borrower sponsors, were used to refinance the existing debt securitized in the JPMBB 2014-C24 securitization trust, fund upfront reserves and pay closing costs. The Kenwood Pavilion Mortgage Loan accrues interest at a fixed rate of 7.19000% per annum on an Actual/360 basis, has a 10-year original term and is interest-only for the entire term.

The Property. The Kenwood Pavilion Property is a two-building anchored retail shopping center totaling 82,867 square feet, situated along the Montgomery Road commercial corridor in Cincinnati, Ohio. The Kenwood Pavilion Property is situated approximately 0.4 miles northeast of the Kenwood Town Center super regional mall. Combined traffic counts total approximately 20,000 vehicles per day on daily basis and increase to approximately 30,000 vehicles per day on weekends at the Kenwood Pavilion Property. The buildings were constructed in 1998 and 2013 and the LA Fitness space, which is not open, is currently being renovated. The Kenwood Pavilion Property consists of two non-contiguous parcels with a combined size of 6.6-acres and is anchored by LA Fitness. Additional notable tenants include PXG Golf, Genesis Diamonds, Yardbird Furniture, AT&T Wireless and European Wax Center, plus several dining options including Cooper’s Hawk Winery & Restaurant, Truva Café and Panera Bread. Since acquiring the Kenwood Pavilion Property in 2014, the borrower sponsors completed approximately $220,000 in roof repairs, $70,000 in parking lot repairs and $60,000 in other capital repairs.

As of July 16, 2024, the Kenwood Pavilion Property was 100.0% leased to 11 tenants. The Kenwood Pavilion Property contains 325 surface parking spaces, resulting in a parking ratio of approximately 3.9 spaces per 1,000 square feet of net rentable area. Notably, no tenants at the Kenwood Pavilion Property have co-tenancy provisions with the LA Fitness or other major tenants (as detailed below).

Major Tenants. The three largest tenants based on net rentable area at the Kenwood Pavilion Property are LA Fitness, Cooper’s Hawk Winery & Restaurant (“Cooper’s Hawk”) and PXG Golf.

LA Fitness (42,141 square feet; 50.9% of NRA; 34.4% of underwritten base rent; Moody’s/S&P/Fitch: B2/B/NR). Founded in Southern California in 1984, LA Fitness has over 800 health clubs in the United States.

Per the appraisal, LA Fitness has been a tenant at the Kenwood Pavilion Property for 15 years, originally signing a 20-year lease in 2009. In March 2022, the tenant, which had been operating as “Esporta Fitness” since early 2020, went dark as part of an LA Fitness repositioning but stayed current on its rental obligations. LA Fitness has since entered into a new lease, which commenced in July 2024 and its space is currently closed for renovations, including an approximately $2,500,000 interior remodel at the tenant’s own expense. LA Fitness expects to reopen this location by the end of 2024 and the lender reserved approximately eight months of gap rent under the LA Fitness lease at origination of the Kenwood Pavilion Mortgage Loan. Additionally, the borrowers and the Kenwood Pavilion Mortgage Loan guarantors are personally liable to the lender up to a $1,000,000 with full recourse until the borrowers provide evidence to the lender that LA Fitness is open for business and paying unabated rent under its lease at the Kenwood Pavilion Property. LA Fitness’ current lease expires in June 2036 with one, five-year extension option remaining and no unilateral termination options.

Cooper’s Hawk Winery & Restaurant (11,000 square feet; 13.3% of NRA; 22.8% of underwritten base rent). Founded in 2005, Cooper’s Hawk operates in 12 states throughout the United States. Featuring seven locations throughout Ohio, Cooper’s Hawk offers a casual dining experience with a contemporary American menu. Cooper’s Hawk has been a tenant at the Kenwood Pavilion Property since November 2013 and reported 2023 gross sales of approximately $8.1 million ($736 per square foot). Cooper’s Hawk’s current lease expires in December 2028 with three, five-year extension options remaining and no unilateral termination options. Cooper’s Hawk occupies its space pursuant to a ground lease and owns its own improvements.

PXG Golf (6,296 square feet; 7.6% of NRA; 6.2% of underwritten base rent). PXG Golf (Parsons Xtreme Golf) was founded in 2013 and with over 200 global patents, PXG features a full line of golf clubs. PXG Golf sells golf clubs, gear and apparel at its 24 locations nationwide and has been a tenant at the Kenwood Pavilion Property since December 2022. PXG Golf’s current lease expires in April 2028 with one, five-year extension option remaining and no unilateral termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 12 – Kenwood Pavilion

Environmental. The Phase I environmental assessment dated June 26, 2024 identified no evidence of any recognized environmental conditions at the Kenwood Pavilion Property.

The following table presents certain information relating to the historical and current occupancy of the Kenwood Pavilion Property:

Historical and Current Occupancy(1)
2021	2022(2)(3)	2023(2)(3)	Current(2)
83.5%	87.7%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	The Kenwood Pavilion Property is 100.0% leased as of July 16, 2024 but not technically 100.0% occupied. The largest tenant, LA Fitness, which had been operating as “Esporta Fitness” since early 2020, went dark in March 2022 as part of an LA Fitness repositioning but stayed current on its rental obligations. The 2022, 2023 and Current figures above represent the percentage leased. LA Fitness has since entered into a new lease, which commenced in July 2024 and its space is currently closed for renovations. Please see “The Property” section above for further information.
(3)	The increase in historical occupancy from 2022 to 2023 is driven by new lease with PXG Golf and Yardbird Furniture.

The following table presents certain information relating to the major tenants at the Kenwood Pavilion Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/ S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Sales PSF(4)	Occupancy Cost(4)
LA Fitness(5)	B2/B/NR	42,141	50.9%	$19.50	$821,750	34.4%	6/30/2036	NAV	NAV
Cooper’s Hawk Winery & Restaurant(6)(7)	NR/NR/NR	11,000	13.3	$49.50	$544,500	22.8	12/31/2028	$736	9.1%
PXG Golf(8)	NR/NR/NR	6,296	7.6	$23.34	$146,949	6.2	4/30/2028	NAV	NAV
Genesis Diamonds(9)	NR/NR/NR	4,485	5.4	$37.00	$165,945	7.0	10/31/2029	NAV	NAV
Yardbird Furniture(10)	NR/NR/NR	3,904	4.7	$27.68	$108,063	4.5	7/31/2028	NAV	NAV
Major Tenants		67,826	81.8%	$26.35	$1,787,206	74.9%

Other Tenants		15,041	18.2%	$39.91	$600,259	25.1%

Occupied Collateral Total		82,867	100.0%	$28.81	$2,387,465	100.0%

Vacant Space		0	0.0%

Collateral Total		82,867	100.0%

(1)	Based on underwritten rent roll dated July 16, 2024.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes rent steps through May 2025.
(4)	Sales PSF and Occupancy Cost are based on sales from the trailing 12 months ending in December 2023, as provided by the tenants to the borrowers. Occupancy Cost is based on underwritten base rent and reimbursements and most recently reported sales.
(5)	LA Fitness has one, five-year renewal option remaining. LA Fitness has signed its lease amendment and extension and has commenced paying rent in accordance with its current lease, however, its space is currently closed for renovations. Please see “The Property” section above for further information.
(6)	Cooper’s Hawk has three, five-year renewal options remaining.
(7)	Cooper’s Hawk occupies its space on a ground lease and owns its improvements.
(8)	PXG Golf has one, five-year renewal option remaining.
(9)	Genesis Diamonds has one, five-year renewal option remaining.
(10)	Yardbird Furniture has one, five-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 12 – Kenwood Pavilion
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2024 & MTM	1	1,712	2.1%	$75,328	3.2%	1,712	2.1%	$75,328	3.2%
2025	1	3,452	4.2%	$131,176	5.5%	5,164	6.2%	$206,504	8.6%
2026	1	2,300	2.8%	$89,700	3.8%	7,464	9.0%	$296,204	12.4%
2027	1	3,501	4.2%	$122,535	5.1%	10,965	13.2%	$418,739	17.5%
2028	4	23,076	27.8%	$874,551	36.6%	34,041	41.1%	$1,293,290	54.2%
2029	2	6,685	8.1%	$272,425	11.4%	40,726	49.1%	$1,565,715	65.6%
2030	0	0	0	0	0	40,726	49.1%	$1,565,715	65.6%
2031	0	0	0	0	0	40,726	49.1%	$1,565,715	65.6%
2032	0	0	0	0	0	40,726	49.1%	$1,565,715	65.6%
2033	0	0	0	0	0	40,726	49.1%	$1,565,715	65.6%
2034	0	0	0	0	0	40,726	49.1%	$1,565,715	65.6%
2035 & Beyond(4)	1	42,141	50.9%	821,750	34.4%	82,867	100.0%	$2,387,465	100.0%
Total	11	82,867	100.0%	$2,387,465	100.0%
(1)	Based on the underwritten rent roll dated July 16, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through May 2025 for two tenants totaling $6,936.
(4)	The Kenwood Pavilion Property is 100.0% leased as of July 16, 2024. The largest tenant, LA Fitness, has signed its lease amendment and extension and has commenced paying rent in accordance with its current lease, however, its space is currently closed for renovations. Please see “The Property” section above for further information.

Operating History and Underwritten Net Cash Flow
	2021	2022(1)	2023(1)	TTM 5/31/2024	Underwritten	Per Square Foot	%(2)
Base Rent	$2,518,367	$2,323,085	$2,545,390	$2,653,836	$2,380,529	$28.73	72.4%
Contractual Rent Steps(3)	0	0	0	0	6,936	0.08	0.2
Vacant Income	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$2,518,367	$2,323,085	$2,545,390	$2,653,836	$2,387,465	$28.81	72.6%
Total Reimbursements	775,547	756,240	838,775	841,799	901,468	10.88	27.4
Net Rental Income	$3,293,913	$3,079,325	$3,384,165	$3,495,635	$3,288,932	$39.69	100.0%
Other Income(4)	1,994	0	0	789	789	0.01	0.0
(Vacancy/Credit Loss)(5)	0	0	0	0	(164,447)	(1.98)	(5.0)
Effective Gross Income	$3,295,907	$3,079,325	$3,384,165	$3,496,424	$3,125,275	$37.71	95.0%

Total Expenses(6)	$1,004,295	$990,184	$919,441	$935,063	$923,615	$11.15	29.6%

Net Operating Income	$2,291,612	$2,089,141	$2,464,724	$2,561,361	$2,201,660	$26.57	70.4%

Capital Expenditures	0	0	0	0	15,608	0.19	0.5
TI/LC	0	0	0	0	82,867	1.00	2.7

Net Cash Flow	$2,291,612	$2,089,141	$2,464,724	$2,561,361	$2,103,184	$25.38	67.3%
(1)	The increase in Base Rent and Net Operating Income from 2022 to 2023 was driven, in part, by two new leases (PXG Golf and Yardbird Furniture) with original start dates in December 2022 and March 2023, respectively, comprising in the aggregate approximately 12.3% of net rentable area and 10.7% of underwritten base rent.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Contractual Rent Steps include rent steps for two tenants through May 2025.
(4)	Other Income consists of late fees and miscellaneous tenant fees at the Kenwood Pavilion Property.
(5)	The underwritten economic occupancy is 95.0%. The Kenwood Pavilion Property was 100.0% physically leased based on the July 16, 2024 rent roll.
(6)	The management fee is underwritten to reflect 3.0% of Effective Gross Income and is subordinate to the Kenwood Pavilion Mortgage Loan. The Kenwood Pavilion Property is managed by an affiliate of the borrower sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 12 – Kenwood Pavilion

The Market. The Kenwood Pavilion Property is located along the Montgomery Road commercial corridor in Cincinnati, Ohio, approximately 11.5 miles northeast of the Cincinnati central business district and 24.6 miles northeast of the Cincinnati/Northern Kentucky International Airport. According to the appraisal, the Kenwood Pavilion Property is situated within the primary retail area of Kenwood, with access provided by the heavily traveled Montgomery Road and Interstates 71 and 275. The Kenwood local area is anchored by the Kenwood Town Center super regional mall (situated approximately 0.4 miles northeast of the Kenwood Pavilion Property), which features a Macy’s, Dillard’s, Nordstrom, Cheesecake Factory and Maggiano’s Little Italy.

According to a third-party market research report, within a one-, three- and five-mile radius of the Kenwood Pavilion Property, the average 2023 household income was approximately $125,556, $118,250 and $109,229, respectively; and within the same radii, the 2023 estimated population was 11,266, 61,412 and 156,538, respectively. The United States Census Bureau noted the 2018-2022 State of Ohio’s median household income was $66,990. According to a third-party market research report, the Kenwood Pavilion Property is situated within the Kenwood retail submarket of the Cincinnati – OH retail market. As of July 9, 2024, the submarket reported total retail inventory of approximately 5.6 million square feet with a 6.2% vacancy rate, which has dropped from 10.4% in 2017 and has averaged 8.1% from 2014-2023, and average asking rents of $24.36 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Kenwood Pavilion Property:

Market Rent Summary(1)
Category	Market Rent	Lease Type (Reimbursements)	Rent Increase Projection	Lease Term (Years)	Tenant Improvements (New / Renewal)
Anchor	$20 per square foot	Net	10% mid term	10	$10 / $0
Ground Lease	$225,000 per acre	Net	10% every 5 years	20	$0 / $0
> 3,000 Inline	$35 per square foot	Net	10% mid term	10	$20 / $0
< 3,000 Inline	$45 per square foot	Net	10% mid term	10	$20 / $0
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 13 – 10 Quivira Plaza
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,000,000	Title:	Fee
Cut-off Date Principal Balance:	$18,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.2%	Net Rentable Area (SF):	183,479
Loan Purpose:	Refinance	Location:	Shawnee, KS
Borrower:	10 Quivira Plaza 14 A, LLC	Year Built / Renovated:	1980, 1993, 2002, 2014 / NAP
Borrower Sponsors(1):	Alan C. Fox and The Alan C. Fox Revocable Trust (2007 Restatement) U/A/D 11/15/2007	Occupancy:	91.0%
Interest Rate:	6.86000%	Occupancy Date:	7/16/2024
Note Date:	7/17/2024	4th Most Recent NOI (As of):	$1,720,301 (12/31/2021)
Maturity Date:	8/6/2034	3rd Most Recent NOI (As of):	$1,752,122 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,801,545 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$1,822,360 (TTM 5/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	87.8%
Amortization Type:	Interest Only	UW Revenues:	$3,223,427
Call Protection:	L(24),D(91),O(5)	UW Expenses:	$1,240,524
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$1,982,903
Additional Debt:	No	UW NCF:	$1,830,450
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$29,300,000 / $160
Additional Debt Type:	N/A	Appraisal Date:	6/21/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$98
Taxes:	$200,747	$66,916	N/A	Maturity Date Loan / SF:	$98
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	61.4%
Replacement Reserves:	$0	$5,059	N/A	Maturity Date LTV:	61.4%
TI/LC(3):	$250,000	$7,644	$450,000	UW NCF DSCR:	1.46x
Other Reserves(4):	$85,597	$0	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,000,000	100.0%	Loan Payoff	$16,201,529	90.0%
			Return of Equity	636,811	3.5
			Closing Costs	625,316	3.5
			Upfront Reserves	536,343	3.0
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%
(1)	The borrower sponsors of the 10 Quivira Plaza Mortgage Loan (as defined below) are the same as the borrower sponsors of the Kenwood Pavilion Mortgage Loan.
(2)	The 10 Quivira Plaza Mortgage Loan documents do not require ongoing monthly insurance reserve deposits so long as (i) no event of default is continuing, (ii) the 10 Quivira Plaza Property (as defined below) is covered under a blanket or umbrella policy acceptable to the lender, (iii) the borrower provides the lender with evidence of renewal of such policies and (iv) the borrower provides the lender with paid receipts for payment of the insurance premiums by no later than 10 business days prior to the policy expiration dates.
(3)	The 10 Quivira Plaza Mortgage Loan documents provide that the TI/LC reserve cap will not apply during the continuance of an event of default or a cash trap event period. Additionally, $200,000 of the initial TI/LC reserve deposit is required to only be disbursed for qualified leasing expenses with respect to releasing the Price Chopper premises until the occurrence of an acceptable lease sweep lease event, which, amongst other conditions outlined in the 10 Quivira Plaza Mortgage Loan documents, includes a renewal of not less than five years or a replacement lease with a tenant reasonably acceptable to the lender that extends at least three years beyond the end of the loan term with an initial lease term of at least five years.
(4)	Other Reserves includes (i) approximately $35,597 reserved for gap rent, future rent credits, concessions or abatements under existing leases with Brookside Optical and Club Pilates and (ii) $50,000 reserved for tenant improvements and leasing commissions payable by the borrower under an existing lease with Club Pilates.

The Loan. The 10 Quivira Plaza mortgage loan (the “10 Quivira Plaza Mortgage Loan”) is evidenced by a single promissory note in the original principal balance and Cut-off Date balance of $18,000,000 and is secured by the borrower’s fee interest in an anchored retail shopping center located in Shawnee, Kansas (the “10 Quivira Plaza Property”). The 10 Quivira Plaza Mortgage Loan was originated by Zions Bancorporation, N.A. (“ZBNA”) and proceeds were used to refinance the existing debt securitized in the COMM 2014-CR21 securitization trust, fund upfront reserves, pay closing costs and return

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 13 – 10 Quivira Plaza

approximately $636,811 in borrower sponsor equity. The 10 Quivira Plaza Mortgage Loan accrues interest at a fixed rate of 6.86000% per annum on an Actual/360 basis, has a 10-year term and is interest-only for the entire term.

The Property. The 10 Quivira Plaza Property is a seven-building anchored retail shopping center totaling 183,479 square feet, situated along the Shawnee Mission Parkway commercial corridor in Shawnee, Kansas, approximately 11.7 miles southwest of the Kansas City, Missouri central business district. Combined traffic counts total approximately 43,388 vehicles per day at the 10 Quivira Plaza Property. The buildings were constructed in phases in 1980, 1993, 2002 and 2014. The 10 Quivira Plaza Property spans across an 18.9-acre parcel and is anchored by Price Chopper, which is a regional grocer and has been a tenant since 1980. Additional notable tenants include Ace Hardware, Orange Theory Fitness, Club Pilates, Great Clips and My Best Friend’s Closet, plus several dining options including Five Guys Burgers & Fries, Panda Express, Taco Bell, Starbucks, Jimmy John’s Gourmet Sandwiches, Dairy Queen, Wingstop and Smoothie King. The borrower sponsors completed a total of approximately $490,788 in capital improvement projects since 2019, consisting of $72,444 in partial roof repairs in 2019, $220,611 in parking lot and sidewalk/curb repairs between 2021 and 2023 and $197,733 in other capital repairs, including exterior painting and awning repairs in 2023.

As of July 16, 2024, the 10 Quivira Plaza Property was 91.0% leased to 32 tenants and has averaged 92.5% occupancy from January 2019 through April 2024. No tenant makes up more than 10.5% of the underwritten base rent. The 10 Quivira Plaza Property contains 878 surface parking spaces, resulting in a parking ratio of approximately 4.8 spaces per 1,000 square feet of net rentable area.

Major Tenants. The three largest tenants based on net rentable area at the 10 Quivira Plaza Property are Price Chopper, Ace Hardware and Missie’s Discount Liquors, LLC (“Missie’s”).

Price Chopper (64,736 square feet; 35.3% of NRA; 9.8% of underwritten base rent). Price Chopper is a locally owned regional grocery store chain with over 50 locations in Kansas and Missouri. Price Chopper has been a tenant at the 10 Quivira Plaza Property since 1980. Price Chopper’s space at the 10 Quivira Plaza Property features a bakery, deli, floral department and pharmacy. Price Chopper’s current lease expires in May 2028, with three, five-year extension options remaining and no unilateral termination options. Notably, Price Chopper pays base rent of $3.09 per square foot and percentage rent of 1% of gross sales above $30,000,000 (capped at $65,000 per year) and these rents would be fixed for each of the extension option periods. Price Chopper reported 2023 sales at the 10 Quivira Plaza Property of approximately $393 per square foot, which represents an occupancy cost of 2.5%. The tenant did not pay any percentage rent in 2023.

Ace Hardware (21,000 square feet; 11.4% of NRA; 3.8% of underwritten base rent). Founded in 1924, Ace Hardware is one of the largest retailer-owned hardware cooperatives in the world, with over 5,800 locally-owned and operated hardware stores in approximately 60 countries. Ace Hardware has been a tenant at the 10 Quivira Plaza Property since 1980. Ace Hardware’s current lease expires in October 2025, with one, five-year extension option remaining and no unilateral termination options. Ace Hardware pays base rent $3.69 per square foot and reported 2023 sales at the 10 Quivira Plaza Property of approximately $156 per square foot, which represents an occupancy cost of 6.7%.

Missie’s Discount Liquors, LLC (11,480 square feet; 6.3% of NRA; 10.5% of underwritten base rent). Missie’s has been a tenant at the 10 Quivira Plaza Property since February 2004. Missie’s current lease expires in January 2030 and with no extension or unilateral termination options. Missie’s reported 2023 sales at the 10 Quivira Plaza Property of approximately $454 per square foot, which represents an occupancy cost of 5.6%.

Environmental. The Phase I environmental assessment dated June 24, 2024 identified a recognized environmental condition related to a former dry cleaning facility that was located at the 10 Quivira Plaza Property from 1987 through 1996. The Phase I environmental consultant recommended no further action at the time of origination of the 10 Quivira Plaza Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 13 – 10 Quivira Plaza

The following table presents certain information relating to the historical and current occupancy of the 10 Quivira Plaza Property:

Historical and Current Occupancy(1)
2020	2021	2022	2023	Current(2)
92.8%	93.3%	91.1%	93.1%	91.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of July 16, 2024.

The following table presents certain information relating to the major tenants (of which, certain tenants have co-tenancy provisions) at the 10 Quivira Plaza Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/ S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Sales PSF(4)	Occupancy Cost(4)
Price Chopper(5)	NR/NR/NR	64,736	35.3%	$3.09	$200,000	9.8%	5/31/2028	$393	2.5%
Ace Hardware(6)	NR/NR/NR	21,000	11.4	$3.69	$77,490	3.8	10/31/2025	$156	6.7%
Missie’s Discount Liquors, LLC	NR/NR/NR	11,480	6.3	$18.73	$214,997	10.5	1/31/2030	$454	5.6%
Naomi’s Hallmark	NR/NR/NR	8,200	4.5	$12.36	$101,352	4.9	5/31/2029	$166	11.7%
The Big Biscuit(7)	NR/NR/NR	4,500	2.5	$15.25	$68,625	3.3	7/31/2026	$404	5.5%
Oishi Japanese Bar & Cuisine(8)	NR/NR/NR	4,480	2.4	$14.21	$63,640	3.1	11/30/2026	$230	9.1%
Springfield Music, Inc.(9)	NR/NR/NR	4,000	2.2	$16.50	$66,000	3.2	5/31/2027	NAV	NAV
Vintage Stock Inc.	NR/NR/NR	3,611	2.0	$18.22	$65,792	3.2	3/31/2026	$215	11.6%
Barkery & Bath(10)	NR/NR/NR	3,220	1.8	$24.72	$79,598	3.9	8/31/2028	NAV	NAV
Orange Theory Fitness(11)	NR/NR/NR	3,000	1.6	$33.13	$99,390	4.8	12/31/2029	$285	14.5%
Major Tenants		128,227	69.9%	$8.09	$1,036,886	50.6%

Other Tenants		38,809	21.1%	$26.13	$1,014,260	49.4%

Occupied Collateral Total		167,036	91.0%	$12.28	$2,051,145	100.0%

Vacant Space		16,443	9.0%

Collateral Total		183,479	100.0%

(1)	Based on underwritten rent roll dated July 16, 2024.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes rent steps through July 2025.
(4)	Sales PSF and Occupancy Cost are based on sales from the trailing 12 months ending in December 2023 for all tenants except Oishi Japanese Bar & Cuisine and Orange Theory Fitness, for which only sales from the trailing 12 months ending in December 2022 were available, as provided by the tenants to the borrower. Occupancy Cost is based on underwritten base rent and reimbursements and most recently reported sales.
(5)	Price Chopper has three, five-year renewal options remaining.
(6)	Ace Hardware has one, five-year renewal option remaining.
(7)	The Big Biscuit has one, five-year renewal option remaining.
(8)	Oishi Japanese Bar & Cuisine has one, five-year renewal option remaining.
(9)	Springfield Music, Inc. has one, five-year renewal option remaining.
(10)	Barkery & Bath has one, five-year renewal option remaining.
(11)	Orange Theory Fitness has two, five-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 13 – 10 Quivira Plaza
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	16,443	9.0%	NAP	NAP	16,443	9.0%	NAP	NAP
2024 & MTM	1	1,000	0.5%	$20,870	1.0%	17,443	9.5%	$20,870	1.0%
2025	5	27,820	15.2%	$272,696	13.3%	45,263	24.7%	$293,566	14.3%
2026	6	17,228	9.4%	$313,437	15.3%	62,491	34.1%	$607,003	29.6%
2027	2	6,800	3.7%	$117,464	5.7%	69,291	37.8%	$724,467	35.3%
2028	6	75,339	41.1%	$467,855	22.8%	144,630	78.8%	$1,192,321	58.1%
2029	7	19,729	10.8%	$451,868	22.0%	164,359	89.6%	$1,644,189	80.2%
2030	2	12,820	7.0%	$247,425	12.1%	177,179	96.6%	$1,891,615	92.2%
2031	0	0	0.0%	$0	0.0%	177,179	96.6%	$1,891,615	92.2%
2032	0	0	0.0%	$0	0.0%	177,179	96.6%	$1,891,615	92.2%
2033	1	2,000	1.1%	$50,430	2.5%	179,179	97.7%	$1,942,045	94.7%
2034	1	2,300	1.3%	$62,100	3.0%	181,479	98.9%	$2,004,145	97.7%
2035 & Beyond	1	2,000	1.1%	$47,000	2.3%	183,479	100.0%	$2,051,145	100.0%
Total	32	183,479	100.0%	$2,051,145	100.0%
(1)	Based on the underwritten rent roll dated July 16, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through July 2025 for 21 tenants totaling $54,409.

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM 5/31/2024	Underwritten	Per Square Foot	%(1)
Base Rent	$1,806,487	$1,804,940	$1,862,016	$1,883,847	$1,996,736	$10.88	54.6%
Contractual Rent Steps(2)	0	0	0	0	54,409	0.30	1.5
Vacant Income	0	0	0	0	333,432	1.82	9.1
Gross Potential Rent	$1,806,487	$1,804,940	$1,862,016	$1,883,847	$2,384,577	$13.00	65.2%
Total Reimbursements	1,096,801	1,083,404	1,114,156	1,111,096	1,270,010	6.92	34.8
Net Rental Income	$2,903,288	$2,888,344	$2,976,172	$2,994,943	$3,654,587	$19.92	100.0%
Other Income(3)	4,099	8,639	15,820	16,087	16,087	0.09	0.4
(Vacancy/Credit Loss)(4)	(15,270)	0	0	0	(447,248)	(2.44)	(12.2)
Effective Gross Income	$2,892,117	$2,896,983	$2,991,992	$3,011,029	$3,223,427	$17.57	88.2%

Total Expenses(5)	$1,171,815	$1,144,861	$1,190,447	$1,188,669	$1,240,524	$6.76	38.5%

Net Operating Income	$1,720,301	$1,752,122	$1,801,545	$1,822,360	$1,982,903	$10.81	61.5%

Capital Expenditures	0	0	0	0	60,714	0.33	1.9
TI/LC	0	0	0	0	91,740	0.50	2.8

Net Cash Flow	$1,720,301	$1,752,122	$1,801,545	$1,822,360	$1,830,450	$9.98	56.8%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Contractual Rent Steps include rent steps for 21 tenants through July 2025.
(3)	Other Income includes late fees, signage fees and nominal other miscellaneous income from tenants at the 10 Quivira Plaza Property.
(4)	The underwritten economic occupancy is 87.8%. The 10 Quivira Plaza Property was 91.0% leased based on the July 16, 2024 rent roll. The 2021 Vacancy/Credit Loss includes nominal bad debt related to the COVID-19 pandemic.
(5)	The management fee is underwritten to reflect 3.0% of Effective Gross Income and is subordinate to the 10 Quivira Plaza Mortgage Loan. The 10 Quivira Plaza Property is managed by an affiliate of the borrower sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 13 – 10 Quivira Plaza

The Market. The 10 Quivira Plaza Property is located along the Shawnee Mission Parkway commercial corridor in Shawnee, Kansas, approximately 11.7 miles southwest of the Kansas City, Missouri central business district and 27.7 miles south of the Kansas City International Airport. According to the appraisal, the 10 Quivira Plaza Property can be accessed from nearby residential and commercial areas via the Shawnee Mission Parkway, Interstate 35 and US Highway 69. The area immediately surrounding the 10 Quivira Plaza Property is a mixture of commercial uses supporting the surrounding single and multifamily residences.

According to the appraisal, within a one-, three- and five-mile radius of the 10 Quivira Plaza Property, the average household income was approximately $101,428, $102,604 and $99,080, respectively; and within the same radii, the 2023 estimated population was 10,616, 77,755 and 192,703, respectively. The United States Census Bureau noted the 2018-2022 State of Kansas’ median household income was $69,747. According to a third-party market research report, the 10 Quivira Plaza Property is situated within the Northwest Johnson County retail submarket of the Kansas City – MO retail market. As of July 9, 2024, the submarket reported total retail inventory of approximately 10.3 million square feet with a 3.1% vacancy rate, which has dropped from 8.9% in 2012 and has averaged 6.0% from 2012-2023, and average asking rents of $18.34 per square foot.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 10 Quivira Plaza Property:

Market Rent Summary(1)
Category	Market Rent (PSF)	Lease Type (Reimbursements)	Rent Increase Projection	Lease Term (Years)	Tenant Improvements (New / Renewal)
Anchor	$3.75	NNN	3% per year	10	$2.50 / $1.00
4,000-12,000 SF Space	$15.00	NNN	3% per year	5	$5.00 / $1.50
900-4,000 SF Space	$24.00	NNN	3% per year	5	$5.00 / $1.50
Quick Service Restaurant Space	$27.00	NNN	3% per year	10	$10.00 / $3.00
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 14 – 2067 Anthony Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$15,500,000	Title:	Fee
Cut-off Date Principal Balance:	$15,500,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	1.9%	Net Rentable Area (Units)(3):	52
Loan Purpose:	Refinance	Location:	Bronx, NY
Borrower:	Anthony Residence LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsors:	Boris Babakhanov and Aleksandr Gilkarov	Occupancy(2)(3):	90.4%
Interest Rate:	6.06500%	Occupancy Date:	7/11/2024
Note Date:	7/11/2024	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	8/6/2034	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	96.9%
Amortization Type:	Interest Only	UW Revenues:	$2,025,647
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$247,842
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,777,806
Additional Debt:	No	UW NCF(2):	$1,764,806
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$26,300,000 / $505,769
Additional Debt Type:	N/A	Appraisal Date:	6/4/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$298,077
Taxes:	$1,048	$524	N/A	Maturity Date Loan / Unit:	$298,077
Insurance:	$9,615	$2,404	N/A	Cut-off Date LTV:	58.9%
Replacement Reserve:	$0	$1,083	N/A	Maturity Date LTV:	58.9%
Deferred Maintenance:	$6,250	$0	N/A	UW NCF DSCR(2)(4):	1.85x
Debt Service Reserve:	$252,274	$0	N/A	UW NOI Debt Yield(2):	11.5%
Rent Reserve(1)(2):	$148,224	$0	N/A
Commercial Rent Reserve(3):	$84,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,500,000	100.0%	Payoff Existing Debt	$11,268,032	72.7%
			Return of Equity	3,157,277	20.4
			Closing Costs(5)	573,281	3.7
			Reserves	501,411	3.2
Total Sources	$15,500,000	100.0%	Total Uses	$15,500,000	100.0%
(1)	The 2067 Anthony Avenue Property (as defined below) was 90.4% leased as of July 11, 2024. Boris Babakhanov and Aleksandr Gilkarov entered into a master lease for four vacant units (the “Residential Master Lease”) which would equate to 98.1% occupancy at the 2067 Anthony Avenue Property after giving effect to such master lease. At origination of the 2067 Anthony Avenue Mortgage Loan (as defined below), the borrower deposited $148,224 into a residential rent reserve related to four unleased units at the 2067 Anthony Avenue Property. The Residential Master Lease may be terminated, and the residential rent reserve released, upon the satisfaction of certain conditions, including, but not limited to, (i) no event of default under the 2067 Anthony Avenue Mortgage Loan then exists, (ii) the borrower has provided a certified rent roll with 98.0% occupancy of the residential units, (iii) the borrower has provided the executed leases for four unleased units and (iv) the DSCR (based on trailing one-month income, annualized, and underwritten expenses) is greater than or equal to 1.60x.
(2)	The UW NCF DSCR and UW NOI Debt Yield assume a stabilized underwritten economic vacancy of 3.1%, giving credit to rent payments due under four unleased units that are currently subject to the Residential Master Lease, versus economic vacancy of 9.2% (which assumes actual residential economic vacancy of 9.6% and a 5.0% commercial economic vacancy). Assuming the in-place economic vacancy, the UW NCF DSCR and the UW NOI Debt Yield would be 1.72x and 10.6%, respectively.
(3)	The presented units and occupancy figures represent the 52 multifamily units at the 2067 Anthony Avenue Property and excludes the one ground floor commercial unit. The commercial unit is leased to Luna Daycare Center Corp., which has taken possession of its space and is paying rent, but is not yet open for business. At origination of the 2067 Anthony Avenue Mortgage Loan, the borrower deposited $84,000 into a commercial rent reserve for the related space. Additionally, the borrower sponsors entered into a master lease (the “Commercial Master Lease”) with the borrower for the related commercial space. The Commercial Master Lease may be terminated upon such time that Luna Daycare Center Corp. is (i) in occupancy, (ii) open for business and (iii) paying rent.
(4)	Historical financial information is not available as the 2067 Anthony Avenue Property was completed in 2024.
(5)	Closing Costs includes an interest rate buy-down credit of $155,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 14 – 2067 Anthony Avenue

The Loan. The 2067 Anthony Avenue mortgage loan (the “2067 Anthony Avenue Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $15,500,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 52-unit multifamily property located in the Bronx, New York (the “2067 Anthony Avenue Property”). The 2067 Anthony Avenue Mortgage Loan accrues interest at a rate of 6.06500% per annum. The 2067 Anthony Avenue Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The Property. The 2067 Anthony Avenue Property is a recently constructed 52-unit mid-rise multifamily property developed by the borrower sponsors in 2024. As of July 11, 2024, the 2067 Anthony Avenue Property was 90.4% occupied. The borrower sponsors acquired the site in March 2022 for an allocated purchase price of $350,000. At the time the borrower sponsors acquired the site, the 2067 Anthony Avenue Property was improved with a single-family home. The borrower sponsors subsequently developed the 2067 Anthony Avenue Property for approximately $17.2 million and have a total cost basis, inclusive of approximately $2.0 million in soft costs, of approximately $19.5 million. All units at the 2067 Anthony Avenue Property are studios with 51 of the 52 units marketed as affordable, in the case of certain of the units in connection with the 421-a tax abatement described below. There is one ground floor commercial tenant, Luna Daycare Center Corp., which leases 2,203 square feet under a lease through January 2029. Luna Daycare Center Corp. has taken possession of its space and is paying rent, but is not yet open for business. At origination of the 2067 Anthony Avenue Mortgage Loan, the borrower deposited $84,000 into a commercial rent reserve for the related space. Additionally, the borrower sponsors entered into the Commercial Master Lease with the borrower for the related commercial space. The Commercial Master Lease may be terminated upon such time that Luna Daycare Center Corp. is (i) in occupancy, (ii) open for business and (iii) paying rent.

The 2067 Anthony Avenue Property is expected to benefit from a 35-year 421-a tax abatement from the NYC Department of Housing Preservation & Development, and is required to reserve at least 30% of the units for households earning up to 130% of area median income under affordable housing guidelines. The 421-a tax abatement phases out in the 2058/2059 tax year. The borrower has opted to reserve 98.08% (51 units) of the units at the 2067 Anthony Avenue Property for tenants earning no more than 130% of the area median income. The 421-a tax abatement is expected to provide a (i) 100% tax exemption for the first 25 years and (ii) 98.08% tax exemption for years 26 through 35, with full taxes commencing at the end of the 35th applicable tax year. The 421-a tax abatement is pending approval and the abatement period has not yet started. The full unabated estimated taxes for the 2024/2025 tax year are $233,450 compared to the underwritten taxes of $6,177.

In addition, the borrower sponsors are utilizing the New York City Family Homelessness and Eviction Protection Supplement program (“CityFHEPS”), a rental assistance program administered by the New York City Department of Social Services to help tenants find and keep housing, in order to lease the 2067 Anthony Avenue Property. All tenants at the 2067 Anthony Avenue Property utilize housing vouchers provided under the CityFHEPS. The 2067 Anthony Avenue Mortgage Loan will become fully recourse to the borrower and the guarantors in the event that (a) there is a breach or violation of the CityFHEPS program by the borrower and/or borrower sponsors, (b) the 2067 Anthony Avenue Property does not qualify for the benefits of the CityFHEPS program for any reason, (c) the CityFHEPS program no longer exists or is terminated for any reason by the City of New York and/or (d) if the borrower fails to maintain the 421-a tax exemption.

Environmental. According to the Phase I environmental assessment dated June 13, 2024, there was no evidence of any recognized environmental conditions at 2067 Anthony Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 14 – 2067 Anthony Avenue

The following table presents detailed information with respect to the multifamily units at the 2067 Anthony Avenue Property:

Unit Summary
Unit Type	No. of Units(1)	% of Total	Occupied Collateral Units(1)	% of Units Occupied	Average Unit Size (SF)(1)	Market Rental Rate(2)	Market Rental Rate per SF(2)	Average Rental Rate(1)	Average Rental Rate per SF(1)
Studio – Rent Stabilized	1	1.9%	0	0.0%	372	$3,000	$8.06	$3,000	$8.06
Studio – 130% AMI	51	98.1	47	92.2%	358	$3,088	$8.62	$3,088	$8.62
Total/Wtd. Avg.	52	100.0%	47	90.4%	359	$3,086	$8.61	$3,086	$8.61
(1)	Based on the borrower rent roll dated July 11, 2024.
(2)	Source: Appraisal.

The Market. The 2067 Anthony Avenue Property is located in the Bronx, New York. According to the appraisal, the 2067 Anthony Avenue Property is located in the New York Metro apartment market. According to the appraisal, the New York Metro apartment market has a vacancy rate of approximately 3.5% and average asking rents of $4,122 per unit as of the first quarter of 2024. According to the appraisal, the 2067 Anthony Avenue Property is located in the Bronx County apartment submarket. According to the appraisal, the Bronx County apartment submarket has a vacancy rate of approximately 4.0% and average asking rents of $2,031 per unit as of the first quarter of 2024.

Within the zip code of the 2067 Anthony Avenue Property, the estimated 2023 population is 72,162 and the estimated 2023 average annual household income is $55,719.

The following table presents certain information relating to comparable multifamily rental properties to the 2067 Anthony Avenue Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
2067 Anthony Avenue(2) Bronx, NY	2024 / NAP	90.4%	52	Studio – Rent Stabilized Studio – 130% AMI	372 358	$8.06 $8.62	$3,000 $3,088
548 East 183rd Street Bronx, NY	1912 / 2021	NAV	66	Studio – Market	305	$7.80	$2,378
3168 Villa Avenue Bronx, NY	2023 / NAP	NAV	32	Studio – Market	776	$2.90	$2,249
2415 Arthur Avenue Bronx, NY	2015 / NAP	NAV	31	Studio – Market	895	$2.46	$2,200
810 East 170th Street Bronx, NY	1926 / 2023	NAV	77	Studio – Market	403	$6.51	$2,624
Section 8 Rent Limits	NAP / NAP	NAP	NAP	Studio – Section 8	NAP	NAP	$2,550
CityFHEPS Rent Limits	NAP / NAP	NAP	NAP	Studio – CityFHEPS	NAP	NAP	$3,088
(1)	Source: Appraisal, unless otherwise indicated. Comparables reflect market rate units.
(2)	As provided by the borrower and dated as of July 11, 2024.

The following table presents certain information with respect to the historical and current occupancy of the 2067 Anthony Avenue Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
NAP	NAP	NAP	90.4%
(1)	Historical occupancy is not available as the 2067 Anthony Avenue Property was completed in 2024.
(2)	Current Occupancy is as of July 11, 2024. The borrower sponsors entered into the Residential Master Lease for four vacant units that would equate to 98.1% occupancy at the 2067 Anthony Avenue Property after giving effect to such Residential Master Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 14 – 2067 Anthony Avenue

The following table presents certain information with respect to the underwritten cash flows of the 2067 Anthony Avenue Property:

Underwritten Net Cash Flow(1)
	Underwritten(2)	Per Unit	%(3)
Gross Potential Rent – Residential	$1,925,856	$37,036	92.1%
Gross Potential Rent – Commercial	84,000	1,615	4.0
Gross Potential Rent	$2,009,856	$38,651	96.2%
Utility Reimbursements	80,172	1,542	3.8
Net Rental Income	$2,090,028	$40,193	100.0%
(Vacancy/Credit Loss)	(64,381)	(1,238)	(3.1)
Effective Gross Income	$2,025,647	$38,955	96.9%
Total Expenses	$247,842	$4,766	12.2%
Net Operating Income	$1,777,806	$34,189	87.8%
Total Capex/RR	13,000	250	0.6
Net Cash Flow	$1,764,806	$33,939	87.1%
(1)	The 2067 Anthony Avenue Property was completed in 2024 and historical financial and occupancy information is not available.
(2)	The Underwritten information assumes a stabilized underwritten economic vacancy of 3.1%, giving credit to rent payments due under four unleased units that are currently subject to the Residential Master Lease, versus an economic vacancy of 9.2% (which assumes actual residential economic vacancy of 9.6% and a 5.0% commercial economic vacancy).
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 15 – Falcon & Mallard Heights Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$14,200,000	Title:	Fee
Cut-off Date Principal Balance:	$14,176,204	Property Type – Subtype:	Multifamily – Garden
% of IPB:	1.8%	Net Rentable Area (Units):	396
Loan Purpose:	Refinance	Location:	Dickinson, ND
Borrowers:	Falcon Heights Owner LLC and Mallard Heights Owner LLC	Year Built / Renovated:	2013, 2014 / NAP
Borrower Sponsor:	Matthew B. Lester	Occupancy(1):	93.9%
Interest Rate:	7.79600%	Occupancy Date:	6/13/2024
Note Date:	4/18/2024	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	5/6/2034	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	None	2nd Most Recent NOI (As of)(3):	$1,481,829 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of)(3):	$1,796,107 (TTM 5/31/2024)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.2%
Amortization Type:	Amortizing Balloon	UW Revenues:	$3,536,431
Call Protection:	L(27),D(88),O(5)	UW Expenses:	$1,628,521
Lockbox / Cash Management:	Springing / Springing	UW NOI(3):	$1,907,910
Additional Debt:	No	UW NCF:	$1,789,110
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$26,370,000 / $66,591
Additional Debt Type:	N/A	Appraisal Date:	3/21/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$35,798
Taxes:	$57,607	$28,804	N/A	Maturity Date Loan / Unit:	$31,914
Insurance:	$109,240	$13,655	N/A	Cut-off Date LTV:	53.8%
Immediate Repairs:	$0	$0	N/A	Maturity Date LTV:	47.9%
Replacement Reserves:	$0	$9,900	N/A	UW NCF DSCR:	1.46x
				UW NOI Debt Yield:	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$14,200,000	97.9%	Loan Payoff	$14,053,387	96.9%
Borrower Sponsor Equity	309,333	2.1	Closing Costs	289,099	2.0
			Upfront Reserves	166,847	1.1
Total Sources	$14,509,333	100.0%	Total Uses	$14,509,333	100.0%
(1)	Occupancy includes only the revenue units and thereby excludes four non-residential units encompassing the fitness center, a rental office and maintenance uses.
(2)	The 4th and 3rd Most Recent NOI are not available as the borrower sponsor acquired the Falcon & Mallard Heights Apartments Property (as defined below) in April 2022.
(3)	The increases from 2nd Most Recent NOI to the Most Recent NOI to UW NOI was driven, in part, by an increase in occupancy at the Falcon & Mallard Heights Apartments Property from 76.7% on December 31, 2022 to 93.9% as of June 13, 2024.

The Loan. The Falcon & Mallard Heights Apartments mortgage loan (the “Falcon & Mallard Heights Apartments Mortgage Loan”) is evidenced by a single promissory note with an outstanding balance as of the Cut-off Date of $14,176,204 and is secured by the borrowers’ fee interest in two adjacent, co-managed three-story garden style multifamily properties comprising 396 units, located in Dickinson, North Dakota (collectively, the “Falcon & Mallard Heights Apartments Property”). The Falcon & Mallard Heights Apartments Mortgage Loan was originated by Zions Bancorporation, N.A. (“ZBNA”) and proceeds, along with approximately $309,333 of equity contributed by the borrower sponsor, were used to refinance the existing debt held by CIBC Bank USA, fund upfront reserves and pay closing costs. The Falcon & Mallard Heights Apartments Mortgage Loan accrues interest at a fixed rate of 7.79600% per annum on an Actual/360 basis, has a 10-year original term and is on a 30-year amortization schedule for the full term, with no interest-only period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 15 – Falcon & Mallard Heights Apartments

The Property. The Falcon & Mallard Heights Apartments Property is a 396-unit garden style multifamily development located in Dickinson, North Dakota. Constructed in 2013 and 2014, respectively, the Falcon & Mallard Heights Apartments Property comprises two adjacent, three-story garden style multifamily properties and 26 detached garage buildings on a combined 14.7-acre site. Each of the apartment complexes, Falcon Heights and Mallard Heights, is managed by Princeton Enterprises L.L.C., an affiliate of the borrower sponsor, Matthew B. Lester.

The Falcon & Mallard Heights Apartments Property features a fitness center and unit amenities include a range/oven, refrigerator/freezer, garbage disposal, dishwasher, built-in microwave oven, in-unit washer/dryers and either a private patio or balcony in each unit. The Falcon & Mallard Heights Apartments Property features 227 surface and 399 garage parking spaces, resulting in a parking ratio of approximately 1.6 spaces per unit. Since February 2023, the borrower sponsor completed a total of approximately $209,795 in capital improvement projects, including, but not limited to, appliance, carpet/flooring, air conditioner and door and window upgrades at units within the Falcon & Mallard Heights Apartments Property.

The borrower sponsor acquired the Falcon & Mallard Heights Apartments Property in April 2022 for approximately $21,400,000 and as of May 31, 2022 the occupancy was 62.8%. As of June 13, 2024, the 392 residential units (exclusive of the four non-residential units made up by the fitness center, rental office and maintenance unit) at the Falcon & Mallard Heights Apartments Property reflected a 93.9% physical occupancy rate.

Falcon Heights Apartments Unit Mix(1)(2)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(3)	Average Monthly Rental Rate PSF(3)
Studio	73	36.0%	65	89.0%	450	$637	$1.42
1 Bed 1 Bath - Regular	6	3.0%	6	100.0%	645	$776	$1.20
1 Bed 1 Bath - Island	44	21.7%	44	100.0%	825	$827	$1.00
1 Bed 1 Bath - Horseshoe	74	36.5%	73	98.6%	825	$814	$0.99
1 Bed 1 Bath - Large	6	3.0%	6	100.0%	875	$836	$0.96
Total/Wtd. Avg.	203	100.0%	194	95.6%	686	$757	$1.09
(1)	Based on the underwritten rent roll dated June 13, 2024.
(2)	Excludes four non-residential units encompassing the fitness center, a rental office and maintenance uses.
(3)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the occupied units.

Mallard Heights Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
Studio	45	23.8%	40	88.9%	450	$637	$1.42
Studio Suites	48	25.4%	38	79.2%	550	$747	$1.36
1 Bed 1 Bath - Island	51	27.0%	51	100.0%	825	$853	$1.03
1 Bed 1 Bath - Horseshoe	45	23.8%	45	100.0%	825	$811	$0.98
Total/Wtd. Avg.	189	100.0%	174	92.1%	666	$769	$1.13
(1)	Based on the underwritten rent roll dated June 13, 2024.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the occupied units.

Environmental. The Phase I environmental assessments each dated March 28, 2024 identified no evidence of any recognized environmental conditions at the Falcon & Mallard Heights Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 15 – Falcon & Mallard Heights Apartments

The following table presents certain information relating to the historical and current occupancy of the Falcon & Mallard Heights Apartments Property:

Historical and Current Occupancy(1)
2022	2023	Current(2)
76.7%	97.2%	93.9%
(1)	Historical occupancies are as of December 31 of each respective year. The borrower sponsor acquired the Falcon & Mallard Heights Apartments Property in April 2022 and as such, prior historical information is not available. Occupancy includes only the revenue units and thereby excludes four non-residential units encompassing the fitness center, a rental office and maintenance uses.
(2)	Current occupancy is as of June 13, 2024.

Operating History and Underwritten Net Cash Flow
	2023	TTM 5/31/2024(1)	Underwritten(1)	Per Unit	%(2)
Base Rent	$2,815,017	$3,161,367	$3,362,561	$8,491	93.2%
Vacancy Gross Up	0	0	243,943	616	6.8
Net Rental Income	$2,815,017	$3,161,367	$3,606,504	$9,107	100.0%
Other Income(3)	156,752	173,870	173,870	439	4.8
(Vacancy/Credit Loss)(4)	0	0	(243,943)	(616)	(6.8)
Effective Gross Income	$2,971,769	$3,335,237	$3,536,431	$8,930	98.1%
Total Expenses(5)	$1,489,940	$1,539,130	$1,628,521	$4,112	46.0%
Net Operating Income	$1,481,829	$1,796,107	$1,907,910	$4,818	54.0%
Capital Expenditures/Replacment Reserves	0	0	118,800	300	3.4
Net Cash Flow	$1,481,829	$1,796,107	$1,789,110	$4,518	50.6%
(1)	The increase in Base Rent and Net Operating Income from 2023 to TTM 5/31/2024 to Underwritten was driven, in part, by an increase in occupancy at the Falcon & Mallard Heights Apartments Property from 76.7% on December 31, 2022 to 93.9% as of June 13, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income consists of application, pet and miscellaneous fees at the Falcon & Mallard Heights Apartments Property.
(4)	The underwritten economic occupancy is 93.2%. The Falcon & Mallard Heights Apartments Property was 93.9% physically occupied based on the June 13, 2024 rent roll.
(5)	The management fee is underwritten to reflect 3.0% of Effective Gross Income and is subordinate to the Falcon & Mallard Heights Apartments Mortgage Loan. The Falcon & Mallard Heights Apartments Property is managed by a borrower sponsor affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C28
No. 15 – Falcon & Mallard Heights Apartments

The Market. The Falcon & Mallard Heights Apartments Property is located in Dickinson, Stark County, North Dakota, approximately 9.1 miles north of the Dickinson-Theodore Roosevelt Regional Airport, which features daily nonstop commercial flights to Denver, Colorado. According to the appraisal, the most common employment sectors in Stark County are retail trade, construction, health care and social assistance. Dickinson State University, which is situated approximately 3.3 miles south of the Falcon & Mallard Heights Apartments Property, was founded in 1918 and has an average enrollment of approximately 1,400 students.

According to a third-party market research provider, within a one-, three- and five-mile radius of the Falcon & Mallard Heights Apartments Property, the average household income was approximately $87,587, $93,128 and $95,061, respectively; and within the same radii, the 2023 estimated population was 3,920, 20,733 and 29,593, respectively. The United States Census Bureau noted the 2018-2022 state of North Dakota’s median household income was $73,959. According to a third-party market research report, the Falcon & Mallard Heights Apartments Property is situated within the Dickinson - ND multifamily market, and as of July 23, 2024, the market reported total multifamily inventory of approximately 2,758 units with a 3.7% vacancy rate and average monthly asking rents of $1,095 per unit. The submarket vacancy rate has dropped every year from 12.8% in 2020.

The following table presents certain information relating to comparable multifamily rental properties to the Falcon & Mallard Heights Apartments Property:

Comparable Rental Summary(1)
Property/Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Unit Asking Rent	Unit Rent PSF
Falcon & Mallard Heights Apartments 1275, 1276, 1350, 1351, 1430, & 1431 Mike Street Dickinson, ND	2013, 2014 / NAP	93.9%(2)	396(2)	Studio (Mallard Heights) Studio (Falcon Heights) Studio (Mallard Heights) 1 BR / 1BA Small 1 BR / 1 BA 1 BR / 1 BA Medium 1 BR / 1 BA Large	450 450 550 645 825 825 875	$625 $575 $725 $700 $875 $800 $825	$1.39 $1.28 $1.32 $1.09 $1.06 $0.97 $0.94
Raven Ridge 1053 & 1153 Koch Street Dickinson, ND	2012 / NAP	95.0%	126	1 BR / 1 BA	766	$950	$1.24
Custer Crossing 1541-1763 Carroll Street Dickinson, ND	2013 / NAP	98.0%	107	1 BR / 1 BA	775	$875	$1.13
1119 14th Street W Dickinson, ND	2012 / NAP	93.0%	45	1 BR / 1 BA	660-765	$975 - $1,000	$1.39
Lincoln Meadows Apartments 3372 4th Avenue East Dickinson, ND	2013 / NAP	97.0%	203	1 BR / 1 BA	660 - 672	$975	$1.46
West River at Dickinson 2540 5th Street West Dickinson, ND	2011 / NAP	99.0%	234	Efficiency 1 BR / 1 BA	302 778	$750 $1,024	$2.48 $1.32
West Ridge Apartments 1425 - 1465 Roughrider Boulevard Dickinson, ND	2013 / 2014	99.0%	155	Efficiency 1 BR / 1 BA	758 758-861	$775 $1,030	$1.02 $1.27
(1)	Source: Appraisal, unless otherwise indicated.
(2)

Based on underwritten rent roll dated as of June 13, 2024. Occupancy at the Falcon & Mallard Heights Apartments Property includes only the revenue units and thereby excludes four non-residential units encompassing the fitness center, a rental office and maintenance uses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson – Managing Director	daniel.vinson@barclays.com	(212) 528-8224
Daniel Schmidt - Director	daniel.schmidt@barclays.com	(212) 528-7479
Sammy Hamididdin - Director	sammy.hamididdin@barclays.com	(212) 526-4751
Kara Foley – Vice President	kara.foley@barclays.com	(212) 526-4972
Barclays CMBS Trading
David Kung - Director	david.kung@barclays.com	(212) 528-7374
Peter Taylor - Director	peter.w.taylor@barclays.com	(212) 526-1528
Barclays Securitized Products Syndicate
Brian Wiele – Managing Director	brian.wiele@barclays.com	(212) 412-5780
Sean Foley - Director	sean.foley@barclays.com	(212) 412-5780
Societe Generale CMBS Capital Markets & Banking
Jim Barnard - Director	jim.barnard@sgcib.com	(212) 278-6263
Justin Cappuccino - Director	justin.cappuccino@sgcib.com	(212) 278-6393
Russell Yu – Vice President	russell.yu@sgcib.com	(212) 278-5467
UBS CMBS Capital Markets and Banking
Nicholas Galeone – Managing Director	nicholas.galeone@ubs.com	(212) 713-8832
Siho Ham – Managing Director	siho.ham@ubs.com	(212) 713-1278
Michael Barbieri – Executive Director	michael.barbieri@ubs.com	(212) 713-1181
Goldman Sachs CMBS Capital Markets and Banking
Scott Epperson – Managing Director	scott.epperson@gs.com	(212) 934-2882
Scott Walter – Managing Director	scott.walter@gs.com	(212) 357-8910
Justin Peterson – Vice President	justin.peterson@gs.com	(212) 902-4283
Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye – Managing Director	lainie.kaye@db.com	(212) 250-5270
Daniel Penn - Director	daniel.penn@db.com	(212) 250-5149
Wells Fargo Real Estate Securitization and Capital Markets
Brigid Mattingly – Managing Director	brigid.mattingly@wellsfargo.com	(312) 269-3062
Sean Duffy – Managing Director	sean.duffy@wellsfargo.com	(312) 827-1518
Dan Thomas – Vice President	daniel.p.thomas@wellsfargo.com	(212) 214-2813

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153